UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

USEC INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

USEC Inc.
Two Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817

March 19, 2009

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders to be held on Thursday, April 30, 2009, at 10:00 a.m., Eastern Time, at the Bethesda Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland.

Matters scheduled for consideration at this meeting are (1) the election of ten directors, (2) the approval of the proposed USEC Inc. 2009 Equity Incentive Plan, (3) the approval of the proposed USEC Inc. 2009 Employee Stock Purchase Plan, and (4) the ratification of the appointment of the Company’s independent auditors. The meeting will also provide an opportunity to review with you USEC’s business during the year ended December 31, 2008.

Your vote is important no matter how many shares you own. We encourage you to vote your shares today. You may vote by completing and returning the enclosed proxy card in the postage-paid envelope provided or by using telephone or Internet voting systems. If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We appreciate your continued confidence in the Company and look forward to seeing you at the annual meeting.

Sincerely,

James R. Mellor	John K. Welch
Chairman of the Board	President and Chief Executive Officer

USEC Inc.
Two Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 30, 2009

The Annual Meeting of Shareholders of USEC Inc. will be held on Thursday, April 30, 2009, at 10:00 a.m., Eastern Time, at the Bethesda Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland, for the purpose of considering and voting upon:

1. The election of ten directors for a term of one year;

2. The approval of the proposed USEC Inc. 2009 Equity Incentive Plan;

3. The approval of the proposed USEC Inc. 2009 Employee Stock Purchase Plan;

4. The ratification of the appointment of PricewaterhouseCoopers LLP as USEC’s independent auditors for 2009; and

5. Such other business as may properly come before the meeting or any adjournments thereof.

We are enclosing a copy of the Company’s Annual Report for the year ended December 31, 2008 with this Notice and Proxy Statement.

The record date for determining shareholders entitled to notice of, and to vote at, the meeting was the close of business on March 6, 2009. Please complete and return the enclosed proxy card in the postage-paid envelope provided at your earliest convenience, or use telephone or Internet voting systems to vote your shares.

By Order of the Board of Directors,

Peter B. Saba
Senior Vice President, General Counsel and Secretary

Bethesda, Maryland
March 19, 2009

2009 PROXY STATEMENT

USEC Inc.
Two Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on April 30, 2009

This proxy statement and our Annual Report for
the year ended December 31, 2008 are available at www.edocumentview.com/USU.

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of USEC Inc. of proxies to be voted at USEC Inc.’s (“USEC,” the “Company,” “we,” “us,” or “our”) 2009 Annual Meeting of Shareholders. The meeting will be held at the Bethesda Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland, on April 30, 2009, beginning at 10:00 a.m., Eastern Time. The proxies also may be voted at any adjournments or postponements of the meeting.

This Proxy Statement, proxy card and our Annual Report for the year ended December 31, 2008 are being mailed starting March 20, 2009.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote at the meeting?

The Board set March 6, 2009 as the record date for the meeting. If you were the owner of USEC Inc. common stock at the close of business on March 6, 2009, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name with our transfer agent, Computershare Trust Company, N.A., as a “shareholder of record;”

•	held for you in an account with a broker, bank or other nominee (shares held in “street name” for a “beneficial owner”); and

•	held for you under a USEC employee stock ownership plan with our plan administrator, Computershare Trust Company, N.A., or under the USEC 401(k) plan with our plan administrator, Fidelity (each a “USEC stock ownership plan”).

How many shares must be present to hold the meeting?

A majority of USEC’s outstanding shares of common stock as of the record date, March 6, 2009, must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 111,348,742 shares of USEC common stock outstanding, each entitled to one vote. Your shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voting instructions prior to the meeting.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or nominee holding shares for a beneficial owner does not vote on a particular matter because it does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other nominee is permitted to vote your shares on the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors even if the nominee does not receive voting instructions from you, as these matters are deemed to be routine in nature. Your broker does not have discretionary voting power with respect to the proposal to approve the USEC Inc.

2009 Equity Incentive Plan or on the proposal to approve the USEC Inc. 2009 Employee Stock Purchase Plan, as these matters are deemed to be non-routine.

How do I vote my shares?

You may vote using any of the following methods:

By Mail

If you are a shareholder of record or hold shares through a USEC stock ownership plan, be sure to complete, sign and date the proxy card accompanying this Proxy Statement and return it in the prepaid envelope. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named as proxies in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a beneficial owner whose shares are held of record by a bank, broker or other nominee, be sure to complete, sign and return the voting instruction card received from your nominee.

By Telephone or on the Internet

The telephone and Internet voting procedures established by USEC for shareholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card and following the voice prompts that you hear during the call. By following the voice prompts, you may vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.envisionreports.com/USU. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 10:00 a.m. Eastern Time on April 30, 2009.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you should not separately return your proxy card or voting instruction card.

In Person at the Annual Meeting

Even if you plan to attend the meeting, we encourage you to vote by completing, signing, dating, and returning the enclosed proxy card or by voting using the Internet or telephone so your vote will be counted if you later decide not to attend the meeting. If you decide to change your vote at the meeting, you may do so by voting in person at the meeting. If you choose to vote at the Annual Meeting:

•	If you are a shareholder of record, you may vote by the ballot provided at the meeting.

•	If you hold your shares in “street name,” you must obtain and bring with you to the Annual Meeting a legal proxy from your bank, broker, nominee or other holder of record in order to vote by ballot at the meeting.

•	If you hold your shares through a USEC stock ownership plan, you cannot vote in person at the Annual Meeting. Please vote by signing and dating your proxy card and mailing it in the postage-paid envelope provided or by using the Internet or telephone.

What are my voting choices when voting for director nominees (Item 1) and what vote is needed to elect directors?

In the vote on the election of ten directors to serve until the 2010 Annual Meeting of Shareholders, shareholders may:

•	vote “FOR” all nominees;

•	“WITHHOLD” votes as to all nominees; or

•	“WITHHOLD” votes as to one or more specific nominees.

Directors will be elected by a plurality of the votes cast. This means that the ten nominees who receive the largest number of “FOR” votes cast will be elected as directors. If you “WITHHOLD” authority to vote with respect to any director nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

The Board of Directors recommends that you vote “FOR” each of the director nominees.

What are my voting choices when voting on the proposal to approve the USEC Inc. 2009 Equity Incentive Plan (Item 2) and what vote is needed for approval?

In the vote on the proposal to approve the USEC Inc. 2009 Equity Incentive Plan, shareholders may:

•	vote “FOR” the proposed USEC Inc. 2009 Equity Incentive Plan;

•	vote “AGAINST” the proposed USEC Inc. 2009 Equity Incentive Plan; or

•	“ABSTAIN” from voting on the proposed USEC Inc. 2009 Equity Incentive Plan.

The approval of the proposed USEC Inc. 2009 Equity Incentive Plan requires the “FOR” vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal; provided that the total votes cast on the proposal represent more than 50% of USEC’s outstanding shares of common stock as of the record date. Abstentions will have the same effect as a vote “AGAINST” the approval of the proposed USEC Inc. 2009 Equity Incentive Plan.

The Board of Directors recommends that you vote “FOR” the approval of the proposed USEC Inc. 2009 Equity Incentive Plan.

What are my voting choices when voting on the proposal to approve the USEC Inc. 2009 Employee Stock Purchase Plan (Item 3) and what vote is needed for approval?

In the vote on the proposal to approve the USEC Inc. 2009 Employee Stock Purchase Plan, shareholders may:

•	vote “FOR” the proposed USEC Inc. 2009 Employee Stock Purchase Plan;

•	vote “AGAINST” the proposed USEC Inc. 2009 Employee Stock Purchase Plan; or

•	“ABSTAIN” from voting on the proposed USEC Inc. 2009 Employee Stock Purchase Plan.

The approval of the proposed USEC Inc. 2009 Employee Stock Purchase Plan requires the “FOR” vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal. Abstentions will have the same effect as a vote “AGAINST” the approval of the proposed USEC Inc. 2009 Employee Stock Purchase Plan.

The Board of Directors recommends that you vote “FOR” the approval of the proposed USEC Inc. 2009 Employee Stock Purchase Plan.

What are my voting choices when voting on the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors (Item 4), and what vote is needed to ratify their appointment?

In the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2009, shareholders may:

•	vote “FOR” the ratification;

•	vote “AGAINST” the ratification; or

•	“ABSTAIN” from voting on the ratification.

The ratification of the appointment of the independent auditors requires the “FOR” vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal. Abstentions will have the same effect as a vote “AGAINST” the ratification of the appointment of the independent auditors.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter on the enclosed proxy card. If you just sign and submit your proxy card without marking your vote, your shares will be voted:

•	Item 1: “FOR” each director nominee;

•	Item 2: “FOR” the approval of the proposed USEC Inc. 2009 Equity Incentive Plan;

•	Item 3: “FOR” the approval of the proposed USEC Inc. 2009 Employee Stock Purchase Plan; and

•	Item 4: “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as USEC’s independent auditors for 2009.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted at the meeting by:

•	submitting a properly executed proxy card with a later date, which proxy card is received prior to the date of the Annual Meeting;

•	delivering to the Secretary of USEC, prior to the date of the Annual Meeting, a written notice of revocation bearing a later date than the proxy; or

•	voting in person at the Annual Meeting.

How are proxies solicited and what is the cost?

We have hired Morrow & Co., LLC, located at 470 West Avenue, Stamford, CT 06902, to assist us in soliciting proxies from banks, brokers, and nominees and we will pay Morrow & Co., LLC a fee of approximately $10,000, plus expenses, for these services. We will reimburse banks, brokerage houses, and other institutions, custodians, nominees, and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

Our directors, officers, and employees may also solicit proxies by mail, e-mail, telephone or personal contact. They will not receive additional compensation for these activities.

What is householding?

If you and other residents at your mailing address own shares of USEC stock in “street name,” your broker or bank or other nominee may have notified you that your household will receive only one annual report, proxy statement and Notice of Internet Availability of Proxy Materials for each company in which you hold stock through that broker or bank or other nominee. This practice is known as “householding.” Unless you responded that you did not want to participate in “householding,” you were deemed to have consented to the process. Your broker or bank or other nominee will send one copy of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials to your address. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If you would like to receive your own set of USEC’s future annual report, proxy statement and Notice of Internet Availability of Proxy Materials or if you share an address with another USEC shareholder and together both of you would like to receive only a single set of USEC annual disclosure documents, please contact Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call them at (800) 542-1061. Be sure to indicate your name, the name of your brokerage firm or bank or other nominee, and your account number. Any revocation of your consent to householding will be effective 30 days following its receipt.

If you did not receive an individual copy of this year’s proxy statement, our annual report, or the Notice of Internet Availability of Proxy Materials, we will promptly send a copy to you if you address a written request to USEC Inc., Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817, Attention: Investor Relations or call (301) 564-3238.

ITEM 1. ELECTION OF DIRECTORS

On the nomination of our Board of Directors, James R. Mellor, Michael H. Armacost, Joyce F. Brown, Joseph T. Doyle, H. William Habermeyer, John R. Hall, William J. Madia, W. Henson Moore, Joseph F. Paquette, Jr., and John K. Welch will stand for re-election at the meeting, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified. Each of the nominees presently is a member of our Board.

Unless otherwise directed, shares represented by proxies solicited on behalf of the Board of Directors will be voted for the nominees listed below. All nominees have consented to serve if elected, but if any nominee becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

The principal occupations of and certain other information about the nominees are set forth on the following pages.

The Board recommends a vote FOR the election of these nominees as directors.

NOMINEES FOR DIRECTORS

James R. Mellor	Director since 1998 Age 78

Mr. Mellor retired in 1997 as Chairman and Chief Executive Officer of General Dynamics Corporation, a company engaged in shipbuilding and marine systems, land and amphibious combat systems, information systems, and business aviation businesses, a position he held since 1994. Prior to assuming that position, Mr. Mellor was President and Chief Executive Officer from 1993 to 1994 and was previously President and Chief Operating Officer of General Dynamics. Mr. Mellor served as interim President and Chief Executive Officer of the Company from December 2004 to October 2005. Mr. Mellor also serves on the Board of Trustees of the Scripps Research Institute and the Board of Directors of IDT Corporation.

Michael H. Armacost	Director since 2002 Age 71

Mr. Armacost is a Walter H. Shorenstein distinguished fellow and visiting professor in the Asia/Pacific Research Center at Stanford University. Mr. Armacost served as President and a Trustee of The Brookings Institution from 1995 to 2002. He served as Undersecretary of State for Political Affairs from 1984 to 1989, as U.S. Ambassador to Japan from 1989 to 1993 and to the Philippines from 1982 to 1984. Mr. Armacost also serves on the Board of Directors of AFLAC Inc.

Joyce F. Brown	Director since 1998 Age 62

Dr. Brown is the President of the Fashion Institute of Technology of the State University of New York, a position she has held since 1998. From 1994 to 1997, Dr. Brown was a professor of clinical psychology at the City University of New York, where she previously held several Vice Chancellor positions. From 1993 to 1994, she served as the Deputy Mayor for Public and Community Affairs in the Office of the Mayor of the City of New York. Dr. Brown also serves on the Board of Directors of Polo Ralph Lauren Corporation.

Joseph T. Doyle	Director since 2006 Age 61

Mr. Doyle is a consultant to and a director of several for profit companies and not for profit organizations. From July 2002 through March 2003, he served as Senior Vice President and Chief Financial Officer of Foster Wheeler, Inc. Prior to joining Foster Wheeler, Mr. Doyle was Executive Vice President and Chief Financial Officer of U.S. Office Products from 1998 through 2001, Chief Financial Officer of Westinghouse Electric Company’s Industrial Group from 1996 through 1998, and Chief Financial Officer of Allison Engine Company (now Rolls Royce Allison) from 1994 through 1996.

H. William Habermeyer	Director since 2008 Age 66

Mr. Habermeyer retired in 2006 as President and Chief Executive Officer of Progress Energy Florida, a subsidiary of Progress Energy, Inc., a diversified energy company. Mr. Habermeyer joined Progress Energy predecessor, Carolina Power & Light in 1993 and served as Vice President of Nuclear Services and Environmental Support, Vice President of Nuclear Engineering, and Vice President of the Western Region in North Carolina, before assuming the role of President and Chief Executive Officer of Progress Energy Florida in 2000. Prior to that, Mr. Habermeyer had a 28-year career in the U.S. Navy, retiring as a Rear Admiral. Mr. Habermeyer also serves on the Board of Directors of Raymond James Financial, Inc. and Southern Company.

John R. Hall	Director since 1998 Age 76

Mr. Hall retired in 1997 as Chairman of the Board of Directors of Ashland, Inc., a company engaged in specialty chemicals, lubricants, car-care products, chemical and plastics distribution businesses, a position he held since 1981. Mr. Hall also was Chief Executive Officer of Ashland, Inc. from 1981 to 1996. Mr. Hall was Chairman of the Board of Directors of Arch Coal, Inc. from 1997 to 1998, and a director until 1999.

William J. Madia	Director since 2008 Age 61

Dr. Madia is a vice president at Stanford University responsible for oversight of the SLAC National Accelerator Laboratory, a U.S. Department of Energy national science lab. Dr. Madia retired in 2007 as Executive Vice President of Laboratory Operations of the Battelle Memorial Institute, a non-profit independent research and development organization, where he oversaw the management or co-management of six Department of Energy National Laboratories. Dr. Madia served in that position since 1999. In addition, he was President and CEO of UT-Battelle, LLC, he managed Battelle’s global environmental business, served as president of Battelle Technology International, director of Battelle’s Columbus Laboratories, and corporate vice president and general manager of Battelle’s Project Management Division.

W. Henson Moore	Director since 2001 Age 69

Mr. Moore was President and Chief Executive Officer of the American Forest and Paper Association, the national trade association of the forest, paper and wood products industry, from 1995 to 2006. He was also President of the International Council of Forest Product Associations from 2002 to 2004. Mr. Moore was previously Deputy Secretary of Energy from 1989 to 1992 and in 1992 became Deputy Chief of Staff for President George Bush. From 1975 to 1987 he represented the Sixth Congressional District of Louisiana in the U.S. House of Representatives. Mr. Moore also serves on the Board of Directors of Domtar Corporation.

Joseph F. Paquette, Jr.	Director since 2001 Age 74

Mr. Paquette retired in 1997 as Chairman and Chief Executive Officer of PECO Energy Company, a company engaged in the production, purchase, transmission, distribution, and sale of electricity and the distribution and sale of natural gas, a position he held since 1988. Before that, Mr. Paquette held positions with Consumers Power Company as President, and Senior Vice President and Chief Financial Officer, and with Philadelphia Electric Company as Chief Financial Officer. Mr. Paquette also serves on the Board of Directors of CMS Energy Corporation.

John K. Welch	Director since 2005 Age 58

Mr. Welch has been President and Chief Executive Officer since October 2005. Prior to joining USEC, he served as a consultant to several government and corporate entities. He was Executive Vice President and Group Executive, Marine Systems at General Dynamics Corporation from March 2002 to March 2003, and Senior Vice President and Group Executive, Marine Systems from January 2000 to March 2002. Prior to that, Mr. Welch held several executive positions over a ten-year period at General Dynamic’s Electric Boat Corporation, including President from 1995 to 2000. Mr. Welch currently serves on the Board of Directors of Battelle Memorial Institute, the U.S. Naval Academy Foundation and Precision Custom Components Inc.

GOVERNANCE OF THE COMPANY

Governance Information

Our Governance Guidelines

The Board of Directors recognizes that good corporate governance is an important means of protecting the interests of USEC’s shareholders, employees, customers, and the community. We have adopted Governance Guidelines, which serve as principles addressing the role of the Board of Directors in the areas of fiduciary oversight, independence, evaluation of the chief executive officer, and succession planning. The Governance Guidelines also set standards relating to the composition and operation of the Board of Directors and its committees, including standards relating to the selection and qualification of directors, evaluation of the Board and its committees, and director education. The Governance Guidelines are administered by the Board’s Nominating and Governance Committee, which regularly reviews director criteria and qualifications, and leads the performance assessments of the Board and its Committees. The Board annually assesses the adequacy and effectiveness of its Governance Guidelines. Copies of the current Governance Guidelines are available on our website at www.usec.com or upon written request, addressed to the Secretary, USEC Inc. at Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817.

Executive Sessions of Non-Management Directors

Our Governance Guidelines contemplate that non-management directors meet regularly in executive session. During 2008, the non-management directors met without management at regularly scheduled executive sessions, and Michael Armacost, Chairman of the Nominating and Governance Committee, presided at these executive sessions.

Communications with the Board of Directors

The Board has an established process to receive communications from shareholders and other interested parties. This process has been approved by a majority of the independent directors. Shareholders and other interested parties may contact the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group, by mail or electronically. To communicate with the Board of Directors, the presiding director for executive sessions of the non-management directors, or the non- management directors as a group, correspondence should be addressed to such recipient or recipients in care of USEC’s Secretary at the following address: c/o Secretary, USEC Inc., Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817.

To communicate electronically with the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group, shareholders should go to our website at www.usec.com. Under the Corporate Governance section, you will find a link to the e-mail address for writing an electronic message to the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group.

Director Independence

The New York Stock Exchange (“NYSE”) listing standards require that the boards of listed companies have a majority of independent directors and that audit, nominating and governance, and compensation committee members must all be independent as affirmatively determined by the Board. At its February 2009 meeting, after reviewing the NYSE standards of independence, the Board of Directors affirmatively determined that the following seven directors were independent: Mr. Armacost, Dr. Brown, Mr. Doyle, Mr. Habermeyer, Mr. Hall, Mr. Moore and Mr. Paquette. The basis for these determinations was that each of these seven directors (other than Mr. Habermeyer) had no relationships with the Company other than being a director and/or shareholder of the Company. The Board determined that Mr. Habermeyer had no material relationships with the Company, taking into consideration his service on the board of directors of Southern Company, a customer of USEC. All of the members of the Company’s Audit and Finance, Nominating and Governance, and Compensation committees are independent.

Criteria for Board Membership

The Nominating and Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. This assessment includes the consideration of each director’s, or each nominee’s, business background, experience and capabilities complementary to other directors’ experience and capabilities, financial acumen, experience with government, willingness and ability to devote adequate time to the Company, integrity, and any other factor deemed appropriate, all in the context of an assessment of the perceived needs of the Board at that point in time. In addition, the Board considers the diversity of its members when considering a candidate.

The Nominating and Governance Committee identifies potential nominees by asking current directors to notify the Committee if they become aware of persons meeting the criteria described above, who might be available to serve on the Board. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described below, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Director Nominations by Shareholders

The Nominating and Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating and Governance Committee, a shareholder must comply with notification requirements in USEC’s bylaws. The bylaws require, among other things, that a shareholder must submit the recommendation in writing and must include the following information:

•	the name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating and Governance Committee and nominated by the Board.

Under our bylaws, a shareholder’s nomination for director must be delivered to the Company’s Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting, unless the date of the next annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be received not later than the tenth day following the day on which notice of the meeting is mailed or public disclosure of the date of the annual meeting is made. Accordingly, shareholder nominations for director must be received by the Company between December 31, 2009 and January 30, 2010, in order to be considered timely, unless the Company gives notice that the date of the annual meeting is more than 30 days before, or more than 60 days after, April 30, 2010.

Code of Business Conduct

USEC has a Code of Business Conduct, applicable to all of our directors, officers and employees, that provides a summary of the standards of conduct that are at the foundation of our business operations. The code of business conduct states that we conduct our business in strict compliance with all applicable laws and addresses other important matters such as conflicts of interest and how violations of the code may be reported and will be handled. Each director, officer and employee must read the code of business conduct and sign a form stating that he or she has read, understands and agrees to comply with the code of business conduct. Our Business Conduct Committee is responsible for monitoring performance under the code of business conduct and for addressing any issues that arise with respect to the code. A copy of the code of business conduct is available on our website at www.usec.com or upon written request, addressed to the Secretary, USEC Inc. at Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817.

Transactions with Related Persons

The Board has adopted a policy and procedures for review, approval or ratification of transactions involving the Company and “related persons” (the Company’s directors and executive officers and shareholders owning five percent or greater of the Company’s outstanding stock, or their immediate family members). The policy covers any related person transaction that meets the minimum threshold for disclosure under the relevant SEC rules or that is otherwise referred to the Board for review. This generally includes transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest. Under this policy, related person transactions must be approved by the Nominating and Governance Committee, although the Chairman of the Board may direct that the full Board review specific transactions. The transaction must be approved in advance whenever feasible and, if not feasible, must be ratified at the Nominating and Governance Committee’s next meeting. In determining whether to approve or ratify a related person transaction, the Nominating and Governance Committee will take into account all factors it deems appropriate, including: whether the subject matter of the transaction is available from other non-affiliated sources; whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party; the extent of the related person’s interest in the transaction; and whether the transaction is in the best interests of the Company.

Management is responsible for the development and implementation of processes and controls to ensure that related person transactions are identified and that disclosure is made as required by law. To that end, currently we annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions.

Corporate Governance Information

Shareholders will find information about our corporate governance practices on our website at www.usec.com. Our website contains information about our Board of Directors, Board committees, current copies of our bylaws and charter, committee charters, Code of Business Conduct and Governance Guidelines. Shareholders may obtain, without charge, hard copies of the above documents by writing to the Secretary, USEC Inc. at Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817.

Board and Committee Membership

Pursuant to the Delaware General Corporation Law, under which USEC is organized, our business, property, and affairs are managed under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials prepared for them by management, by participating in meetings of the Board and its committees and by other means.

It is the Board’s policy that all directors attend the annual meeting. We had ten directors at the time of the 2008 Annual Meeting, all of whom attended the 2008 Annual Meeting.

During 2008, the Board of Directors held eight regular meetings and no special meetings. All directors attended 75% or more of the Board of Directors’ meetings and meetings of the committees on which they served. The average attendance of all directors at all Board and committee meetings in 2008 was 95%.

During 2008, the Board had designated five committees, each identified in the table below. All five committees are composed entirely of non-employee directors. The Board has adopted a written charter for each of these committees. The full text of each charter is available on the Company’s website located at www.usec.com.

The table below sets forth the membership of these committees as of March 6, 2009 and the number of meetings held in 2008:

Regulatory and
	Audit and				Nominating and		Government		Technology and
	Finance		Compensation		Governance		Affairs		Competition
Director	Committee		Committee		Committee		Committee		Committee

James R. Mellor							X
Michael H. Armacost	X				X	*
Joyce F. Brown			X		X
Joseph T. Doyle	X		X
H. William Habermeyer			X						X
John R. Hall			X	*	X
William J. Madia							X		X	*
W. Henson Moore	X						X	*
Joseph F. Paquette, Jr.	X	*							X
Number of Meetings in 2008	7		6		5		5		4

*	Chairman

The functions performed by our five standing committees are described below.

Audit and Finance Committee

The Audit and Finance Committee represents and assists the Board with the oversight of: the integrity of the Company’s financial statements and internal controls, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function, and the performance of the independent auditors. In addition, the Committee is responsible for appointing, overseeing and terminating the Company’s independent auditors, and reviewing the Company’s accounting processes, financial controls, reporting systems, and the scope of the audits to be conducted. The Committee is also responsible for advising the Board regarding significant financial matters. The Committee meets regularly in executive session with the Company’s independent auditors and with the Company’s internal auditors.

The Board has determined that each member of the Audit and Finance Committee is an “independent director” in accordance with NYSE listing standards. Under the NYSE listing standards, all audit committee members must be “financially literate,” as that term is determined by the Board in its business judgment. Further, under the Securities and Exchange Commission’s (the “SEC”) rules, the Board must determine whether at least one member of the audit committee is an “audit committee financial expert,” as defined by the SEC’s rules. The Board has determined that all members of the Audit and Finance Committee are “financially literate” and that Mr. Paquette and Mr. Doyle qualify as “audit committee financial experts.”

Compensation Committee

The Compensation Committee’s responsibilities include annually reviewing the performance of the Chief Executive Officer and other senior management; overseeing and administering the Company’s executive compensation program and advising and making recommendations to the Board with respect thereto; and

reviewing, overseeing and evaluating overall compensation programs and policies for the Company and its employees and making recommendations to the Board. The Compensation Committee is also responsible for periodically reviewing compensation for non-employee directors and making recommendations to the Board. The Compensation Committee also establishes annual performance objectives under the Company’s incentive programs and oversees administration of employee benefit plans. Additional information on the processes and procedures for consideration of executive and director compensation are addressed in the Compensation Discussion and Analysis.

The Board has determined that each member of the Compensation Committee is an “independent director” in accordance with NYSE listing standards.

Nominating and Governance Committee

The functions of the Nominating and Governance Committee include the following: identifying and recommending to the Board individuals qualified to serve as directors of the Company; recommending to the Board directors to serve on committees of the Board; advising the Board with respect to matters of Board composition and procedures; developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and overseeing the annual evaluations of the Chief Executive Officer, the Board and its committees. The Nominating and Governance Committee will consider director candidates recommended by shareholders in accordance with the procedures previously described under “Governance Information — Director Nominations by Shareholders.” In addition, the Nominating and Governance Committee is responsible for reviewing the Company’s Code of Business Conduct and overseeing the Company’s processes for monitoring compliance, and for reviewing and approving all transactions between the Company and any related person under the Company’s related person transaction policy previously described.

The Board has determined that each member of the Nominating and Governance Committee is an “independent director” in accordance with NYSE listing standards.

Regulatory and Government Affairs Committee

The Regulatory and Government Affairs Committee’s responsibilities include monitoring the Company’s compliance with regulatory requirements, overseeing the Company’s initiatives with and involving various agencies of the United States government and applicable State governments, and advising the Board on regulatory and other governmental considerations in the Board’s deliberations and decision-making processes.

Technology and Competition Committee

The Technology and Competition Committee’s responsibilities include providing oversight and guidance to management with respect to the Company’s technology initiatives, with a focus on the potential technological advances and technological risk related to the Company’s centrifuge technology, informing the Board of significant energy policy developments and developments in enrichment technology, monitoring competition and market demand in the enrichment industry, monitoring the protection of the Company’s intellectual property and monitoring issues with respect to the Company’s information technology.

Compensation of Directors

Standard Non-Employee Director Compensation Arrangement

Annual compensation for non-employee directors covers service for the one-year term commencing at the annual meeting. The compensation is unchanged for the 2009 — 2010 term. Mr. Welch, President and Chief Executive Officer, did not receive separate compensation for his Board activities in 2008.

During the 2008 — 2009 term, non-employee directors received an annual retainer of $200,000, consisting of $80,000 in cash and restricted stock units with a value of $120,000 under the USEC Inc. 1999 Equity Incentive Plan. The restricted stock unit portion of the annual retainer was increased in 2008 for the

2008-2009 term by $20,000 from $100,000. These restricted stock units will vest one year from the date of grant, however, vesting is accelerated upon (1) the director attaining eligibility for retirement, (2) termination of the director’s service by reason of death or disability, or (3) a change in control. No separate meeting fees are paid. The chairman of the Audit and Finance Committee receives an annual chairman’s fee of $20,000 in cash, the chairman of the Compensation Committee receives an annual chairman’s fee of $10,000 in cash, and the chairman of each other committee receives an annual chairman’s fee of $7,500 in cash. Directors have the option to receive their cash fees in restricted stock units. A director who elects to receive their cash fees in restricted stock units will receive an incentive payment of restricted stock units equal to 20% of the portion of the cash fees that the director elects to take in restricted stock units in lieu of cash. These incentive restricted stock units will vest in equal annual installments over three years from the date of grant, however, vesting is accelerated upon (1) the director attaining eligibility for retirement, (2) termination of the director’s service by reason of death or disability, or (3) a change in control. All fees are payable at the beginning of the term. Settlement of restricted stock units granted to non-employee directors is made in shares of USEC stock upon the director’s retirement or other end of service. All non-employee directors are reimbursed for any reasonable expenses incurred in connection with their duties as directors of the Company.

Director Deferred Compensation Plan

Directors also have the option to defer all or a portion of their cash fees into the USEC Inc. Director Deferred Compensation Plan. This plan is intended to be a non-qualified deferred compensation plan that complies with the regulations of Section 409A of the Internal Revenue Code of 1986, as amended. Participants in the plan may defer up to a maximum of 100% and a minimum of 5% of cash director fees. A director may receive a distribution from the plan upon a qualifying distribution event such as a separation from service, disability, death, or in-service distribution, change in control or an unforeseeable emergency all as defined in the plan. Distributions from the plan will be made in cash in a lump sum, annual installments, or a combination of both, in the manner elected by the director and provided for in the plan. During 2008, no directors participated in the plan.

Arrangement with James R. Mellor

James R. Mellor, Chairman of the Board, receives an annual chairman’s fee of $100,000 in cash in connection with his duties as Chairman of the Board. This is in addition to the annual compensation payable to all non-employee directors. In 2008, Mr. Mellor elected to receive all fees, including his annual chairman’s fee, in restricted stock units in lieu of cash and was eligible to receive an incentive payment of restricted stock units equal to 20% of the cash fees that he elected to take in restricted stock units in lieu of cash.

Director Stock Ownership Guidelines

In order to more closely align directors’ interests with the interests of shareholders, directors are required to hold 25,000 shares of Company common stock. As an incentive to take more of their compensation in the form of Company stock, directors are eligible to receive incentive restricted stock units described above under “Standard Non-Employee Director Compensation Arrangement.”

Director Compensation in Fiscal Year 2008

	Fees Earned or	Stock
Name	Paid in Cash(1)	Awards(2)(3)	Total

James R. Mellor	—	$336,000	$336,000
Michael H. Armacost	$87,500	$120,000	$207,500
Joyce F. Brown	$80,000	$120,000	$200,000
Joseph T. Doyle	—	$216,000	$216,000
H. William Habermeyer	$96,658	$140,822	$237,480
John R. Hall	—	$228,000	$228,000
William J. Madia	$105,719	$140,822	$246,541
W. Henson Moore	$87,500	$120,000	$207,500
Joseph F. Paquette, Jr.	—	$240,000	$240,000

(1)	The amounts shown in the Fees Earned or Paid in Cash column include the following:

•	Annual Retainers: Cash paid in 2008 to Mr. Armacost, Dr. Brown, Mr. Habermeyer, Dr. Madia, and Mr. Moore for $80,000 cash portion of annual retainers for the 2008 — 2009 term. Mr. Mellor, Mr. Doyle, Mr. Hall, and Mr. Paquette elected to take all fees in restricted stock units in lieu of cash as shown in the Stock Awards column. Cash paid in 2008 to Mr. Habermeyer and Dr. Madia for $16,658 cash portion of pro-rated annual retainer for the 2007-2008 term. Mr. Habermeyer and Dr. Madia joined the Board in February 2008.

•	Committee Chairman’s Fees: Cash paid in 2008 to Mr. Armacost, Dr. Madia and Mr. Moore for annual committee chairman’s fees of $7,500 for the 2008 — 2009 term. Cash paid in 2008 to Dr. Madia for $1,561 pro-rated committee chairman’s fee for the 2007-2008 term.

(2)	The amounts shown in the Stock Awards column represents the compensation cost recognized by USEC in 2008 related to stock awards to directors, computed in accordance with Statement of Financial Accounting Standards No. 123 — Revised 2004, “Share Based Payment” (SFAS No. 123(R)) and do not reflect whether the director has actually realized a financial benefit from the award. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

Mr. Mellor, Mr. Doyle, Mr. Hall and Mr. Paquette elected to take all fees in restricted stock units in lieu of cash and so amounts include $200,000 annual retainer for the 2008-2009 term, chairman fees, and incentive restricted stock units. Amount for Mr. Armacost, Dr. Brown, Mr. Habermeyer, Dr. Madia and Mr. Moore includes $120,000 annual retainer payable in restricted stock units. Amount for Mr. Habermeyer and Dr. Madia includes $20,822 pro-rated annual retainer payable in restricted stock units for the 2007-2008 term. The amounts shown in the Stock Awards column for each of the non-employee directors includes the following grants of restricted stock units, which have the following grant date fair value, calculated using the closing price of USEC’s common stock on the date of grant in accordance with SFAS No. 123(R):

		Number of
		Restricted	Grant Date
Name	Grant Date	Stock Units	Fair Value

James R. Mellor	05/06/08	64,245	$336,000
Michael H. Armacost	05/06/08	22,945	$120,000
Joyce F. Brown	05/06/08	22,945	$120,000
Joseph T. Doyle	05/06/08	41,300	$216,000
H. William Habermeyer	02/08/08	2,666	$20,822
	05/06/08	22,945	$120,000
John R. Hall	05/06/08	43,595	$228,000
William J. Madia	02/08/08	2,666	$20,822
	05/06/08	22,945	$120,000
W. Henson Moore	05/06/08	22,945	$120,000
Joseph F. Paquette, Jr.	05/06/08	45,889	$240,000

The aggregate number of stock awards, including shares of restricted stock and restricted stock units, outstanding at December 31, 2008 for each of the non-employee directors are as follows:

Number of Shares of
Restricted Stock or
Name	Restricted Stock Units

James R. Mellor	262,793
Michael H. Armacost	56,487
Joyce F. Brown	75,681
Joseph T. Doyle	52,806
H. William Habermeyer	25,611
John R. Hall	163,202
William J. Madia	25,611
W. Henson Moore	63,884
Joseph F. Paquette, Jr.	106,601

(3)	No stock option grants were made to directors in 2008 and all prior stock option grants to directors had been fully expensed prior to 2008. The following table shows the number of stock options held by each non-employee director as of December 31, 2008, all of which are immediately exercisable:

Number of Securities
Underlying
Name	Unexercised Options

James R. Mellor	211,876
Michael H. Armacost	16,750
Joyce F. Brown	17,250
Joseph T. Doyle	1,227
John R. Hall	47,222
W. Henson Moore	10,500
Joseph F. Paquette, Jr.	17,250

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 6, 2009, the beneficial ownership of the Company’s common stock for the following persons: (a) all shareholders known by the Company to beneficially own more than 5% of the common stock; (b) each of the Company’s directors; (c) the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly paid executive officers of the Company serving as executive officers at December 31, 2008; and (d) all of the Company’s directors and executive officers as a group. Unless otherwise indicated in the table, each person has the sole power to vote and dispose of the shares reported as beneficially owned by such person. Certain information in the table is based on information contained in filings made by the beneficial owner with the SEC.

	Common Stock
	Beneficially Owned(1)
Name of Beneficial Owner	Shares Owned		Percent of Class

FMR LLC(2) 82 Devonshire Street Boston, Massachusetts 02109	12,701,820		8.0%
Tradewinds Global Investors, LLC(3) 2049 Century Park East, 20th Floor Los Angeles, California 90067	12,018,278		10.8%
Donald Smith & Co., Inc.(4) 152 West 57th Street New York, New York 10019	11,108,700		10.0%
SouthernSun Asset Management(5) 600 Poplar Avenue, Suite 220 Memphis, Tennessee 38119	8,209,379		7.4%
Dimensional Fund Advisors LP(6) 6300 Bee Cave Road Austin, Texas 78746	7,367,590		6.6%
Directors
Michael H. Armacost	74,552	(7)	*
Joyce F. Brown	69,934	(7)	*
Joseph T. Doyle	42,181	(7)	*
H. William Habermeyer	35,611	(7)	*
John R. Hall	212,424	(7)	*
William J. Madia	2,666	(7)	*
James R. Mellor	475,669	(7)	*
W. Henson Moore	74,384	(7)	*
Joseph F. Paquette, Jr.	142,659	(7)	*
Officers
John K. Welch	1,007,226	(7)	*
John C. Barpoulis	291,552	(7)	*
Philip G. Sewell	465,639	(7)	*
Robert Van Namen	373,816	(7)	*
W. Lance Wright	249,905	(7)	*
Directors and all executive officers as a group (21 persons)	4,067,898	(8)	3.6%

*	Less than 1%

(1)	For purposes of computing the percentage of outstanding shares beneficially owned by each person, the number of shares owned by that person and the number of shares outstanding includes shares as to which such person has a right to acquire beneficial ownership within 60 days (for example, through the exercise of stock options or conversion of securities), in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(2)	According to the Schedule 13G/A filed with the SEC by FMR LLC and Edward C. Johnson 3d on February 17, 2009, the beneficial owner of 11,524,135 shares of the Company’s common stock is Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, and the beneficial owner of the remaining 1,177,685 shares is Pyramis Global Advisors, LLC, a wholly owned subsidiary of FMR LLC. The Schedule 13G/A states that the number of shares of common stock owned by the investment companies includes 2,482,435 shares of common stock resulting from the assumed conversion of $29,680,000 principal amount of the Company’s 3% convertible senior notes due October 1, 2014 (83.64 shares of common stock for each $1,000 principal amount of notes), and so in calculating the percentage of the class owned by FMR LLC we have assumed the conversion of the entire $575,000,000 principal amount of the Company’s 3% convertible senior notes. The predominant owners of Class B shares of common stock of FMR LLC representing 49% of the voting power of FMR LLC are members of the Edward C. Johnson 3d family. The Schedule 13G/A states that FMR LLC has sole voting power with respect to 1,177,685 shares and sole dispositive power with respect to 12,701,820 shares. For additional information on FMR LLC’s beneficial ownership please see the Schedule 13G/A.

(3)	The Schedule 13G/A filed on February 13, 2009 with the SEC by Tradewinds Global Investors, LLC states that it has sole power to vote 8,654,841 shares and sole power to dispose of 12,018,278 shares. Tradewinds Global Investors, LLC states in its Schedule 13G/A that all securities reported therein are owned by its clients.

(4)	The Schedule 13G filed on February 11, 2009 with the SEC by Donald Smith & Co., Inc. states that it has sole power to vote 8,455,962 shares and sole power to dispose of 11,108,700 shares. Donald Smith & Co., Inc. states in its Schedule 13G that all securities reported therein are owned by its advisory clients, no one of which, to its knowledge, owns more than 5% of the class of securities.

(5)	The Schedule 13G/A filed on January 12, 2009 with the SEC by Michael W. Cook Asset Management, Inc. d/b/a SouthernSun Asset Management states that it has the sole power to vote 7,531,819 shares and the sole power to dispose of 8,209,379 shares.

(6)	The Schedule 13G/A filed on February 9, 2009 with the SEC by Dimensional Fund Advisors LP states that it has sole power to vote 7,189,428 shares and sole power to dispose of 7,367,590 shares. Dimensional Fund Advisors states in its Schedule 13G/A that all securities reported therein are owned by its funds, no one of which, to its knowledge, owns more than 5% of the class of securities. In its Schedule 13G/A, Dimensional Fund Advisors disclaims beneficial ownership of all such securities.

(7)	Includes shares subject to options granted pursuant to the USEC Inc. 1999 Equity Incentive Plan exercisable, as of March 6, 2009, or within 60 days from such date as follows: Mr. Armacost 16,750; Dr. Brown 17,250; Mr. Doyle 1,227; Mr. Hall 47,222; Mr. Mellor 211,876; Mr. Moore 10,500; Mr. Paquette 17,250; Mr. Welch 347,563; Mr. Barpoulis 89,785; Mr. Sewell 280,606; Mr. Van Namen 160,830; and Mr. Wright 83,312. Also includes restricted stock units that can be converted into USEC common stock within 60 days from March 6, 2009 as follows: Mr. Armacost 31,960; Dr. Brown 8,863; Mr. Doyle 10,954; Mr. Habermeyer 25,611; Mr. Hall 64,356; Dr. Madia 2,666; Mr. Mellor 91,016; Mr. Moore 31,960; and Mr. Paquette 52,172.

(8)	Includes 1,372,172 shares subject to options granted pursuant to the USEC Inc. 1999 Equity Incentive Plan exercisable as of March 6, 2009, or within 60 days from such date. Includes 320,051 restricted stock units that can be converted into USEC common stock within 60 days from March 6, 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish us with copies of the reports. We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, except as follows, we believe that all required Section 16(a) reports were timely filed in 2008: Stephen S. Greene and J. Tracy Mey, executive officers, both filed an amended Form 4 on March 6, 2008 which corrected the number of shares of restricted stock granted to them that was reported on their Form 4 filed on March 5, 2008. Joseph F. Paquette, Jr., a director, filed an amended Form 4 on May 22, 2008 which included the late reporting of restricted stock units which had been omitted from his Form 4 filed on May 7, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of USEC’s executive compensation programs and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. USEC specifically cautions investors not to apply these statements to other contexts.

Executive Summary

USEC is a global energy company that currently operates the only uranium enrichment plant in the United States. We are in the midst of a critical transition period for our enrichment business as we move from the older gaseous diffusion enrichment technology to the advanced technology of the American Centrifuge through our deployment of the American Centrifuge Plant (“ACP”). The transition period has several challenges and opportunities and during this period our ability to attract, motivate and retain employees and executives with the requisite skills and experience to meet these challenges is essential to our success and to the creation of long-term value for our shareholders. In recognition of this, in February 2008, the Compensation Committee determined to reposition overall total direct compensation for certain executives for 2008 to approximately the 75th percentile of the market. This included an increase in base salary levels and annualized target levels of restricted stock and nonqualified stock options for 2008. These changes are discussed more fully below in “Elements of Executive Compensation — Total Direct Compensation.” However, in early 2009, as part of the Company’s cash conservation efforts, steps were taken to limit executive compensation as more fully described below.

USEC began 2008 with a business plan focused on retiring or mitigating a number of key risks that faced the business and getting us to the next step with respect to the American Centrifuge program. At the beginning of 2008, when the annual performance goals were set, the financial outlook for 2008 included projected net income for the year in a range of $25 to $45 million, projected gross profit margin for 2008 of roughly 13% to 14%, and projected cash flows used by operations for the year of $60 to $80 million. As reported in our Annual Report on Form 10-K for the year ended December 31, 2008, we ended 2008 with net income of approximately $49 million and a gross profit margin of 14.2%, which exceeded the high end of the range for both items, notwithstanding greater than expected increases in costs of production that were seen in 2008. Management was also successful in its efforts to control selling, general and administrative (SG&A) expense at just below our initial forecast of $55 million. However, on the cash side, our business was severely impacted by rising costs for electric power (which makes up 70-75% of our cost of production), which are largely outside of management’s control. We ended 2008 with cash flow used by operations of approximately $105 million. This was unfavorable compared to our initial outlook and our annual incentive award target. However, management initiated efforts in 2008 that although they had a negative impact on 2008 cash flow were value-adding. For example, the Company’s early repurchase in 2008 of notes due in January 2009 had a negative cash impact in 2008 but yielded net savings of approximately $2 million. As more fully described below under “Elements of Executive Compensation — Annual Incentive,” adjustments were made in calculating cash flow for purposes of determining 2008 annual incentive awards in order not to penalize management for these efforts.

USEC management also achieved a number of key business objectives in 2008, including (1) progress in our efforts with respect to the centrifuge machine that we will deploy in the American Centrifuge Plant, with the continued operation of prototype machines in our Lead Cascade test program, which has now operated for more than 150,000 total machine hours; (2) transferring technology to our strategic suppliers to manufacture components for our centrifuge machines; (3) selling output from the American Centrifuge Plant; (4) positioning the Company to receive a loan guarantee from the U.S. Department of Energy (“DOE”) to fund the completion of the ACP; (5) performing a comprehensive analysis of the activities, steps, processes, systems and organization infrastructure needed during the period of transition through commercial deployment of the ACP;

and (6) strengthening our core operations by producing the most enrichment at our Paducah gaseous diffusion plant in 14 years while achieving one of their best safety records ever.

However, we ended 2008 with one important disappointment: the Bush administration’s Department of Energy did not take action to select any advanced energy projects for funding under its Loan Guarantee Program. That remains one of management’s top priorities as we enter 2009. The uncertainty surrounding project funding forced us in early 2009 to begin taking steps to conserve cash and reduce the planned escalation of American Centrifuge project construction and machine manufacturing activities until we gain greater clarity on potential funding for the project through the DOE Loan Guarantee Program.

Setting the “tone at the top,” management began the cash conservation program with recommending to the Compensation Committee a freeze in base salaries for senior officers, capping 2008 annual incentive awards at the target level, and requiring that 50% (rather than 35%, or 0% for someone who had met their stock ownership guidelines) of 2008 annual incentive awards for officers be taken in restricted stock instead of cash. Mr. Welch, President and Chief Executive Officer, elected to take his entire 2008 annual incentive award in restricted stock, as he has done now for three consecutive years. Director compensation for 2009-2010 was also frozen at the 2008-2009 level (all non-employee directors already receive more than 50% of their compensation in equity and have not received an increase in their cash compensation since 2007). The Compensation Committee determined that these actions were appropriate in responding to the current business circumstances while rewarding performance and recognizing the importance of retention of executives and other key employees who are critical to the Company’s success.

Taking into account the achievements of management and other key employees combined with the focus on cash conservation discussed above, the five executives named in the Summary Compensation Table that follows this discussion (whom we refer to as our “named executive officers”) were awarded annual incentive awards that were just below target for 2008 and that were payable at least 50% in restricted stock (100% in the case of Mr. Welch).

December 2008 marked the end of the three-year performance component of the Long-Term Incentive Program described below under “Long-Term Incentive Compensation — 2006 — 2008 Executive Incentive Plan,” which covers the performance period March 1, 2006 through December 31, 2008. Despite the significant achievements of management during the period and the continued progress on the American Centrifuge project, the failure to fully achieve financial and economic performance targets related to the American Centrifuge project that were set back in 2006 at an early stage in the project, coupled with declines in the Company’s stock price, led to performance and payout well below target for the plan (56% of target levels). In light of general economic and market conditions and the short-term uncertainty facing the Company with respect to the financing of the American Centrifuge project, which impacts the project cost and schedule, the Compensation Committee determined to postpone the implementation of a new three-year Executive Incentive Plan until at least 2010 and instead to replace the plan for 2009 with a one-year performance based award that vests over three years, as discussed under “Long-Term Incentive Compensation — 2009 Performance Plan.”

Looking ahead, the Compensation Committee is particularly focused on retention of key executives and employees during this critical transition period while still maintaining a focus on pay-for-performance.

Compensation Philosophy and Objectives

The Compensation Committee on behalf of the Board of Directors oversees an executive compensation program designed to enable USEC to attract highly talented individuals. This program reflects the Company’s philosophy that the majority of an executive’s compensation should be based on his or her overall contribution to the success of the Company and the creation of long-term value for our shareholders. This pay-for-performance philosophy is the basis for the development of the Company’s executive compensation program.

In keeping with this philosophy, the Compensation Committee has established the following objectives for the Company’s executive compensation program:

•	Compensation should be aligned with shareholders’ interests: The program seeks to align the interests of executives with the long-term interests of our shareholders by providing strong incentives to maximize long-term value for our shareholders. Long-term stock ownership by our executives is emphasized to provide ongoing alignment.

•	Compensation should support our business strategy: Our compensation program is designed to reinforce our underlying business strategy and objectives by rewarding successful execution of our business plan, with performance goals tied to our business plan. Our success is heavily dependent on our ability to attract and retain experienced executives who consistently deliver operational and financial results.

•	Compensation should reward performance: A substantial portion of the total compensation opportunity is variable and dependent upon the Company’s operating and financial performance.

•	Compensation opportunities should be market competitive: To accomplish these guiding principles, it is essential for the compensation and benefits programs to provide competitive compensation relative to the labor markets for our executives while maintaining fiscal responsibility for our shareholders.

•	Compensation and benefits programs should encourage long-term retention: Our compensation and benefits programs, including our retirement plans are intended to encourage retention and reward continuity of service, which is particularly important due to the unique skill sets of our executives.

The elements of direct compensation for the named executive officers are base salary, cash and restricted stock awards under the Company’s annual incentive program, and long-term incentive awards. The long-term awards include restricted stock, non-qualified stock options and a performance component. Named executive officers are also eligible for other elements of indirect compensation, including retirement benefits. In setting the terms of executive compensation, the Compensation Committee considers all elements of compensation, both direct and indirect. In addition, the Compensation Committee has instituted stock ownership guidelines for all executives providing an additional alignment between the interests of executives and shareholders.

Director compensation is established by the Board upon the recommendation of the Compensation Committee. In recommending director compensation, the Compensation Committee consults with Watson Wyatt Worldwide (“Watson Wyatt”), an independent compensation consultant. Watson Wyatt utilizes compensation information from a peer group of companies with board members with comparable experience to the Company’s Board. Watson Wyatt’s role is more fully described under “Setting Executive Compensation.”

Role of Executive Officers in Compensation Decisions

The Compensation Committee believes that input from management provides useful information and points of view to assist the Compensation Committee. The Chief Executive Officer and the Senior Vice President of Human Resources and Administration provide support to the Compensation Committee. The Chief Executive Officer gives the Compensation Committee performance assessments and compensation recommendations for each of the other named executive officers. Those recommendations are considered by the Compensation Committee with the assistance of the compensation consultant. The Chief Executive Officer and the Senior Vice President of Human Resources and Administration generally attend Compensation Committee meetings but are not present for the executive sessions or for any discussion of their own compensation. The Chief Financial Officer also attends Compensation Committee meetings as needed to report on financial items. Each Compensation Committee meeting usually includes an executive session without members of management present.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured the Company’s executive compensation program to motivate executives to achieve the business goals set by the Company and to reward executives for achieving these goals.

In furtherance of this, the Compensation Committee has retained the services of Watson Wyatt. Watson Wyatt provides the Compensation Committee with independent compensation data, analysis and advice. Watson Wyatt reports to the Compensation Committee and under the Compensation Committee’s charter, the Compensation Committee has sole authority to retain and terminate the compensation consultant and to approve the consultant’s fees and other retention terms. Watson Wyatt does not do any work for USEC other than work performed for the Compensation Committee. Throughout 2008, Watson Wyatt worked closely with the Compensation Committee and attended all Compensation Committee meetings. Examples of projects assigned to Watson Wyatt included market studies of executive pay and of Board pay, development of a revised peer group for executive compensation benchmarking, a review of the value of Company equity owned by executives, a review of walk-away values as of year end, and a presentation on executive compensation trends to the Board.

Watson Wyatt uses compensation information from (1) a “Peer Group” of companies in specific industries in which we compete for executive talent, through a review of their proxy statements; and (2) general industry companies with revenues comparable to USEC’s through the pooled survey data described below.

Currently, as the only uranium enrichment company in the United States, USEC does not have direct publicly traded U.S. peers. Therefore, the Peer Group was selected by the Compensation Committee on the recommendation of Watson Wyatt and includes energy/utility and processing-oriented companies similar in size to the Company. The selected companies in the Peer Group are companies that fall within a reasonable range of comparison factors such as revenue and market capitalization, and/or that we may compete with for executive talent. The Peer Group was not picked on the basis of executive compensation levels. The Peer Group during 2008 was comprised of the following 15 companies:

		2007	12/31/08
	Ticker	Revenue	Market Cap
Company Name	Symbol	($MM)	($MM)	SIC Code	SIC Description
Western Refining Inc	WNR	7,305	691	2911	PETROLEUM REFINING
Frontier Oil Corp	FTO	5,270	1,913	2911	PETROLEUM REFINING
Holly Corp	HOC	4,792	1,435	2911	PETROLEUM REFINING
Bemis Co Inc	BMS	3,779	2,360	2670	CONVRT PAPR,PAPRBRD,EX BOXES
Cytec Industries Inc	CYT	3,640	1,000	2890	MISC CHEMICAL PRODUCTS
NSTAR	NST	3,345	3,897	4911	ELECTRIC SERVICES
Georgia Gulf Corp	GGC	3,157	86	2810	INDL INORGANIC CHEMICALS
Arch Coal Inc	ACI	2,984	2,327	1220	BITUMINOUS COAL, LIGNITE MNG
FMC Corp	FMC	2,633	3,311	2800	CHEMICALS & ALLIED PRODUCTS
Cabot Corp	CBT	2,616	1,001	2890	MISC CHEMICAL PRODUCTS
Albemarle Corp	ALB	2,336	2,034	2890	MISC CHEMICAL PRODUCTS
Hercules Inc	HPC	2,136	N/A	2890	MISC CHEMICAL PRODUCTS
USEC Inc	USU	1,928	602	2810	INDL INORGANIC CHEMICALS
PNM Resources Inc	PNM	1,914	872	4931	ELECTRIC & OTHER SERV COMB
Westar Energy Inc	WR	1,727	2492	4931	ELECTRIC & OTHER SERV COMB
Arch Chemicals Inc	ARJ	1,492	649	2800	CHEMICALS & ALLIED PRODUCTS
50th Percentile		2,808	2,344

During 2008, the Compensation Committee asked Watson Wyatt to conduct a review of its Peer Group in light of potential changes in the types of companies we may be competing with for executive talent as we focus on the deployment of the American Centrifuge project. Watson Wyatt worked with members of the Compensation Committee to develop a new Peer Group of companies for purposes of evaluating executive compensation for 2009. In selecting companies for the Peer Group, consideration was given to several factors, including industry relevance (focusing on specialty chemicals, aerospace and defense, construction and engineering, utilities with nuclear operations, and other utilities), business operations and comparable size. This new Peer Group includes the following nineteen companies, five of which were included in the 2008 Peer Group (denoted by an asterisk): Albemarle Corp.*, Alliant Techsystems Inc., Arch Chemicals Inc.*, Arch Coal Inc.*, Cameco Corp., CONSOL Energy Inc., Curtiss-Wright Corp., Cytec Industries Inc.*, Esterline Technologies Corp., FMC Corp.*, Goodrich Corp., Hexcel Corp., McDermott International Inc., OM Group, Orbital Sciences Corp., Rockwell Collins Inc., Rockwood Holdings Inc., Shaw Group Inc., and Teledyne Technologies. The Peer Group is different from the peer group index utilized in the performance graph included in our annual report on Form 10-K, which is more focused on companies with similar business attributes, primarily utilities with nuclear power generation capabilities, but also including chemical processing companies and aluminum companies (that are also large users of electric power).

Peer Group compensation data is limited to publicly available information and therefore does not provide precise comparisons by position as offered by more comprehensive survey data. As a result, our Compensation Committee uses Peer Group data on a limited basis to analyze the competitiveness of our target compensation and our general compensation philosophy.

Because the Peer Group data is limited, our Compensation Committee also used commercially available survey data provided to it by Watson Wyatt to identify market-median and other market elements related to our 2008 compensation program. This survey data included the 2008/2009 Watson Wyatt Data Services Top Management Report, the 2008 Mercer Executive Compensation Survey, and a proprietary Watson Wyatt large company compensation survey. This survey data includes pooled compensation data from many companies and the findings are segregated by, for example, revenue level, number of employees, and industry. Using survey cuts of durable goods manufacturing organizations and general manufacturing organizations with comparable annual revenues, the Compensation Committee reviewed pooled compensation data for positions similar to those held by each named executive officer. In the case of Messrs. Welch and Barpoulis, whose positions are the most directly comparable with those in other companies, the Compensation Committee also used a survey cut of metals and mining organizations with comparable annual revenues. The Compensation Committee is not provided with the names of the companies making up these surveys and is only privy to the statistical summaries provided in these surveys.

Based on the objectives outlined above, the Compensation Committee strives to set target opportunity compensation levels to be competitive with the market in which the Company competes for executive talent. Actual compensation may be above or below targets based on both the performance of the Company and of the individual. Executives may realize compensation above target levels based on achieving outstanding results. This approach is intended to ensure that there is a direct relationship between the Company’s overall performance in the achievement of its financial, operational and strategic goals and each individual executive’s total compensation. In making its decisions on an individual’s compensation, the Compensation Committee considers the nature and scope of all elements of an executive’s total compensation package, the executive’s responsibilities and his or her effectiveness in supporting Company performance.

The Compensation Committee strives to align each component of the executive’s compensation as well as the total compensation opportunity with the competitive market and the Company’s objectives. Generally, as employees move to higher levels of responsibility with greater ability to influence the Company’s results, a greater proportion of pay will be “at risk” and dependent on Company performance. The Compensation Committee’s goal is to strike the appropriate balance among base salary, annual, and long-term incentives, and it may adjust the allocation of pay to best meet the Company’s objectives or maintain compensation equity with the competitive market in which the Company competes for executive talent.

Elements of Executive Compensation

TOTAL DIRECT COMPENSATION

For 2008, total direct compensation for the named executive officers consisted of three key elements: base salary, performance-based annual incentive, and performance-based and time-based long-term incentive compensation. The chart below shows the relative proportion of each program (based on target levels):

Information Related to the CEO
Base Salary: $900,000
Target Annual Incentive: $900,000 (1X or 100% of base salary)
Target Long-Term Incentive: $2,250,000 (2.5X or 250% of base salary)

Fixed vs. Variable Pay	Short-Term vs. Long-Term Pay	Cash vs. Equity-Based Pay
Fixed 22% (Base Salary)	Short-Term 44% (Salary + Annual Incentive Value)	Cash 37% (Salary + 65% of Annual Incentive Value)

Variable 78% (Annual + Long-Term Incentive Value)	Long-Term 56% (Long-Term Incentive Value)	Equity-Based 63% (35% of Annual Incentive Value + Long-Term Incentive Value)

Information Related to the Other Named Executive Officers
Base Salary: $370,000 — $470,000 (Range)
Target Annual Incentive: $259,000 — $329,000 (.7X or 70% of base salary)
Target Long-Term Incentive: $518,000 — $846,000 (1.4X or 140% of base salary to 1.8X or 180% of base salary)

Fixed vs. Variable Pay	Short-Term vs. Long-Term Pay	Cash vs. Equity-Based Pay
Fixed 29-32% (Base Salary)	Short-Term 49-55% (Salary + Annual Incentive Value)	Cash 42-47% (Salary + 65% of Annual Incentive Value)

Variable 58-61% (Annual + Long-Term Incentive Value)	Long-Term 45-51% (Long-Term Incentive Value)	Equity-Based 53-58% (35% of Annual Incentive Value + Long-Term Incentive Value)

Observations Regarding Mix of Total Direct Compensation

•	The value of long-term incentives is generally about double that of the annual incentive to weight an executive’s compensation toward a focus on long-term rather than short-term goals.

•	The amount of variable or “at-risk” compensation is higher for the Chief Executive Officer than the other named executive officers in light of his greater responsibility and ability to influence the Company’s results.

•	Annual incentives are normally paid 65% in cash and 35% in restricted stock. If an executive has met his or her stock ownership guidelines, the amount of restricted stock received may be less as they may elect to receive a greater proportion of their annual incentive in cash. Alternatively, an executive may elect to receive a greater proportion of his annual incentive in restricted stock in lieu of cash.

•	For 2008, annual incentive awards were paid 50% in restricted stock (100% in the case of the CEO). This had the effect of further reducing the amount of cash compensation.

Each year, using the resources and services of its compensation consultant, the Compensation Committee evaluates compensation levels for each of the executive officers of the Company. In setting compensation for 2008, the Compensation Committee reviewed and considered total compensation for each named executive officer, including a review of tally sheets that provide the value of (1) historic and current elements of each officer’s compensation (including savings plans, pension plans, health and welfare benefits and perquisites); (2) stock, stock options and restricted stock units held by the executive at year-end in the Company’s incentive and benefits plans; and (3) a review of compensation that would be paid upon termination of employment under various scenarios.

Base Salary

The base salary element of compensation is intended to provide a stable annual salary at a level consistent with individual contributions. The Compensation Committee recommends base salary levels for executive officers to the Board of Directors for its approval. The Compensation Committee consults with the Chief Executive Officer with respect to the recommended base salaries for the other officers.

USEC is engaged in a complicated, unique and technologically sophisticated business, whose success will have a major impact on the nation’s energy, environmental and national security goals. The success of our business depends on our ability to retain key executives, managers and other skilled personnel, some of whom have been involved in the development of centrifuge technology since the early 1980s and whose experience is virtually irreplaceable. In light of the unique qualifications and experience of our key executives and the importance of retaining these executives during the Company’s critical transition period, following a review of executive pay and consultation with its compensation consultant, in February 2008, the Compensation Committee decided to reposition 2008 base salaries to approximately the 75th percentile of the market (from within plus or minus 10% of the 50th percentile of the market for 2007), as determined using market data provided to the Compensation Committee by Watson Wyatt, which includes a combination of commercially available pooled survey data and Peer Group data. Watson Wyatt averages the data from the Peer Group with the survey data to create the market data reviewed by the Compensation Committee. In setting individual base salaries, consideration was given to (1) the performance of the Company; (2) the individual performance of each executive; (3) the executive’s scope of responsibility in relation to other officers and key executives within the Company; and (4) any retention issues. In evaluating performance, the Compensation Committee considers the recommendations of the Chief Executive Officer with respect to the performance and contribution of individual named executive officers and also considers the performance measures under the Annual Incentive Program. Base salaries are set at the beginning of the year at the same time that annual incentive awards for the prior year are made under the Annual Incentive Program.

The following adjustments were made in 2008 to the base salaries for the named executive officers. Following these adjustments, the base salaries of the named executive officers were between approximately 95% and 108% of the 75th percentile of the market as determined by the compensation consultant. The Chief Executive Officer’s base salary was increased to approximately 100% of the 75th percentile of the market.

Name	2007 Salary	Adjustment	2008 Salary

John K. Welch	$830,000	$70,000	$900,000
John C. Barpoulis	$350,000	$50,000	$400,000
Philip G. Sewell	$425,000	$45,000	$470,000
Robert Van Namen	$371,000	$39,000	$410,000
W. Lance Wright	$320,000	$50,000	$370,000

Increases in base salaries have the effect of increasing other elements of total compensation, including annual incentives, long-term incentives, and retirement benefits. In setting base salaries for the named executive officers, the Compensation Committee considers the effects of such increases on other elements of total compensation.

As part of its previously described cash conservation efforts, the Compensation Committee froze the base salaries for the named executive officers for 2009 at the 2008 level.

Annual Incentive

The Company has established an Annual Incentive Program to reward the achievement of critical annual financial and operational performance goals. Under the Annual Incentive Program, executive officers and certain other key employees have the opportunity to earn an annual incentive based on the achievement of pre-determined annual performance objectives. Executive officers may earn between 0% and 150% of their target annual incentive based on a combination of Company financial and individual performance measures described below. The Annual Incentive Program is a subset of the Company’s 1999 Equity Incentive Plan, a shareholder approved plan.

Form of Awards.  Annual incentives are generally paid 65% in cash and 35% in restricted stock. As discussed above, for 2008 awards paid in 2009, executives were required to take 50% of their annual incentive award in restricted stock in order to conserve cash and Mr. Welch elected to take his entire annual incentive award in restricted stock. The restricted stock portion of the award is granted seven days after the release of the Company’s annual earnings and vests one year from the date of grant, subject to accelerated vesting in certain circumstances. The number of shares of restricted stock to be issued is calculated based on the New York Stock Exchange’s closing price of the Company’s common stock on the date of grant. The Compensation Committee determined that including a restricted stock component in the annual incentive conserves cash, provides the executive with an additional incentive to maintain shareholder value, further links Company management and shareholders, promotes executive ownership and acts as a management retention vehicle.

Normally, if a named executive officer has met his stock ownership guidelines, he is viewed as having already built a significant ownership stake in the Company and is entitled to receive all of his annual incentive in cash. If instead he elects to receive any portion of his annual incentive in the form of restricted stock he would receive an additional incentive payment (in the form of restricted stock that vests in equal annual installments over three years from the date of grant) equal to 20% of the portion of the annual incentive that he took in restricted stock in lieu of cash. For 2008, all of the named executive officers had satisfied their stock ownership guidelines. Since the Compensation Committee determined that the 20% additional restricted stock incentive payment remained applicable on any amounts being taken in restricted stock that would have been payable in cash and since the named executive officers received 50% (100% for Mr. Welch) of their annual incentive in restricted stock, they also received additional restricted stock with a value equal to 10% (20% for Mr. Welch) of their annual incentive award.

Target Levels.  Target annual incentive levels are set by the Compensation Committee in consultation with its compensation consultant. The Compensation Committee uses commercially available survey data (previously described) and analysis by its compensation consultant to compare annual incentive payments to the market. For 2008, target levels were set based on a percentage of the executive’s base salary, as follows:

Position	Target Level	Rationale

CEO	100%
•   Provides executives with the motivation and reward to perform at the highest level in achieving critical annual financial and operating objectives.

•   Goal of targeting the named executive officers’ base salary plus the annual incentive to a competitive level.

Other named executive officers	70%

Performance Measures.  For 2008 annual incentive awards, our Compensation Committee set the performance measures as described in the table below:

Performance Measure	Weight	Rationale

Corporate Quantitative Goals	55%
• Gross profit margin percentage (30%)		• Gross profit margin percentage is an important measure of the Company’s operational profitability.

Performance Measure	Weight	Rationale

• Cash flow from operations before American Centrifuge expense, interest and taxes (“Adjusted cash flow from operations”) (25%)
•   Adjusted cash flow from operations is a non-GAAP measure of cash created by existing operations with a slightly lower weighting due to potential timing variances. ACP expense is excluded because it is covered by the ACP earned value metric. Interest and taxes are excluded because most members of management cannot influence these factors.

• American Centrifuge project (ACP) earned value (35%) (measures project performance quantitatively by comparing work completed against work planned at a given date in the project schedule)		• ACP earned value is an important non-GAAP measure of management’s progress on the ACP for capital invested, and is weighted most heavily because of its strategic importance.
• Selling, general and administrative (SG&A) expense, not including other compensation and stock based compensation (“Adjusted SG&A expense”) (10%)
•   Adjusted SG&A expense is a non-GAAP measure of controllable overhead expenses. Other compensation and stock based compensation are excluded because they can be influenced by stock price volatility and other subjective variables.

Key Performance Objectives	45%
• Individual performance measures weighted between 10% and 35%		• Based on the Company’s strategic initiatives and operating plan. The weight of each of the key performance objectives varied by individual based on their areas of responsibility.

Each corporate financial performance measure, or “corporate quantitative goal,” comprises threshold, target and maximum performance levels, which, if achieved, results in payments of 0%, 100% and 150% of that target financial performance measure component, respectively. Proportional payments are made for achievement between threshold, target and maximum performance levels. If the threshold corporate financial performance is not achieved, no amount is paid for that financial performance measure component. The threshold levels were set based on the Company’s budget for 2008 and the target and maximum levels were set based on stretch targets taking into account potential opportunities for management to effect positive impacts and were not designed to encourage or reward the taking of excessive or unnecessary risk. The table below describes the corporate quantitative goal target and achievement levels for 2008.

	Gross Profit	Adjusted Cash
	Margin	Flow from	ACP Earned	Adjusted SG&A
Level	Percentage (30%)	Operations (25%)	Value (35%)	Expense (10%)

Maximum (150%)	15.5%	$220 million	1.5	$36 million
Target (100%)	14.0%	$140 million	1.0	$43 million
Threshold (0%)	11.5%	$25 million	0.5	$50 million
Actual Performance (95%)	14.2% (102%)	$98 million* (81%)	0.97 (97%)	$42.6 million (101%)

*	The Annual Incentive Program permits the Compensation Committee to adjust performance based criteria or awards in recognition of unusual or non-recurring events affecting the Company. Adjustments to Cash Flow from Operations totaling $45.9 million were made for net interest savings and bond discount on the early repurchase in 2008 of notes due in January 2009, power cost credits received in early 2009 for 2008 payments, and prepaid taxes.

For 2008, the Compensation Committee set specific individual performance measures for our Chief Executive Officer and adopted specific individual performance measures recommended by the Chief Executive Officer for our remaining named executive officers (which flow down from the key performance objectives established for the Chief Executive Officer). The 2008 key performance objectives for the Chief Executive Officer and the other named executive officers included objectives aimed at the following five objectives. As detailed in the table below, the 2008 key performance objectives were all designed to achieve the Company’s strategic business plan and accordingly were designed to be achievable and not to encourage or reward excessive or unnecessary risk, but to require a substantial effort and initiative on the part of the individual named executive officers.

Key Performance Objective	Difficulty

• Strengthen near-term performance of the business through efforts to control costs and increase revenues.	• Achievement of initiatives relating to expanding revenue generation and controlling costs involve substantial effort and initiative, including efforts with respect to contracting, managing electric power costs, and improving plant operations.
• Meet critical design, performance and deployment objectives relating to the Company’s American Centrifuge Plant.	• The American Centrifuge project is a unique project and the Company’s deployment schedule and objectives are ambitious; therefore achievement of this objective is subject to a number of uncertainties and involves substantial effort and initiative.
•   Perform a comprehensive analysis of the activities, steps, processes, systems and organization infrastructure needed during the period of transition through commercial deployment of the American Centrifuge Plant, including optimal use of the Paducah gaseous diffusion plant, Russian purchases and inventory.
• Due to the number of risks and uncertainties facing the Company, implementation of a smooth transition plan involves a great deal of strategic planning and substantial effort and initiative.
•   Refine, document and begin implementation of a centrifuge production-based business model, focusing on long-term enrichment contracts with customers and management’s capital structure goals. Take steps to improve the Company’s long-term credit profile in advance of issuing debt.
• This includes contracting for output from the American Centrifuge Plant and securing the significant amount of capital needed to complete construction of the American Centrifuge Plant, both of which are challenging because of the uncertainties relating to the American Centrifuge Plant; therefore achievement of this objective involves substantial effort and initiative.
• Maintain a stable supply under the Russian highly enriched uranium contract and appropriate restrictions on imports of low enriched uranium into the U.S. market.	• USEC purchases low enriched uranium from dismantled Soviet nuclear weapons under the Megatons to Megawatts nonproliferation program with Russia, which is a unique program. In addition, Russia has the largest nuclear fuel industry in the world and is aggressively seeking to expand its share of the world market, in particular the United States. Therefore, this objective is subject to a number of uncertainties and involves substantial effort and initiative.

For individual named executive officers (other than the Chief Executive Officer), their particular objectives were a more detailed subset of these five objectives with a focus on such named executive officer’s functional area. For example, Mr. Barpoulis’ specific objectives as Chief Financial Officer generally related to financial and accounting matters; Mr. Sewell’s specific objectives as Senior Vice President, American Centrifuge and Russian HEU generally related to American Centrifuge and Russian HEU program management matters; Mr. Van Namen’s specific objectives as Senior Vice President, Uranium Enrichment generally related to uranium enrichment operations and marketing and sales matters; and Mr. Wright’s specific objectives as Senior Vice President, Human Resources and Administration generally related to functions providing centralized IT, human resources and security support to the Company. There are no individual performance factors in addition to, and separate from, the five factors listed in the table above and each of the named executive officers’ key performance objectives were designed to be difficult to achieve and to challenge the executive as set forth in the table above.

The Compensation Committee reviews and approves the achievement level and incentive payment for each named executive officer under the Annual Incentive Program. The achievement levels and incentive payment percentages approved by the Compensation Committee for the named executive officers for 2008 are summarized in the table below:

	Key Performance	Corporate	Annual Incentive
	Objective	Quantitative Goals	Award (as a
	Achievement Level	Achievement Level	percentage of
Name	(45%)	(55%)	target)

John K. Welch	99%	95%	97%
John C. Barpoulis	103%	95%	99%
Philip G. Sewell	103%	95%	99%
Robert Van Namen	100%	95%	97%
W. Lance Wright	100%	95%	97%

Long-Term Incentive Compensation

The Compensation Committee is committed to long-term equity incentive programs for executives that promote the long-term growth and success of the Company. The long-term incentive compensation is designed to ensure that the executive decision-making process maintains a balanced focus on both immediate measures of success and on the effective growth and development of the business three to five years in the future. The Long-Term Incentive Program under the shareholder-approved 1999 Equity Incentive Plan permits the Compensation Committee to grant a variety of stock-based awards, including restricted stock, stock options and restricted stock units (RSUs).

Long-term incentives are designed to more closely align executive officers’ and other employees’ interests with those of the shareholders and are a key element and significant component of market-competitive total compensation. The Long-Term Incentive Program is designed to make annual grants of restricted stock and non-qualified stock options with vesting periods of three years to executive officers and other program participants. The Long-Term Incentive Program for 2008 also includes a three-year performance component. In consultation with its compensation consultant, the Compensation Committee established stock option and restricted stock award levels that are designed to provide the executive with total direct compensation (base salary, annual incentives and long-term incentives) at a competitive level.

Annualized target award levels for named executive officers under the Long-Term Incentive Program for 2008 ranged from 140% to 250% of base salary depending on the executive’s position, and were comprised of the following (as more fully described below):

	Annualized Target	Percentage of Annualized Long-Term Incentive Value
	Long-Term Incentive Value	Restricted Stock	Stock Option	Executive
Position	(as a Multiple of Base Salary)	Awards	Awards	Incentive Plan

CEO	2.5X	30%	30%	40%
Other named executive officers	1.4X to 1.8X	29% to 33%	29% to 33%	33% to 43%

As previously described, in light of the unique qualifications and experience of our key executives and the importance of retaining these executives during the Company’s critical transition period, the Compensation Committee determined during 2008 to make certain changes to the Company’s compensation program. The Compensation Committee determined to reposition overall total direct compensation for the named executive officers and certain other executives to approximately the 75th percentile of the market, as determined using market data provided to the Compensation Committee by Watson Wyatt. Accordingly, adjustments were made to the annualized target levels of restricted stock and nonqualified stock options granted to the named executive officers. These changes are described below.

Restricted Stock Awards.  Named executive officers (and other program participants) receive an annual grant of restricted stock as a part of their long-term incentive. The value of the grant is equal to a percentage of the named executive officer’s base salary as follows:

	2007 Target %	2008 Target %
Name	(of base salary)	(of base salary)

John K. Welch	50%	75%
John C. Barpoulis	35%	60%
Philip G. Sewell	35%	60%
Robert Van Namen	35%	60%
W. Lance Wright	35%	40%

These shares are granted by the Compensation Committee at fair market value on the date of grant and vest ratably over three years, subject to accelerated vesting under certain circumstances. This grant of restricted stock has no performance component associated with it. It is a time-based award designed as a retention-based component in achieving market-based total direct compensation for the executive. It is also designed to help increase share ownership by the executive officers. It is the Compensation Committee’s belief that stock awards combined with the Company’s requirement for executive officers to hold significant levels of Company stock provide a direct incentive to achieve the longer-term performance goals for the Company.

Stock Option Awards.  Named executive officers (and certain other program participants) also receive an annual grant of non-qualified stock options. The value of the grant is equal to a percentage of the named executive officers’ base salary as follows:

	2007 Target %	2008 Target %
Name	(of base salary)	(of base salary)

John K. Welch	50%	75%
John C. Barpoulis	35%	60%
Philip G. Sewell	35%	60%
Robert Van Namen	35%	60%
W. Lance Wright	35%	40%

Stock options are valued using the Black-Scholes methodology and are calculated with the assistance of the compensation consultant. It is the Company’s policy that stock option grants are made seven days after the release of the Company’s annual earnings and are awarded at the New York Stock Exchange’s closing price of the Company’s common stock on the date of grant. Stock option grants vest ratably over three years and expire five years after grant, subject to accelerated vesting under certain circumstances. Each named executive officer’s 2008 grant of stock options is detailed on the Grants of Plan-Based Awards in Fiscal Year 2008 table. While a number of organizations have recently eliminated or significantly reduced stock option grants to executives, the Compensation Committee believes that stock options are a highly effective way to focus executives on ensuring the long-term performance of the Company. In addition, the Compensation Committee believes they are a highly effective tool in aligning the interests of the executive officers and shareholders toward sustained, long-term stock performance. Consequently, they remain a significant component of the incentive mix.

2006 – 2008 Executive Incentive Plan.  In April 2006, the Compensation Committee approved a three-year performance component of the Company’s long-term incentive program (the “2006 – 2008 Executive Incentive Plan”) under the USEC Inc. 1999 Equity Incentive Plan, effective March 1, 2006. Each of the named executive officers participated in the 2006 – 2008 Executive Incentive Plan. The Compensation Committee, in consultation with its compensation consultant, identified the need for a focused long-term program with measurable performance goals. The 2006 – 2008 Executive Incentive Plan was designed to focus rewards on a limited number of highly important objective targets that if completed would significantly add to the long-term value of the business.

The 2006 – 2008 Executive Incentive Plan was an objective, performance-based program which rewarded participants for successful performance against financial and business strategy-based targets over a three-year period. The performance period ran from March 1, 2006 through December 31, 2008 (this reflected a shortened performance period due to implementation in the first quarter of 2006). Under the 2006 – 2008

Executive Incentive Plan, the Company’s named executive officers were awarded the right to earn shares of the Company’s common stock (or an equivalent amount of cash or restricted stock units settleable for cash).

Each participant’s target award was based on an annual percentage of his base salary at the start of the performance period as follows:

		Value of Target Award
		(based on a 3-year
	Annualized Value	performance period,
Name	(as a % of base salary)	as a % of base salary)

CEO	100%	300%
Other named executive officers	60%	180%

For this three-year period, the annual target percentages were set based on the degree to which an individual’s efforts influence the Company’s long-term performance. In setting the award levels for the 2006 — 2008 Executive Incentive Plan, the Compensation Committee worked closely with its compensation consultant. The consultant analyzed the three-year award opportunity both as a stand-alone award and as a part of the executive officers’ overall total compensation. Using both commercially available survey data and Peer Group data (as previously discussed), the Compensation Committee determined that these award levels were consistent with the market for similar-sized companies and that executive officers were receiving market competitive total compensation.

December 2008 marked the end of the three-year performance period March 1, 2006 through December 31, 2008. Actual payouts of the awards were determined based on performance against pre-determined performance goals, described below. Participants were eligible to receive from 80% (threshold) to 120% (maximum) of their target award for each goal based on performance, with performance below the 80% (threshold) level resulting in no award for a goal.

Performance Goal	Weight	Measure/Difficulty

1. Gross profit for 2008 as measured against internal targets	30%	Threshold: Internal target minus $13 million
Target: Specified internal target (in $ millions) Maximum: Internal target plus at least $35 million
The Compensation Committee believed that these internal gross profit targets were achievable yet required considerable effort and innovation on the part of the executive management team
Actual Performance:		$228.2 million, Capped at Maximum (120%)
2. USEC’s total shareholder return (TSR) for the period as measured against the S&P 500 total shareholder return (without dividends)	20%	Threshold: USEC TSR between the 45th and 54th
percentile of the S&P 500
Target: USEC TSR between the 55th and 64th
percentile of the S&P 500
Maximum: USEC TSR at the 65th percentile or greater of the S&P 500
Actual Performance:		$4.49/share, Below Threshold (0%)
3. Two business performance targets	50%	Related to achieving USEC’s internal goals relating to the American Centrifuge program

• 3a. Achieving a specified economic performance of the centrifuge machine (50%)	Threshold: Performance level is within minus 10% of specified performance level
Target: Specified performance level* is achieved
Maximum: Performance level is 10% or more above specified performance level
*The specified performance level is classified for purposes of national security.
Actual Performance:		Below Threshold (0%)
• 3b. Completion of a financing plan for the Company’s American Centrifuge plant (50%)		Achievable yet requires considerable effort and innovation on the part of the executive management team
Actual Performance:		Threshold (80%)
Total Achievement: 56%

Each named executive officer’s payout is included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

2009 Performance Plan.  In light of general economic and market conditions and the short-term uncertainty facing the Company with respect to the financing of the American Centrifuge project, which impacts the project cost and schedule, in 2009, the Compensation Committee determined to postpone the implementation of a new three-year Executive Incentive Plan until at least 2010 and instead to replace the Executive Incentive Plan for 2009 with a one-year performance based award that vests over three years (the “2009 Performance Plan”). Under the 2009 Performance Plan, executives are awarded the right to earn shares of restricted stock of the Company that vest ratably over three years from March 4, 2009. Target awards for the named executive officers are based on a percentage of the executive’s base salary as follows: CEO: 100%; other named executive officers: 60%. This amount is equal to the annualized value of the 2006 — 2008 Executive Incentive Plan that it is replacing. The target number of shares of restricted stock was calculated based on the Company’s stock price on March 4, 2009 (seven days after the release of earnings for the year ended December 31, 2008).

Actual awards, if any, will be determined by performance of the Company during the period January 1, 2009 through December 31, 2009 against a pre-determined performance goal relating to ensuring sufficient liquidity for ongoing Company operations and attracting capital to support the financing of the Company’s American Centrifuge Plant. Awards will be granted following the completion of the performance period.

Participants may receive from 80% (threshold) to 120% (maximum) of their target award based on performance, with performance below 80% (threshold) level resulting in no award. If, prior to the grant of an award with respect to the performance period: (1) there is a change in control of the Company and a participant’s employment is terminated by the Company other than for cause (or by the participant for good reason), fully vested awards will be made at target regardless of performance; (2) a participant leaves the Company due to retirement or termination other than for cause, fully vested pro rated awards will be made in accordance with performance at the end of the performance period; and (3) a participant leaves the Company due to death or disability, fully vested pro rated awards will be made at target regardless of performance. Performance must be approved by the Compensation Committee prior to any award being made.

The Compensation Committee believes that placing a significant portion of executive officer compensation opportunity in equity sends a clear message that a primary role of the executive officer is in building the long-term value of the Company, and that his own long-term wealth is tied to the long-term success of the Company.

INDIRECT COMPENSATION

Retirement Plans

The Company provides its executive officers with benefits that are described below and that are intended to be a part of a competitive compensation package that provides health, welfare and retirement programs comparable to those provided to employees and executives at other companies in similar industries. All employees of USEC Inc., including the named executive officers, are eligible to participate in the USEC Savings Program. In addition, all employees of USEC Inc. other than certain American Centrifuge employees and any non-union employees hired on or after September 1, 2008 are eligible to participate in the Employees’ Retirement Plan of USEC Inc.

In addition, named executive officers and other executives designated by the Company are entitled to participate in the USEC Inc. Executive Deferred Compensation Plan and the Pension Restoration Plan. Each of the named executive officers also participates in a supplemental executive retirement plan. The benefit plan descriptions here and in the Pension Benefits in Fiscal Year 2008 table provide an explanation of the major features of these benefit plans.

Savings Plans.  Named executive officers have the opportunity to participate in two defined contribution savings plans: The USEC Savings Program and the USEC Inc. Executive Deferred Compensation Plan.

The USEC Savings Program is a tax-qualified broad-based 401(k) employee savings plan. USEC Inc. employees, including the named executive officers, are able to contribute the lesser of up to 50% of their annual base salary or dollar limits established annually by the Internal Revenue Service (“IRS”). The Company will match 100% of the first 3% of pay that is contributed to the USEC Savings Program and 50% on the next 2% of pay contributed. Employee contributions are fully vested upon contribution and Company match contributions vest 50% after two years of service and 100% after three years of service. Those USEC Inc. employees who are not eligible to participate in the Employees’ Retirement Plan of USEC Inc. are provided an enhanced employer matching contribution under the USEC Savings Program.

In addition to the USEC Savings Program, during 2008, executives designated by the Company, including the named executive officers, could participate in the USEC Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). Mr. Welch, Mr. Van Namen, and Mr. Wright participated in the Deferred Compensation Plan in 2008. The Deferred Compensation Plan is intended to be a non-qualified deferred compensation plan that complies with the regulations of Section 409A of the Internal Revenue Code of 1986, as amended. The Deferred Compensation Plan replaced the USEC Inc. 401(k) Restoration Plan, effective January 1, 2008. Account balances under the 401(k) Restoration Plan were transferred to the Deferred Compensation Plan. Participation in the Deferred Compensation Plan is not limited to the Company’s officers but also includes a select group of management and highly compensated employees. Participants in the Deferred Compensation Plan may defer up to a maximum of 90% and a minimum of 5% of base salary and a maximum of 100% and a minimum of 5% of cash bonus amounts received through the Company’s incentive compensation programs. The Company matches participant contributions under the Deferred Compensation Plan at the rate that would apply if they had been contributed to the USEC Savings Program without regard for any statutory limitations, reduced by amounts contributed to the USEC Savings Program. A participant may receive a distribution from the Deferred Compensation Plan upon a qualifying distribution event such as a separation from service, disability, death, or in-service distribution on a specified date, change in control or an unforeseeable emergency all as defined in the plan. Distributions from the Deferred Compensation Plan will be made in cash in a lump sum, annual installments, or a combination of both, in the manner elected by the participant and provided for in the plan.

Participants in the USEC Savings Program direct the investment of their account balances among various funds available under the plan. Deferred Compensation Plan accounts are deemed to be invested in a number of mutual funds made available for designation by the participant.

Pension Plans.  Named executive officers have the opportunity to participate in a qualified pension plan, a pension restoration plan and one of two supplemental executive retirement plans (each, a “SERP”).

The Employees’ Retirement Plan of USEC Inc. is a broad based, tax-qualified pension plan whose maximum benefits are limited by legislation, while the USEC Inc. Pension Restoration Plan is a non-qualified supplemental pension benefit that is designed to continue the accrual of pension benefits that exceed the legislated limits under the Employees’ Retirement Plan of USEC Inc. All officers, including the named executive officers, whose compensation exceeds the qualified plan limits are automatically enrolled in the USEC Inc. Pension Restoration Plan. Information regarding the calculation of benefits under the Employees’ Retirement Plan of USEC Inc. and the USEC Inc. Pension Restoration Plan can be found in the narrative accompanying the Pension Benefits in Fiscal Year 2008 table.

The Company also maintains two SERPs. The USEC Inc. 1999 Supplemental Executive Retirement Plan (the “1999 SERP”) was approved by the Compensation Committee in 1999 and Mr. Sewell is the only active participant. The Compensation Committee decided not to add any additional participants after 2001. The 1999 SERP provides Mr. Sewell with a benefit calculated in the form of a monthly annuity equal to 55% of his final average compensation, with offsets for benefits received under the Company’s retirement programs and any U.S. government retirement program to which the Company contributed, and Social Security benefits. More information regarding the calculation of benefits payable to Mr. Sewell under the 1999 SERP can be found in the narrative accompanying the Pension Benefits in Fiscal Year 2008 table.

Messrs. Welch, Barpoulis, Van Namen and Wright participate in the USEC Inc. 2006 Supplemental Executive Retirement Plan (the “2006 SERP”). As applicable to Mr. Welch, the 2006 SERP incorporates the terms of a SERP agreed to by the Company in September 2005 in connection with setting Mr. Welch’s initial terms of employment. The Company agreed to provide Mr. Welch with a SERP that generally provided for a benefit equal to 30% of final average pay with five years of service, increasing to 50% with ten or more years of service, with offsets for benefits received under the Company’s other retirement programs and Social Security benefits. This new SERP was designed to be less expensive than the 1999 SERP.

As applicable to other participants, the 2006 SERP provides for a monthly supplemental retirement benefit equal to 2.5% of final average pay for each year of service, to a maximum benefit of 50% after 20 years of service, with offsets for benefits received under the Company’s other retirement programs and Social Security benefits. In determining to implement the 2006 SERP and determining the level of benefits to be provided, the Compensation Committee worked with its compensation consultant and reviewed tally sheets that showed the value of total compensation paid to executives. More information regarding the calculation of benefits under the 2006 SERP can be found in the narrative accompanying the Pension Benefits in Fiscal Year 2008 table.

Participation in the 2006 SERP is contingent on the participant’s agreeing to comply with certain restrictive covenants relating to confidentiality, non-competition and non-solicitation of Company employees for a period of time following his termination of employment.

Severance Arrangements

Executive Severance Plan.  The Compensation Committee believes that in the absence of employment agreements between the Company and its key employees, it is appropriate to have a reasonable severance policy in place in order to attenuate concerns about short-term continuity of income and allow executives to focus on the Company’s business. In 2008, the Board approved the USEC Inc. Executive Severance Plan (the “Executive Severance Plan”), intended to be an unfunded welfare plan subject to the Employee Retirement Income Security Act of 1974, as amended. Payment and benefit levels under the Executive Severance Plan were not changed from what was provided under the Company’s existing executive severance policy based on an assessment by the Compensation Committee, in consultation with its compensation consultant, that they continued to be competitive and reasonable with respect to the intent of the program.

Under the Executive Severance Plan, if an executive officer is terminated by the Company without cause, he is eligible to receive his current base salary and a prorated share of his current annual incentive (payable at the end of the performance period based on actual performance) up to the date of termination. In addition, as a severance payment he would receive a cash payment equal to one year’s base salary at his current rate and an amount equal to his final average bonus (generally the average of his last three year’s annual incentive awards, both cash and restricted stock). He would also receive continuation of medical and dental coverage as well as life insurance paid for by the Company for one year after termination (or until he received similar coverage from a subsequent employer, whichever occurs first) and outplacement assistance services. Severance benefits are contingent upon the executive executing a release and agreeing to comply with certain restrictive covenants relating to non-competition and non-solicitation of Company employees for one year following his termination of employment. No severance is paid to an employee who is terminated for cause or who resigns voluntarily.

In addition, if an employee is terminated by the Company other than for cause, all unvested restricted stock (that vests based on performance of service) and all stock options would vest and the employee would have up to one year to exercise all vested stock options. Awards under the one-year Performance Plan would be pro-rated based on the period of time in which the participant was in the plan and would be made at the end of the one-year performance period based on actual performance.

Change in Control Agreements.  The Compensation Committee believes that change in control agreements are an important tool for executive retention and the retention of other key employees. The Company has entered into change in control agreements with each of the named executive officers. These agreements have an initial term of three years, which is automatically extended for additional one-year periods unless the Board of Directors has given notice of non-renewal. Upon a change in control, the agreements will expire no earlier than three years following the date that the change in control occurs. A change in control is generally defined as the acquisition by a person of 30% or more of the voting power of the Company, a change in the majority of the Company’s Board, the consummation of certain mergers or consolidations involving the Company, a sale or disposition of 40% or more of the Company’s assets, or a liquidation of the Company involving the sale of at least 40% of the Company’s assets.

Payment and benefit levels under the change in control agreements were set when these agreements were put into place and were based on an assessment by the Compensation Committee of what was competitive and reasonable with respect to the intent of the program. The Compensation Committee periodically reviews the payment and benefit level under these agreements and reviewed them in 2008, in consultation with its compensation consultant, and made only technical modifications to the change in control agreements.

The change in control agreements provide each named executive officer with certain benefits if there is a change in control of the Company and within a protected period beginning three months before and ending three years after that change in control (the “protected period”) the Company terminates his employment for any reason other than cause, or the executive terminates his employment for “good reason” (as defined in the agreement). The Compensation Committee believes this “double trigger” is appropriate because the purpose of the change in control agreements is to provide enhanced severance protection and not to provide a windfall upon the change in control. These benefits are in lieu of any severance benefits the named executive officer would otherwise be eligible to receive under the Company’s Executive Severance Plan. In order to receive these benefits, the named executive officer must comply with the non-competition, non-solicitation, and confidentiality provisions of the change in control agreement during the term of the agreement and for 2.5 years thereafter (five years in the case of the confidentiality provision).

Under the terms of each named executive officer’s change in control agreement, if during a protected period he is terminated other than for cause or terminates his employment for “good reason,” he would receive a cash payment of his unpaid base salary through the date of termination plus all other amounts to which he was entitled under any compensation or benefit plan of the Company under the terms of such plans. In addition, as a change in control payment, he would receive a cash lump sum payment equal to 2.5 times the sum of his final base salary and his final average bonus (generally the average of his last three years’ annual incentive awards, both cash and restricted stock). In addition, under the terms of each agreement, the Company would provide him and his dependents with continuation of life, accident and health insurance benefits for 2.5 years following the occurrence of the change in control or, if sooner, until he is covered by comparable programs of a subsequent employer. In addition, the executive will receive 2.5 additional years of service for purposes of retirement plan benefits under the SERPs. If the executive receives payments, whether or not under his or her agreement that would subject him to any federal excise tax due under section 4999 of the Internal Revenue Code, the executive will also receive a cash payment equal to the amount of such excise tax.

In addition, if an employee is terminated by the Company other than for cause (or by the participant for good reason) coincident with or following a change in control, all unvested restricted stock and stock options would vest and the employee would have up to one year to exercise all vested stock options. Under the 2009 Performance Plan, in the case of a termination of employment coincident with or following a change in control for reasons other than for cause, fully vested awards will be made at target.

For details of payments under the above arrangements, see the Potential Payments Upon Termination or Change in Control table.

Perquisites

The Company maintains a limited number of perquisites for senior executive officers. These include an annual financial counseling allowance of $7,500 ($15,000 for the Chief Executive Officer) and an annual executive physical valued at approximately $4,000. In addition, the Company reimburses the Chief Executive Officer for annual dues for up to two business or golf organizations or clubs. Perquisites do not represent a significant compensation element for any of the named executive officers and the Compensation Committee is considering phasing some or all of these out beginning in 2010.

Recoupment of Previously Paid Bonuses

The Company’s equity incentive plan includes a “claw back” provision that requires repayment of all payments in settlement of any awards earned or accrued during the twelve-month period following the first public issuance or filing with the SEC of a financial document that is subsequently restated as a result of misconduct. The claw back applies to a grantee who knowingly or through gross negligence engaged in or failed to prevent the misconduct or who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.

Tax and Accounting Treatments of Elements of Compensation

In its deliberations, the Compensation Committee considers the potential impact of IRC Section 162(m). IRC Section 162(m) currently disallows a tax deduction for the Company for individual executive compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other three highest compensated officers (other than the Chief Financial Officer), other than compensation that is performance-based under a plan that is approved by the shareholders of the Company and that meets certain other technical requirements. Annual incentive awards and awards under the 2006 – 2008 Executive Incentive Plan and the 2009 Performance Plan are intended to meet the performance-based compensation requirements, while base salary, long-term incentive awards of time-vested restricted stock and stock options are not.

While the Compensation Committee designs certain components of executive compensation to preserve deductibility, it believes that shareholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee may from time to time approve compensation arrangements for certain officers that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of IRC Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under IRC Section 162(m) does in fact do so.

In addition, in structuring compensation arrangements, the Compensation Committee intends to permit participants to avoid potential tax penalties under IRC Section 409A. During 2007 and 2008, the Compensation Committee and the Board approved a number of technical changes to the Company’s compensation arrangements for executive officers in order to facilitate compliance with IRC Section 409A. The Compensation Committee also takes into account the impact of potential gross-up payments by the Company to cover federal excise taxes due under section 4999 of the Internal Revenue Code.

The Compensation Committee considers the accounting and dilution impact of equity awards made to executive officers. We account for our equity incentive grants under SFAS No. 123(R) and use the Black-Scholes option pricing formula for determining the fair value of our stock option grants.

Stock Ownership Guidelines

Every executive officer and certain other employees must hold an ownership stake in the Company that is significant in comparison to their base salary. The Compensation Committee has established stock ownership guidelines which apply to all executive officers and certain other employees. The amount required to be retained varies depending on the executive’s position. These guidelines must generally be achieved within five years after the person becomes subject to the guidelines. The stock ownership guidelines that apply to each of the named executive officers as well as their achievement as of December 31, 2008 are shown in the table below:

		Number of	Stock
	Stock Ownership Guideline	Years of	Ownership as
Name	(number of shares)	Service	of 12/31/08

John K. Welch	300,000	3	463,157
John C. Barpoulis	65,000	3	110,940
Philip G. Sewell	65,000	7	102,648
Robert Van Namen	65,000	10	108,907
W. Lance Wright	65,000	5	100,812

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K (Section 229.402(b)) with management. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

John R. Hall, Chairman
Joyce F. Brown
Joseph T. Doyle
H. William Habermeyer

Summary Compensation Table

The following table sets forth information regarding the compensation of the Chief Executive Officer, the Chief Financial Officer, and the three other most highly paid executive officers of the Company serving as executive officers at December 31, 2008 (collectively, the “named executive officers”), for the years ended December 31, 2006, 2007 and 2008.

						Change in
						Pension
						Value and
						Non-Qualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and	Fiscal		Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	Salary	(1)	(2)	(3)	(4)	(5)	Total

John K. Welch	2008	$900,000	$1,122,858	$518,712	$371,853	$1,298,226	$61,512	$4,273,161
President and CEO	2007	$828,462	$1,477,617	$330,055	$65,025	$925,499	$66,295	$3,692,953
	2006	$750,000	$931,392	$182,934	$0	$317,658	$49,650	$2,231,634
John C. Barpoulis	2008	$400,000	$165,623	$136,852	$239,182	$92,036	$9,200	$1,042,893
Senior Vice President and	2007	$349,808	$281,543	$63,375	$168,232	$29,725	$9,000	$901,683
Chief Financial Officer	2006	$317,538	$255,836	$21,991	$190,326	$20,856	$8,800	$815,347
Philip G. Sewell	2008	$473,269	$169,575	$334,358	$282,677	$396,197	$0	$1,656,076
Senior Vice President,	2007	$424,615	$328,585	$188,928	$544,926	$749,935	$0	$2,236,989
American Centrifuge and	2006	$401,423	$338,343	$91,437	$352,592	$695,653	$0	$1,879,448
Russian HEU
Robert Van Namen	2008	$410,000	$13,461	$151,958	$240,696	$214,180	$30,038	$1,060,333
Senior Vice President,	2007	$370,404	$215,500	$78,386	$473,866	$129,257	$26,466	$1,293,879
Uranium Enrichment	2006	$340,000	$361,559	$57,122	$296,003	$222,162	$20,437	$1,297,283
W. Lance Wright	2008	$370,000	$128,911	$114,040	$215,181	$288,878	$20,827	$1,137,837
Senior Vice President,	2007	$319,615	$269,211	$66,935	$211,389	$213,867	$19,890	$1,100,907
Human Resources and	2006	$300,000	$333,389	$28,075	$166,700	$67,611	$17,744	$913,519
Administration

(1)	The amounts shown in the Stock Awards column represents the compensation cost recognized by us in the applicable fiscal year related to stock awards to the named executive officers, computed in accordance with SFAS No. 123(R) and do not reflect whether the named executive officer has actually realized a financial benefit from the award. Amounts for a fiscal year include amounts taken into account in that fiscal year for awards granted in and prior to that fiscal year and do not include amounts for restricted stock awards made for performance during that fiscal year under the Company’s Annual Incentive Program, which are made in the following fiscal year. In April 2008, Mr. Sewell became eligible for retirement under the Company’s retirement plans, and accordingly any unrecognized compensation cost for outstanding equity awards was fully recognized at such time. In addition, the compensation cost of any future equity award to Mr. Sewell is recognized by us in full on the date of grant. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008, Note 15 to our consolidated financial statements included in our annual report on Form 10-K/A for the year ended December 31, 2007 and Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2006. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	The amounts shown in the Option Awards column represent the compensation cost recognized by us in the applicable fiscal year related to option awards to the named executive officers, computed in accordance with SFAS No. 123(R). See footnote 1 above regarding equity awards to Mr. Sewell. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008, Note 15 to our consolidated financial statements included in our annual report on Form 10-K/A for the year ended December 31, 2007 and Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2006.

(3)	The amounts shown in the Non-Equity Incentive Plan Compensation column constitute the cash portion of the annual incentive awards made to each of the named executive officers based on the Compensation Committee’s evaluation of each officer’s performance during the year. The amounts shown for a fiscal year include cash amounts earned under the Company’s Annual Incentive Program for that year and paid in March of the following year.

For 2008, all of the named executive officers had met their stock ownership guidelines and were eligible to receive their entire 2008 annual incentive award in cash. Named executive officers are eligible to receive 20% incentive payments of restricted stock for taking amounts they are entitled to receive in cash in restricted stock in lieu of cash. Amounts shown represent only the portion of the annual incentive awards that was paid in cash as follows: Welch 0%, Barpoulis 50%, Sewell 50%, Van Namen 50%, Wright 50%. Mr. Welch took his entire annual incentive award of $871,190 in restricted stock and therefore received an incentive payment of $174,238 in restricted stock. Messrs. Barpoulis, Sewell, Van Namen and Wright took 50% of their annual incentive awards of $276,077, $324,394, $279,104 and $251,875, respectively, in restricted stock and therefore received incentive payments of $27,608, $32,439, $27,910 and $25,187, respectively, in restricted stock. Restricted stock granted to Messrs. Welch, Barpoulis, Sewell, Van Namen and Wright for 2008 annual incentive awards was granted in March 2009 and is not shown in the Summary Compensation Table for 2008. Amounts for 2008 also include cash payouts made in March 2009 under the 2006 – 2008 Executive Incentive Plan for the performance period March 1, 2006 through December 31, 2008 as follows: Mr. Welch, $371,853; Mr. Barpoulis, $101,144; Mr. Sewell, $120,480; Mr. Van Namen, $101,144; and Mr. Wright, $89,244.

For 2007, Mr. Sewell and Mr. Van Namen had met their stock ownership guidelines and were eligible to receive their entire 2007 annual incentive awards of $384,147 and $340,947, respectively, in cash. All other named executive officers were eligible to receive 65% of their annual incentive awards in cash. Amounts shown represent only the portion of the annual incentive awards that was paid in cash as follows: Welch 0%, Barpoulis 52%, Sewell 100%, Van Namen 100%, Wright 52%. Mr. Welch took his entire annual incentive award of $1,086,678 in restricted stock and therefore received an incentive payment of $141,268 in restricted stock. Messrs. Barpoulis and Wright took 48% of their annual incentive awards of $323,523 and $289,744, respectively, in restricted stock and therefore received incentive payments of $8,409 and $7,524, respectively, in restricted stock. Amounts for 2007 also include cash payouts made in 2007 to the named executive officers for a terminated performance program as follows: Mr. Welch, $65,025, Mr. Sewell, $160,779, Mr. Van Namen, $132,919 and Mr. Wright, $60,722.

For 2006, Mr. Sewell and Mr. Van Namen had met their stock ownership guidelines and were eligible to receive their entire 2006 annual incentive awards of $352,592 and $296,003, respectively, in cash. All other named executive officers were eligible to receive 65% of their annual incentive awards in cash. Amounts shown represent only the portion of the annual incentive awards that was paid in cash as follows: Welch 0%, Barpoulis 65%, Sewell 100%, Van Namen 100%, Wright 65%. For 2006, Mr. Welch took his entire annual incentive award of $912,533 in restricted stock and therefore received an incentive payment of $118,629 in restricted stock.

(4)	The amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation earnings column represent the change in the actuarial present value of the named executive officer’s accumulated benefits under the Employees’ Retirement Plan of USEC Inc., the USEC Inc. Pension Restoration Plan and the USEC Inc. 2006 Supplemental Executive Retirement Plan (or, in the case of Mr. Sewell, the 1999 Supplemental Executive Retirement Plan) at December 31, 2008, as compared to December 31, 2007; at December 31, 2007, as compared to December 31, 2006; and at December 31, 2006, as compared to December 31, 2005. None of our plans provide for above-market earnings on deferred compensation amounts, and as a result, the amounts reported here do not reflect any such earnings.

(5)	The amounts shown in the All Other Compensation column for 2008 for Mr. Welch, Mr. Barpoulis, Mr. Van Namen and Mr. Wright include Company matching contributions of $9,200 made under the USEC Savings Program. The amounts for Mr. Welch, Mr. Van Namen and Mr. Wright for 2008 also include Company matching contributions of $26,800, $20,838, and $11,627, respectively, made under the USEC Inc. Executive Deferred Compensation Plan (formerly the 401(k) Restoration Plan), as included in the Nonqualified Deferred Compensation in Fiscal Year 2008 table. For Mr. Welch, the amount shown for 2008 also includes $25,512 for perquisites and other personal benefits received by him in 2008. These perquisites and other personal benefits (none of which exceeded the greater of $25,000 or 10% of the total amount of these benefits for Mr. Welch) include: (a) financial counseling; (b) golf club membership dues; (c) an annual physical; and (d) spouse travel and related expenses.

Grants of Plan-Based Awards in Fiscal Year 2008

The following table sets forth information concerning each grant of an award to a named executive officer in the year ended December 31, 2008 under any plan.

							All Other		All Other
							Stock		Option
		Date of		Estimated Possible			Awards:		Awards:		Exercise or	Grant Date
		Compensation		Payouts Under			Number of		Number of		Base Price	Fair Value
		Committee		Non-Equity Incentive			Shares of		Securities		Option	of Stock and
	Grant	Action		Plan Awards(1)			Stock or		Underlying		Awards	Option
Name	Date	(if different)		Threshold	Target	Maximum	Units		Options		($/Sh)	Awards(2)

John K. Welch	2/06/08			$0	$0	$0
	3/03/08	2/06/08	(3)				209,546	(4)				$1,227,940
	3/03/08	2/06/08	(3)				115,188	(5)				$675,000
	3/03/08	2/06/08	(3)						302,691	(6)	$5.86	$675,000
John C. Barpoulis	2/06/08			$0	$140,000	$210,000
	3/03/08	2/06/08	(3)				27,935	(4)				$163,700
	3/03/08	2/06/08	(3)				40,956	(5)				$240,000
	3/03/08	2/06/08	(3)						107,623	(6)	$5.86	$240,000
Philip G. Sewell	2/06/08			$0	$164,500	$246,750
	3/03/08	2/06/08	(3)				48,123	(5)				$282,000
	3/03/08	2/06/08	(3)						126,457	(6)	$5.86	$282,000
Robert Van Namen	2/06/08			$0	$143,500	$215,250
	3/03/08	2/06/08	(3)				41,980	(5)				$246,000
	3/03/08	2/06/08	(3)						110,314	(6)	$5.86	$246,000
W. Lance Wright	2/06/08			$0	$129,500	$194,250
	3/03/08	2/06/08	(3)				25,017	(4)				$146,600
	3/03/08	2/06/08	(3)				25,256	(5)				$148,000
	3/03/08	2/06/08	(3)						66,368	(6)	$5.86	$148,000

(1)	Amounts shown are estimated possible cash payouts under the Company’s 2008 Annual Incentive Program based on performance against 2008 corporate and individual performance goals at the threshold (0%), target (100%) and maximum (150%) levels. Actual payouts under the 2008 Annual Incentive Program were approved by the Compensation Committee in February 2009 and were 97% to 99% of target for each of the named executive officers. The cash portion of these payouts are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The amounts shown in the table above represent only the cash portion of the 2008 annual incentive awards. Under the Annual Incentive Program annual incentives are paid in a combination of cash and restricted stock. As described in the Compensation Discussion and Analysis, for 2008 awards were required to be paid at least 50% in restricted stock unless an executive elected to take a greater portion of their annual incentive in restricted stock. For 2008, Messrs. Barpoulis, Sewell, Van Namen and Wright took 50% of their annual incentive awards in cash, with the remainder in restricted stock, and Mr. Welch took his entire annual incentive award in restricted stock. The stock portion of these awards was awarded in March 2009 and will be reflected in the Grants of Plan Based Awards table for 2009.

(2)	The value of the stock awards is based on the fair value of such award on the grant date, computed in accordance with SFAS No. 123(R).

(3)	These annual incentive awards were made by the Compensation Committee, effective as of a later date following the release of the Company’s audited financial results.

(4)	Includes shares of restricted stock granted to the named executive officers in 2008 under the Company’s Annual Incentive Program based on performance against corporate and individual performance goals in 2007. These shares vested on March 3, 2009.

(5)	Includes shares of restricted stock granted to the named executive officers in 2008 under the Company’s Long-Term Incentive Program. These shares will vest ratably over three years from the date of grant.

(6)	Includes non-qualified stock options granted to the named executive officers in 2008 under the Company’s Long-Term Incentive Program. These options will vest ratably over three years from the date of grant.

Outstanding Equity Awards at Fiscal Year-End December 31, 2008

The following table sets forth information regarding unexercised options, stock that has not vested, and outstanding equity incentive plan awards as of the year ended December 31, 2008 for each of the named executive officers. If an executive’s employment is terminated by the Company without cause or is terminated by reason of the executive’s death, disability or retirement, or upon a change in control, all of the executive’s shares of restricted stock and unvested stock options granted under the USEC Inc. 1999 Equity Incentive Plan will become vested.

						Stock Awards
	Option Awards							Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option	Option	Stock That		Stock That
	Options	Options		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested		Vested

John K. Welch	100,000			$11.00	10/03/10	355,969	(1)	$1,598,301
	59,081	29,540	(2)	$12.09	3/28/11
	29,023	58,045	(3)	$13.24	3/05/12
		302,691	(4)	$5.86	3/03/13
John C. Barpoulis	8,655			$13.98	5/04/10	78,341	(5)	$351,751
	18,748	9,374	(2)	$12.09	3/28/11
	8,567	17,134	(3)	$13.24	3/05/12
		107,623	(4)	$5.86	3/03/13
Philip G. Sewell	59,300			$8.50	7/31/11	38,718	(6)	$202,882
	48,142			$7.02	8/07/12
	50,000			$7.00	8/06/13
	53,913			$8.05	2/10/09
	26,708			$16.90	3/23/10
	22,333	11,166	(2)	$12.09	3/28/11
	10,403	20,805	(3)	$13.24	3/05/12
		126,457	(4)	$5.86	3/03/13
Robert Van Namen	36,000			$8.50	7/31/11	51,799	(7)	$232,578
	18,000			$7.00	8/06/13
	44,571			$8.05	2/10/09
	23,775			$16.90	3/23/10
	18,748	9,374	(2)	$12.09	3/28/11
	9,081	18,162	(3)	$13.24	3/05/12
		110,314	(4)	$5.86	3/03/13
W. Lance Wright	5,250			$8.05	2/10/09	58,808	(8)	$264,048
	20,710			$16.90	3/23/10
	16,543	8,271	(2)	$12.09	3/28/11
	7,833	15,655	(3)	$13.24	3/05/12
		66,368	(4)	$5.86	3/03/13

(1)	Shares of restricted stock vest as follows: 247,942 shares with a vesting date of March 3, 2009; 10,448 shares with a vesting date of March 5, 2009; 10,339 shares with a vesting date of March 28, 2009;

38,396 shares with a vesting date of March 3, 2010; 10,448 shares with a vesting date of March 5, 2010; and 38,396 shares with a vesting date of March 3, 2011.

(2)	Stock options vest at the rate of 33 1/3% per year, with vesting dates of March 28, 2007, March 28, 2008 and March 28, 2009.

(3)	Stock options vest at the rate of 33 1/3% per year, with vesting dates of March 5, 2008, March 5, 2009, and March 5, 2010.

(4)	Stock options vest at the rate of 33 1/3% per year, with vesting dates of March 3, 2009, March 3, 2010, and March 3, 2011.

(5)	Shares of restricted stock vest as follows: 41,587 shares with a vesting date of March 3, 2009; 3,084 shares with a vesting date of March 5, 2009; 3,282 shares with a vesting date of March 28, 2009; 13,652 shares with a vesting date of March 3, 2010; 3,084 shares with a vesting date of March 5, 2010; and 13,652 shares with a vesting date of March 3, 2011.

(6)	Shares of restricted stock vest as follows: 10,434 shares with a vesting date of March 3, 2009; 2,436 shares with a vesting date of March 5, 2009; 2,542 shares with a vesting date of March 28, 2009; 10,435 shares with a vesting date of March 3, 2010; 2,436 shares with a vesting date of March 5, 2010; and 10,435 shares with a vesting date of March 3, 2011.

(7)	Shares of restricted stock vest as follows: 13,993 shares with a vesting date of March 3, 2009; 3,269 shares with a vesting date of March 5, 2009; 3,281 shares with a vesting date of March 28, 2009; 13,993 shares with a vesting date of March 3, 2010; 3,269 shares with a vesting date of March 5, 2010; and 13,994 shares with a vesting date of March 3, 2011.

(8)	Shares of restricted stock vest as follows: 33,436 shares with a vesting date of March 3, 2009; 2,820 shares with a vesting date of March 5, 2009; 2,895 shares with a vesting date of March 28, 2009; 8,419 shares with a vesting date of March 3, 2010; 2,820 shares with a vesting date of March 5, 2010; and 8,418 shares with a vesting date of March 3, 2011.

Option Exercises and Stock Vested in Fiscal Year 2008

The following table sets forth information regarding each exercise of stock options and each vesting of restricted stock during the year ended December 31, 2008 for each of the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting(1)

John K. Welch	—	—	98,669	$530,356
John C. Barpoulis	—	—	15,834	$80,641
Philip G. Sewell	—	—	30,238	$150,427
Robert Van Namen	—	—	8,135	$35,770
W. Lance Wright	—	—	13,874	$68,897

(1)	Amounts reflect the market value of the stock on the day the stock vested.

Pension Benefits in Fiscal Year 2008

We maintain the Employees’ Retirement Plan of USEC Inc., a tax-qualified defined benefit plan that provides retirement benefits to eligible employees. Section 415 and Section 401(a)(17) of the Internal Revenue Code generally place a limit on the amount of annual pension that can be paid from a tax-qualified plan as well as on the amount of annual earnings that can be used to calculate a pension benefit. However, we maintain the USEC Inc. Pension Restoration Plan that pays eligible employees the difference between the amount payable under the tax-qualified plan and the amount they would have received without the qualified plan’s limits. We also maintain two supplemental executive retirement plans (each, a “SERP”) in order to provide additional retirement benefits to executives to be competitive with the market. Mr. Welch, Mr. Barpoulis, Mr. Van Namen, and Mr. Wright participate in the USEC Inc. 2006 Supplemental Executive Retirement Plan (the “2006 SERP”) and Mr. Sewell is the sole active participant in the USEC Inc. 1999 Supplemental Executive Retirement Plan (the “1999 SERP”). The USEC Inc. Pension Restoration Plan and the SERPs are unfunded and are subject to forfeiture in the event of insolvency.

The following table shows the present value of benefits that the named executive officers are entitled to under the Employees’ Retirement Plan of USEC Inc. (the “Retirement Plan”), the USEC Inc. Pension Restoration Plan (the “Pension Restoration Plan”), and the applicable SERP. Mr. Welch and Mr. Barpoulis were not vested in the Retirement Plan, the Pension Restoration Plan, or the 2006 SERP as of December 31, 2008, however, they would be entitled to a minimum benefit under the 2006 SERP in the case of a change in control or death or disability as shown in the Potential Payments Upon Termination or Change in Control table.

			Present Value of
		Number of Years of	Accumulated	Payments During
Name	Plan Name	Credited Service	Benefit(1)	Last Fiscal Year

John K. Welch	Retirement Plan	3 yr. 3 mos.	$98,440	$0
	Pension Restoration Plan	3 yr. 3 mos.	$497,355	$0
	2006 SERP	3 yr. 3 mos.	$2,059,012	$0

	Total		$2,654,807	$0
John C. Barpoulis	Retirement Plan	3 yr. 9 mos.	$54,386	$0
	Pension Restoration Plan	3 yr. 9 mos.	$77,010	$0
	2006 SERP	3 yr. 9 mos.	$34,520	$0

	Total		$165,916	$0
Philip G. Sewell	Retirement Plan	7 yrs. 7 mos.	$300,710	$0
	Pension Restoration Plan	7 yrs. 7 mos.	$740,708	$0
	1999 SERP	7 yrs. 7 mos.	$3,831,506	$0

	Total		$4,872,924	$0
Robert Van Namen	Retirement Plan	10 yrs.	$157,063	$0
	Pension Restoration Plan	10 yrs.	$347,370	$0
	2006 SERP	10 yrs.	$279,568	$0

	Total		$784,001	$0
W. Lance Wright	Retirement Plan	5 yrs. 4 mos.	$153,249	$0
	Pension Restoration Plan	5 yrs. 4 mos.	$236,443	$0
	2006 SERP	5 yrs. 4 mos.	$283,488	$0

	Total		$673,180	$0

(1)	In determining the present value of each participant’s pension benefit, a 6.09% discount rate is assumed. An assumed interest rate of 6.29% is used in converting Pension Restoration Plan, 2006 SERP and 1999 SERP annuities into lump sums. The lump sum interest rate is determined at the time of benefit commencement and reflects an average of the un-annualized Moody’s Aa index bond yield plus 75 basis points. For purposes of this table, the calculation assumes retirement at the earliest age at which unreduced benefits could be paid, including projected future service for eligibility purposes only.

The Retirement Plan and Pension Restoration Plan benefits shown in the table above are net present values. All named executive officers have elected a lump sum form of payment under the Pension Restoration Plan for benefits earned and vested after 2004. Pension Restoration Plan benefits earned prior to 2005 are payable as an annuity. As of December 31, 2008, benefits under the Retirement Plan are not payable as a lump sum (except that under the terms of the plan, Mr. Van Namen is eligible to receive a lump sum for any benefit accrued prior to 2001). The normal form of payment under the Retirement Plan is a single life annuity or a 50% joint and survivor annuity. Retirement benefits are calculated under the following three formulas, with the formula that gives the participant the largest benefit used for the final calculation:

•	Regular Formula: The monthly benefit under the “Regular Formula” is calculated as 1.2% of final average monthly compensation (base salary plus annual bonus) times years and months of credited service plus $110. There are no offsets to this benefit.

•	Alternate Formula: The monthly benefit under the “Alternate Formula” is calculated as 1.5% of final average monthly compensation (base salary plus annual bonus) times years and months of credited service minus 1.5% times actual or projected monthly primary Social Security benefit times years and months of credited service up to 33 1/3 years (up to a maximum of 50% of the actual or projected monthly Social Security benefit).

•	Minimum Formula: The monthly benefit under the “Minimum Formula” is calculated as $5 multiplied by the first ten years and months of credited service, plus $7 multiplied by the next ten years and months of credited service, plus $9 times the years and months of credited service in excess of 20 years, plus 10% (less 1% per year of credited service less than 8) of the final average monthly compensation as calculated under the Regular Formula plus $110. There are no offsets to this benefit.

An employee’s final average monthly compensation includes base salary plus annual incentive compensation, including cash and restricted stock, and does not include the value of any award under the Company’s Long-Term Incentive Program. Pension plan benefits are determined, in part, using the employee’s actual age and credited service. The normal retirement age under the Retirement Plan and Pension Restoration Plan is 65. An employee is eligible for early retirement without any reduction in benefits (1) if the employee has completed at least 10 years of service and has attained the age of 62; or (2) if the sum of the employee’s age and years of service equals 85 or greater. In addition, an employee is eligible for early retirement after completing 10 years of credited service and attaining the age of 50, with benefits reduced based on employee age and credited service, per the plan’s reduction factor schedule. As of December 31, 2008, Mr. Sewell was eligible for early unreduced retirement. He was the only named executive officer eligible for normal or early retirement under the Retirement Plan and Pension Restoration Plan. As a practice, the Company generally does not provide additional years of age or service (except under the change in control agreements, which grant additional service) and no named executive officer has been credited with additional years of age or service for purposes of computing a retirement benefit, under the Retirement Plan or the Pension Restoration Plan.

The 1999 SERP provides Mr. Sewell with an annual benefit in the form of a monthly annuity equal to 55% of final average compensation, with offsets for (1) any benefits received under the Company’s other retirement programs and any U.S. federal governmental retirement program to which the Company has contributed on the participant’s behalf; and (2) Social Security benefits should the participant be eligible for such benefit. Mr. Sewell elected to receive a lump sum that is the actuarial equivalent of the above-described annuity for benefits earned and vested after 2004. Final average compensation for this purpose includes base salary and annual incentive compensation, including cash and restricted stock, earned for the three years preceding the participant’s date of termination, divided by three. As of December 31, 2008, Mr. Sewell was eligible for normal retirement under the 1999 SERP.

Participants in the 2006 SERP will generally accrue a monthly supplemental retirement benefit equal to 2.5% of their final average compensation for each year of service, to a maximum benefit equal to 50% of the final average compensation after 20 years of service. For Mr. Welch, no supplemental retirement benefit is accrued until five years of service, at which point Mr. Welch’s benefit is equal to 30% of final average compensation. With seven years of service, this benefit increases to 40% of final average compensation and with ten or more years of service increases to 50% of final average compensation. Final average compensation under the 2006 SERP includes salary and annual incentive compensation, including cash and restricted stock, paid (or vested, in the case of restricted stock) for the three years preceding the participant’s date of termination. The normal retirement age under the 2006 SERP is 62. Benefits are reduced by 6% (3% for Mr. Welch) for each year the executive commences payment of benefits prior to age 62. Monthly benefits payable under the 2006 SERP to a participant are offset by the amount the participant is eligible to receive under the Company’s other retirement plans and Social Security. Participants are generally vested in their benefits under the 2006 SERP after five years of service, although vesting will be accelerated in the event of the participant’s death or termination of employment as a result of disability or in the event of a change in control of the Company. A minimum monthly supplemental retirement benefit equal to 10% (20% for Mr. Welch) of final average compensation applies where vesting is so accelerated.

Benefits under the 2006 SERP are generally payable to a participant in the form of a lump sum (or an annuity at the election of the participant within the first 30 days of participation) when the participant terminates, but no earlier than age 55 (age 60 for Mr. Welch), except in the case of disability or death. All named executive officers participating in the 2006 SERP have elected a lump sum. Where a participant is terminated for cause (as defined in the 2006 SERP) or where a participant violates certain restrictive covenants, the participant’s benefits will be forfeited whether or not then vested and subject to repayment to the Company to the extent already paid to the participant.

Nonqualified Deferred Compensation in Fiscal Year 2008

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY(1)	in Last FY(2)	in Last FY(3)	Distributions	at Last FYE(4)

John K. Welch	$90,000	$26,800	$(27,466)	—	$198,835
John C. Barpoulis	—	—	—	—	—
Philip G. Sewell	—	—	—	—	—
Robert Van Namen	$37,547	$20,838	$(79,228)	—	$124,032
W. Lance Wright	$52,067	$11,627	$(38,315)	—	$73,570

(1)	Amount represents executive’s contributions to the USEC Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). These amounts are also included in the Summary Compensation Table in the Salary column.

(2)	Amount represents the Company’s contributions to the Deferred Compensation Plan. These amounts are also included in the Summary Compensation Table in the All Other Compensation column.

(3)	Amount represents earnings on the Deferred Compensation Plan during 2008.

(4)	Amount represents the aggregate balance for the named executive officers as of December 31, 2008 under the Deferred Compensation Plan. Includes the executive’s contributions to the Deferred Compensation Plan (formerly the USEC Inc. 401(k) Restoration Plan) previously reported as compensation to the named executive officers in the Summary Compensation Table in the Salary column in 2007 and 2006, as follows: Mr. Welch $34,081 in 2007, $22,500 in 2006; Mr. Van Namen $15,866 in 2007, $9,524 in 2006; and Mr. Wright $9,222 in 2007, $7,290 in 2006. Amount includes the Company’s contributions to the Deferred Compensation Plan (formerly the USEC Inc. 401(k) Restoration Plan) previously reported as compensation in the Summary Compensation Table in the All Other Compensation column in 2007 and 2006 as follows: Mr. Welch $26,892 in 2007, $21,200 in 2006; Mr. Van Namen $17,466 in 2007, $11,637 in 2006; and Mr. Wright $10,890 in 2007, $8,944 in 2006.

Potential Payments Upon Termination or Change in Control

The table below shows potential payments to our named executive officers under existing agreements, plans or arrangements for various scenarios involving a termination of employment or a change in control of the Company. The table assumes a December 31, 2008 termination date and is based on the named executive officers’ compensation and service levels as of that date. Where applicable, the table uses the closing price of our common stock of $4.49 as reported on the New York Stock Exchange as of December 31, 2008. The benefits in the table below are in addition to certain benefits available generally to salaried employees, such as accrued salary and vacation pay and distributions of plan balances under the USEC Savings Program.

Due to the number of factors that affect the nature and amounts of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

Payments Made Upon Termination

Under the USEC Inc. Executive Severance Plan, if an executive officer is terminated by the Company without cause, he is eligible to receive the following:

•	his current base salary and a prorated share of his current annual incentive (payable at the end of the performance period based on actual performance) up to the date of termination;

•	a cash severance payment equal to one year’s base salary at his current rate and an amount equal to his final average bonus (generally the average of his last three year’s annual incentive awards, both cash and restricted stock); and

•	continuation of medical and dental coverage as well as life insurance paid for by the Company for one year after termination (or until he receives similar coverage from a subsequent employer, whichever occurs first) and outplacement assistance services.

Severance benefits are contingent upon the executive executing a release and agreeing to comply with certain restrictive covenants relating to non-competition and non-solicitation of Company employees for a period of one year following his termination of employment. No severance is paid to an employee who is terminated for cause or who resigns voluntarily.

Payments Made Upon a Change in Control

The Company has entered into change in control agreements with each of the named executive officers. The change in control agreements provide each named executive officer with the following benefits (in lieu of any severance benefits under the Executive Severance Plan described above) if there is a change in control of the Company and within a protected period beginning three months before and ending three years after that change in control (the “protected period”), the Company terminates the executive’s employment without cause or the executive terminates his employment for “good reason” (as defined in the agreement):

•	a cash lump sum payment of his unpaid base salary through the date of termination, plus all other amounts to which he was entitled under any of the Company’s compensation or benefit plans under the terms of such plans.

•	a cash lump sum payment equal to 2.5 times the sum of the executive’s final annual base salary and his final average bonus. The executive’s final average bonus is the average of the three most recent annual incentive bonuses paid to the executive prior to the date of termination (whether paid in the form of cash or in grants of restricted stock). Any annual incentive bonus paid to an executive during the prior three years that was pro-rated or otherwise adjusted because the executive was not employed by the Company during the entire period to which the bonus related is annualized for purposes of the calculation of the executive’s final average bonus. If the executive has experienced a change in position that has increased the executive’s annual bonus opportunity, any annual bonus paid to the executive with respect to a period prior to the change in position is not included in the calculation of the executive’s final average bonus. If the executive has not been paid at least three annual bonuses prior to the date of termination that are includable in the calculation of the executive’s final average bonus, the executive’s final average bonus is an amount equal to the average of such lesser number of annual bonuses. If the executive has not been paid at least one annual bonus prior to the date of termination that is includable in the calculation of the executive’s final average bonus, the executive’s final average bonus is an amount equal to the executive’s annual target bonus as in effect on the date of termination.

•	continuation of life, accident and health insurance benefits for 2.5 years following the change in control, or, if sooner, until he is covered by comparable programs of a subsequent employer.

•	two and one-half additional years of service for purposes of vesting, eligibility and benefit accrual under the Company’s SERPs.

•	if the executive receives payments that would subject him to any federal excise tax due under section 4999 of the Internal Revenue Code, he would also receive a cash payment equal to the amount of such excise tax. The calculation of the 280G gross-up amount in the tables below is based upon a 280G excise tax rate of 20% and a 35% income tax rate.

In order to receive these benefits, the executive must comply with the non-competition, non-solicitation and confidentiality provisions of the change in control agreement during the term of the agreement and for 2.5 years thereafter (five years in the case of the confidentiality provision). For purposes of the 280G calculation we have not assumed that any amounts will be discounted as attributable to reasonable compensation or that any value will be attributed to executive’s being bound by the agreements regarding non-competition, non-solicitation and confidentiality contained in their change in control agreements, because these amounts are too subject to the facts and circumstances in place at the time of payment to be capable of valuation.

Equity Awards

If the executive’s employment is terminated by the Company without cause or is terminated by reason of the executive’s death, disability, or retirement (normal retirement or unreduced early retirement), all of the executive’s shares of restricted stock and unvested stock options granted under the USEC Inc. 1999 Equity Incentive Plan will become vested.

In addition, under the 2006 – 2008 Executive Incentive Plan, an executive whose employment was terminated by the Company as of December 31, 2008 without cause or was terminated by reason of the executive’s death, disability, or retirement (normal retirement or unreduced early retirement) would have received an award valued and paid at the end of the performance period ended December 31, 2008. This performance period has now been completed and actual payouts were made in March 2009, as described in the Compensation Discussion and Analysis.

If the executive’s employment is terminated for cause or if the executive voluntarily terminates employment (other than retirement), all of the executive’s restricted stock and unvested stock options will be cancelled and forfeited. As of December 31, 2008, the executive also would have forfeited any award opportunities under the 2006 – 2008 Executive Incentive Plan because awards had not yet been made.

Upon a change in control, all of the executive’s shares of restricted stock and unvested stock options will become vested. In addition, as of December 31, 2008, the executive would have received an award under the 2006 – 2008 Executive Incentive Plan for the performance period ended December 31, 2008. The awards would have been calculated assuming achievement of all applicable performance goals at target level.

The table below includes the intrinsic value (that is, the value based on the closing price of the Company’s stock of $4.49 as reported on the New York Stock Exchange as of December 31, 2008 and, in the case of options, less the exercise price) of stock options and restricted stock that would become exercisable or vested if the named executive officer terminated employment as of December 31, 2008. As of December 31, 2008, all unvested stock options held by the named executive officers had exercise prices that were greater than the closing price of our common stock of $4.49 as reported on the New York Stock Exchange as of December 31, 2008.

Retirement Benefits

The Pension Benefits in Fiscal Year 2008 table describes the general terms of each retirement plan in which the named executive officers participate, the years of credited service and the present value of each named executive officer’s accumulated pension benefit. The table below includes the present value of benefits under the Employees Retirement Plan of USEC Inc. (the “Retirement Plan”), the USEC Inc. Pension Restoration Plan (the “Pension Restoration Plan”), the USEC Inc. 1999 Supplemental Executive Retirement Plan (the “1999 SERP”), and the USEC Inc. 2006 Supplemental Executive Retirement Plan (the “2006 SERP”) that would have become payable if the named executive officer had terminated employment as of December 31, 2008.

					Involuntary
					or Good
					Reason
Executive Benefits			Involuntary	Involuntary	Termination
and Payments	Voluntary	Retirement	Not for Cause	For Cause	(Change		Death or
Upon Termination	Termination	(1)	Termination	Termination	in Control)		Disability

John K. Welch
Severance Payments(2)	$0	N/A	$1,866,404	$0	$4,728,509		$0
Stock Options	$0	N/A	$0	$0	$0		$0
Restricted Stock	$0	N/A	$1,598,301	$0	$1,598,301		$1,598,301
Executive Incentive Plan(3)	$0	N/A	$448,823	$0	$448,823		$448,823
Retirement Plan(4)	$0	N/A	$0	$0	$0		$0
Pension Restoration Plan(4)	$0	N/A	$0	$0	$0		$0
2006 SERP(5)	$0	N/A	$0	$0	$4,997,988		$3,646,414
280G Tax Gross-up	$0	N/A	$0	$0	$2,337,091		$0
Continuing Benefits(6)	$0	N/A	$12,956	$0	$32,390		$0

Total	$0		$3,926,484	$0	$14,143,102		$5,693,538

John C. Barpoulis
Severance Payments(2)	$0	N/A	$698,771	$0	$1,770,391		$0
Stock Options	$0	N/A	$0	$0	$0		$0
Restricted Stock	$0	N/A	$351,751	$0	$351,751		$351,751
Executive Incentive Plan(3)	$0	N/A	$122,079	$0	$122,079		$122,079
Retirement Plan(4)	$0	N/A	$0	$0	$0		$0
Pension Restoration Plan(4)	$0	N/A	$0	$0	$0		$0
2006 SERP(5)	$0	N/A	$0	$0	$346,288	(9)	$332,921
280G Tax Gross-up	$0	N/A	$0	$0	$456,045		$0
Continuing Benefits(6)	$0	N/A	$15,832	$0	$39,580		$0

Total	$0		$1,188,433	$0	$3,086,134		$806,751

Philip G. Sewell
Severance Payments(2)	$0	$0	$825,246	$0	$2,074,418		$0
Stock Options	$0	$0	$0	$0	$0		$0
Restricted Stock	$0	$202,882	$202,882	$0	$202,882		$202,882
Executive Incentive Plan(3)	$0	$145,418	$145,418	$0	$145,418		$145,418
Retirement Plan(4)	$300,710	$300,710	$300,710	$300,710	$300,710		$156,046	(8)
Pension Restoration Plan(4)	$740,708	$740,708	$740,708	$740,708	$740,708		$649,541	(8)
1999 SERP(7)	$3,831,506	$3,831,506	$3,831,506	$0	$3,831,506	(9)	$2,502,553
280G Tax Gross-up	$0	$0	$0	$0	$0		$0
Continuing Benefits(6)	$0	$0	$1,648	$0	$4,120		$0

Total	$4,872,924	$5,221,224	$6,048,118	$1,041,418	$7,299,762		$3,656,440

					Involuntary
					or Good
					Reason
Executive Benefits			Involuntary	Involuntary	Termination
and Payments	Voluntary	Retirement	Not for Cause	For Cause	(Change		Death or
Upon Termination	Termination	(1)	Termination	Termination	in Control)		Disability

Robert Van Namen
Severance Payments(2)	$0	N/A	$717,983	$0	$1,818,583		$0
Stock Options	$0	N/A	$0	$0	$0		$0
Restricted Stock	$0	N/A	$232,578	$0	$232,578		$232,578
Executive Incentive Plan(3)	$0	N/A	$122,079	$0	$122,079		$122,079
Retirement Plan(4)	$91,600	N/A	$91,600	$91,600	$91,600		$111,964	(8)
Pension Restoration Plan(4)	$233,484	N/A	$233,484	$233,484	$233,484		$247,609	(8)
2006 SERP(5)	$400,540	N/A	$400,540	$0	$610,559	(9)	$389,234
280G Tax Gross-up	$0	N/A	$0	$0	$0		$0
Continuing Benefits(6)	$0	N/A	$15,874	$0	$39,685		$0

Total	$725,624		$1,814,138	$325,084	$3,148,568		$1,103,464

W. Lance Wright
Severance Payments(2)	$0	N/A	$638,399	$0	$1,610,290		$0
Stock Options	$0	N/A	$0	$0	$0		$0
Restricted Stock	$0	N/A	$264,048	$0	$264,048		$264,048
Executive Incentive Plan(3)	$0	N/A	$107,717	$0	$107,717		$107,717
Retirement Plan(4)	$144,419	N/A	$144,419	$144,419	$144,419		$69,146	(8)
Pension Restoration Plan(4)	$248,149	N/A	$248,149	$248,149	$248,149		$245,201	(8)
2006 SERP(5)	$301,167	N/A	$301,167	$0	$715,677	(9)	$301,167
280G Tax Gross-up	$0	N/A	$0	$0	$436,372		$0
Continuing Benefits(6)	$0	N/A	$2,252	$0	$5,630		$0

Total	$693,735		$1,706,151	$392,568	$3,532,302		$987,279

(1)	As of December 31, 2008, Mr. Sewell is eligible for normal retirement in the 1999 SERP and early retirement in the Retirement Plan and the Pension Restoration Plan. Because of his years of services, Mr. Sewell would have been eligible to commence an immediate unreduced retirement benefit if he had retired as of December 31, 2008. No other named executive officer is eligible for an early or normal retirement under any of the Company’s retirement programs as of December 31, 2008.

(2)	In calculating the Severance Payment payable upon involuntary not for cause termination under the USEC Inc. Executive Severance Plan, the calculation of the final average bonuses for the named executive officers included each executive’s 2008 target annual incentive bonus because annual incentive bonuses for 2008 had not been determined as of December 31, 2008.

In calculating the Severance Payment under the executives’ change in control agreements, the final average bonuses for the named executive officers were calculated using the average of any bonuses paid in 2007, 2006 and 2005, except that Mr. Welch’s pro-rated 2005 bonus was annualized for purposes of this calculation and Mr. Barpoulis’ 2005 bonus was excluded because in 2006 he experienced a change in position that increased his bonus opportunity.

(3)	Amounts reflect the value of a target award as of December 31, 2008 notwithstanding the actual performance during the period ended December 31, 2008 of 56% of target, which was determined by the Compensation Committee in February 2009.

(4)	Only Mr. Sewell, Mr. Van Namen and Mr. Wright are vested under the Retirement Plan and the Pension Restoration Plan as of December 31, 2008. Mr. Sewell (age 62 as of December 31, 2008) is eligible for early retirement and would commence an immediate unreduced benefit upon termination. Mr. Van Namen (age 47 as of December 31, 2008) is not yet eligible for retirement but is eligible for immediate commencement of benefits accrued prior to 2001, payable as a lump sum. Mr. Van Namen will be eligible to commence a reduced pension for benefits accrued after 2000 at age 50. Mr. Wright (age 61 as of December 31, 2008) is not yet eligible for retirement but is eligible to commence an immediate, reduced benefit. Pension Restoration Plan benefits earned and vested after December 31, 2004 will be paid as a lump sum. Amounts shown are the actuarial present value of annuity payments and lump sums, as applicable. The present value of accumulated benefits is calculated using the assumptions under SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” as shown in Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008. In the case of disability, each of the executives would continue to accrue service during periods of disability rather than commence a retirement benefit.

(5)	Mr. Van Namen and Mr. Wright are the only named executive officers vested under the 2006 SERP. Mr. Welch and Mr. Barpoulis are only vested under the 2006 SERP in the case of a change in control or death or disability. Accrued SERP benefits are forfeited upon a termination for cause. Mr. Barpoulis (in the case of a change in control) and Mr. Van Namen are ineligible to commence payment so their amounts represent the present value of an age 55 lump sum payment. Mr. Welch (in the case of a change in control) and Mr. Wright are eligible for immediate lump sum benefits. Lump sum death benefits are payable immediately. The 2006 SERP provides for a minimum benefit objective of 10% of final average pay (20% in the case of Mr. Welch) in the case of a change in control or death or disability. Amounts for all executives represent the present value of accrued benefits payable in lump sum form. The present value of accumulated benefits is calculated using the assumptions under SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” as shown in Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

(6)	Includes (a) the cost of continuation of medical, dental and life insurance benefits for a period of one year following termination of employment in the case of an involuntary not for cause termination; and (b) the continuation of medical, dental, life insurance and disability benefits for a period of 2.5 years following termination of employment in the case of a change in control. Amounts vary by executive based on their specific benefit elections.

(7)	Mr. Sewell is the only named executive officer with benefits under the 1999 SERP. Mr. Sewell is eligible to commence an immediate, unreduced benefit upon termination. Benefits accrued prior to 2005 are payable in the form of an annuity and post-2004 benefits are payable as the lump sum equivalent of such annuity. Accrued 1999 SERP benefits are forfeited upon a termination for cause. The amount shown is the actuarial present value of life annuity and lump sum payments. Death benefits are 50% of Mr. Sewell’s pre-2005 accrued benefit and 100% of his post-2004 accrued benefit, with survivor benefits payable as an annuity. The present value of accumulated benefits is calculated using the assumptions under SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” as shown in Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

(8)	In the case of death, Mr. Sewell’s, Mr. Van Namen’s and Mr. Wright’s beneficiaries would be entitled to survivor annuity benefits under the Retirement Plan and the Pension Restoration Plan and would be eligible to commence survivor benefits immediately. Mr. Sewell’s survivor benefit is 50% of the amount Mr. Sewell would receive in the form of a single life annuity. Mr. Van Namen’s survivor’s benefit is 50% of the amount Mr. Van Namen would receive in the form of a single life annuity and is reduced for early commencement, subject to a minimum survivor benefit of 25%. Mr. Wright’s survivor’s benefit is the 50% survivor portion of a joint and survivor annuity and is reduced for early commencement. Benefits accrued and vested after December 31, 2004 in the Pension Restoration Plan are payable as a lump sum. In the case of disability, each of the executives would continue to accrue service during periods of disability rather than commence a retirement benefit.

(9)	Change in control agreements provide for an additional 2.5 years of service for vesting, eligibility and benefit accrual for the executive’s retirement benefits. This is done through the executive’s SERP benefit and accordingly, amount reflects gross benefit with 2.5 year service enhancement, less vested accrued benefits under the Retirement Plan and the Pension Restoration Plan.

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued under the USEC Inc. 1999 Equity Incentive Plan and the USEC Inc. 1999 Employee Stock Purchase Plan as of December 31, 2008.

Number of
	securities to be	Weighted-average	Number of securities
	issued upon exercise	exercise price of	remaining available
	of outstanding	outstanding	for future issuance
	options, warrants	options, warrants	under equity
Plan category	and rights	and rights	compensation plans

Equity compensation plans approved by security holders	2,120,000	$8.52	5,404,000	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	2,120,000		5,404,000

(1)	Includes 5,193,000 shares available for issuance under the USEC Inc. 1999 Equity Incentive Plan (net of awards which terminate or are cancelled without being exercised or that are settled for cash) and 211,000 shares (rounded) available for issuance under the USEC Inc. 1999 Employee Stock Purchase Plan.

ITEM 2. APPROVAL OF THE PROPOSED USEC INC. 2009 EQUITY INCENTIVE PLAN

In 1999, the Company’s shareholders approved the 1999 Equity Incentive Plan (the “1999 Plan”) under which 9,000,000 shares of its common stock were available for awards to be granted under the 1999 Plan. In 2004, the Company’s shareholders approved the First Amendment to the 1999 Plan which among other things increased the number of shares of its common stock available for awards to be granted under the 1999 Plan to 14,100,000.

On February 25, 2009, the Board approved the USEC Inc. 2009 Equity Incentive Plan (the “2009 Plan”), subject to shareholder approval at the 2009 Annual Meeting. If approved, the 2009 Plan would replace the 1999 Plan and no further awards would be granted under the 1999 Plan. The 2009 Plan is needed to enable us to continue to provide equity-based incentives as a key element of our compensation program and remain competitive with our peers.

The purpose of the 2009 Plan is to advance the long-term interests of the Company and its shareholders by providing incentives to attract, retain and reward individuals and by promoting the growth and profitability of the Company and its affiliates. As with the 1999 Plan, the 2009 Plan also includes the ability to grant awards to our non-employee directors.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, equity awards make up a significant portion of total compensation for executives and certain other key employees and are critical for attracting, motivating and retaining these employees and aligning their interests with those of the shareholders. USEC is in a critical transition period as we move from the older gaseous diffusion enrichment technology to the advanced technology of the American Centrifuge Plant and during this period, our ability to attract, motivate and retain employees and executives with the requisite skills and experiences to meet these challenges is essential to our success and the creation of long-term value for our shareholders. As discussed in the Compensation Discussion and Analysis section, we have been taking steps to conserve cash until we gain greater clarity on potential funding for our American Centrifuge Plant. One way to conserve cash is to divert potential cash compensation into equity compensation as was done with respect to a portion of the 2008 annual incentive awards. It is critical that we maintain the ability to provide the necessary equity incentive awards.

As of March 6, 2009, approximately 2,978 employees and nine non-employee directors are eligible to participate in the 2009 Plan. If approved, it is expected that initially approximately 46 employees and nine non-employee directors would participate in the 2009 Plan. Future grants under the 2009 Plan will be made at the sole discretion of the Committee.

Summary Description of the USEC Inc. 2009 Equity Incentive Plan

General

The 2009 Plan is summarized below. This summary does not purport to be a complete description of all the provisions of the 2009 Plan and is qualified in its entirety by reference to the complete text of the 2009 Plan. A copy of the 2009 Plan is attached as Appendix A to this proxy statement and is incorporated by reference into this summary.

Key Features of the 2009 Plan

•	An independent committee of the Board administers the 2009 Plan;

•	Awards may not be granted later than 10 years from the effective date of the 2009 Plan;

•	Awards may be stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and cash-based and other stock-based awards;

•	Stock options and stock appreciation rights may not be repriced under the 2009 Plan;

•	Stock options and stock appreciation rights may not be granted below fair market value;

•	Stock options and stock appreciation rights cannot be exercised more than 10 years from the date of grant;

•	Awards are subject to the following vesting limits: (1) awards other than non-employee director awards and performance awards will vest no faster than proportionally over a minimum period of three years; (2) performance awards shall not be vested over a period of less than one year; and (3) up to 210,000 awards may be granted without minimum vesting;

•	Dividends, if any, may not be paid on unvested performance awards;

•	Awards granted by the Committee under the 2009 Plan will provide for acceleration of exercisability, vesting and/or settlement in connection with a change in control where there is also an involuntary separation from service other than for cause (or by the employee for good reason) (e.g., “double trigger”);

•	Includes a “claw back” provision that requires repayment of all payments in settlement of any awards earned or accrued during the 12-month period following the first public issuance or filing with the SEC of a financial document that is subsequently restated as a result of misconduct; and

•	The Board may not make material amendments to the 2009 Plan without shareholder approval, including an amendment that would (1) materially increase the benefits accrued to participants under the 2009 Plan, (2) materially increase the number of shares available under the 2009 Plan (except for anti-dilution adjustments in the case of certain corporate transactions or events), (3) change the type of awards that may be granted under the 2009 Plan, (4) materially modify the requirements for participation in the 2009 Plan, or (5) require approval of the Company’s shareholders under applicable law, including the rules of any stock exchange upon which the Company’s shares are listed.

Administration

The 2009 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”) but may be administered by another committee or subcommittee of our Board appointed by the Board. The Committee has full power and authority to take all actions necessary to construe and interpret the 2009 Plan, to carry out the purpose and intent of the 2009 Plan, and to establish such rules, regulations and procedures for the administration of the 2009 Plan as it deems appropriate. The Committee may delegate certain of its authority under the 2009 Plan, except that no delegation may be made in the case of awards intended to be qualified under Section 162(m) of the Internal Revenue Code or to be made to officers or directors of the Company who are subject to Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Shares Subject to the Plan

The number of shares of common stock reserved for delivery with respect to awards under the 2009 Plan is the sum of: (a) 4,500,000 shares, plus (b) the number of shares, if any, underlying grants under the 1999 Plan that are forfeited, canceled, terminated or settled in cash without delivery of shares on or after the date of approval of the 2009 Plan by the shareholders of the Company. Authorized but unissued shares or treasury shares, or any combination, may be delivered under the 2009 Plan. If any award, or portion of an award, expires, is forfeited, or becomes unexercisable, the shares will become available for future grant. Restricted stock that is forfeited will become available for future grant. In addition, shares that are applied by the Company, including by net exercise, as payment of the exercise price of any award or in payment of any applicable withholding for taxes in relation to any award will become available for future grant. As of March 6, 2009, the closing price per share of common stock of the Company as quoted on the New York Stock Exchange was $3.37.

Awards granted to individuals reasonably expected to be Covered Employees (as defined below) under Section 162(m) that are intended to qualify for deduction under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), are subject to limits under the 2009 Plan as follows:

•	For options or SARs, the annual grant limit per Covered Employee is 1,000,000 shares;

•	For restricted stock or restricted stock units, the annual grant limit per Covered Employee is 1,000,000 shares;

•	For performance awards settled in shares, the annual grant limit per Covered Employee is 1,000,000 shares; and

•	For cash-based awards or performance awards settled in cash, the annual grant limit per Covered Employee is $2,000,000.

If the Committee determines that any dividend or other distribution, recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2009 Plan, then the Committee will make adjustments it deems equitable, to any or all of: (1) the number of shares with respect to which awards may be granted; (2) the annual limits on grants to individuals to comply with Section 162(m) described above; (3) the number of shares subject to outstanding awards; and (4) the exercise price or strike price with respect to any award.

Eligibility

The Committee may select officers, directors, employees and other individuals providing bona fide services to or for the Company and its affiliates to receive awards under the 2009 Plan. Non-employee directors are only eligible to receive the non-employee director awards.

The following types of awards are available under the 2009 Plan:

Stock Options

Options may be either nonqualified stock options or incentive stock options under Section 422 of the Internal Revenue Code. The exercise price of any stock option may not be less than the fair market value of the stock on the grant date. Except as otherwise provided in the award, the exercise price of any option is payable in cash, check or cash equivalent, by tendering shares of common stock, by broker-assisted cashless exercise, by net exercise, or by such other consideration as the Committee approves (or by any combination thereof). No stock option will be exercisable more than ten years after the grant. The Committee determines the terms of each stock option at the time of the grant.

Stock Appreciation Rights

Stock appreciation rights may be granted either in tandem with other awards or as freestanding stock appreciation rights. The strike price of any stock appreciation right granted in tandem with an option will be equal to the exercise price per share under the related option. The strike price of any freestanding stock appreciation right will not be less than the fair market value of a share on the grant date. No stock appreciation right will be exercisable more than ten years after the grant. Stock appreciation rights will entitle the holder to receive a payment in cash, in shares or a combination, having an aggregate value equal to the difference between the fair market value of the underlying shares on the date of exercise and the strike price. The Committee determines the terms of each stock appreciation right at the time of the grant.

Restricted Stock

Restricted stock may be subject to restrictions, including continued employment, achievement of performance goals or other criteria. The Committee will determine the purchase price, if any, applicable to restricted stock awards. Payment of the purchase price for restricted stock, if any, may be made in cash, by check or cash equivalent or by such other consideration as the Committee approves (or by any combination thereof). Except for restrictions on transfer and such other restrictions as the Committee may impose on restricted stock, award holders will have all the rights of a shareholder with respect to the restricted stock, including dividend and voting rights. The Committee determines the terms of each restricted stock award at the time of the grant.

Restricted Stock Units

Restricted stock units may become nonforfeitable contingent upon continued employment, achievement of performance goals or other criteria deemed appropriate by the Committee. Each restricted stock unit will have a value equal to the fair market value of one share. Award holders will not have shareholder rights with respect to the restricted stock units but may receive dividend equivalent rights. Restricted stock units may be paid in cash, shares or other consideration, as determined by the Committee. The Committee determines the terms of each restricted stock unit award at the time of the grant.

Performance Awards

Performance awards may be payable in cash or shares or a combination of both, contingent on the level of attainment of performance goals. The Committee will establish performance measures and the performance period applicable to each performance goal and will determine the level of attainment of the performance goals. Performance awards may include dividend equivalent rights, except that dividends may not be paid on unvested performance awards. Performance awards may, but need not, include performance criteria that satisfy Section 162(m).

Section 162(m) disallows our deduction for compensation in excess of $1,000,000 paid to our chief executive officer and the three other most highly paid executive officers named in the summary compensation table (other than the Chief Financial Officer) (“Covered Employees”). However, performance-based compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. The deduction limitation would not apply to compensation otherwise deductible on account of the exercise of stock options (and stock appreciation rights) granted under the 2009 Plan with an exercise price (or strike price) no less than the fair market value of a share on the date of grant provided the plan limits the number of shares that may be awarded to any individual and is approved by our shareholders. The 2009 Plan is designed so that if the 2009 Plan is approved by our shareholders, the Committee may grant awards that satisfy the performance-based compensation exception under Section 162(m).

To the extent that awards are intended to qualify for the performance-based compensation exception under Section 162(m), the performance criteria will be based on the achievement of any one or more of the following performance measures, as determined by the Committee:

•	revenue;

•	sales;

•	expenses;

•	operating income;

•	gross profit;

•	gross margin;

•	operating margin;

•	earnings before any one or more or a combination of: stock-based compensation expense, interest, taxes, depreciation and amortization;

•	pre-tax profit;

•	operating income or profit;

•	net operating income;

•	net income;

•	after tax operating income;

•	economic value added;

•	cash flow(s);

•	free cash flow;

•	operating cash flow;

•	balance of cash, cash equivalents and marketable securities;

•	stock price;

•	earnings or book value per share;

•	earnings per share;

•	diluted earnings per share;

•	return on shareholder equity;

•	return on capital;

•	return on assets;

•	return on equity;

•	return on capital, capital employed or investment;

•	return on investment;

•	employee satisfaction;

•	employee retention, customer satisfaction, safety or diversity, market share product development;

•	research and development expenses;

•	completion or attainment of objectively determinable targets with respect to an identified special project;

•	total sales or revenues or sales or revenues per employee;

•	production (separative work units or SWUs);

•	stock price or total shareholder return;

•	dividends; and

•	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestiture.

Awards not subject to Section 162(m) and awards not intended to qualify for the performance-based compensation exception may be subject to any other performance criteria established by the Committee.

Cash-Based and Other Stock-Based Awards

Cash-based or other stock-based awards will be payable in cash, shares or other securities or any combination thereof as the Committee determines. Holders of other stock-based awards will not have the rights of a shareholder until shares are delivered but may receive dividend equivalent rights. The Committee determines the terms of each cash-based award or other stock-based award at the time of the grant.

Transferability

Unless otherwise determined by the Committee, awards under the 2009 Plan may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, awards may be exercised only by the grantee.

Non-Employee Director Awards

The Committee may provide that all or any portion of a non-employee director’s annual retainer, any committee or other chairman fees, and any other fees will be payable, either automatically, or at the election of the non-employee director, in the form of nonqualified stock options, restricted stock, restricted stock units or other stock-based awards. Non-employee director awards will be subject to the terms and conditions established by the Committee.

Special Vesting Rules

The vesting conditions for awards will be determined by the Committee; provided, however, that awards other than non-employee director awards and performance awards will vest no faster than proportionally over a minimum period of three years. Up to 210,000 shares may be granted under the 2009 Plan without the above minimum vesting requirements.

Change in Control

The Committee may provide for the full or partial acceleration of the exercisability, vesting and/or settlement of an award or any portion thereof in connection with a change in control, upon such conditions, including termination of the grantee’s service prior to, upon, or following such change in control, to such extent as the Committee shall determine.

Amendment and Termination

The Board may at any time suspend or terminate the 2009 Plan. The Board may amend the 2009 Plan at any time, provided that the Board may not make material amendments to the 2009 Plan without shareholder approval, including an amendment that would (1) materially increase the benefits accrued to participants under the 2009 Plan, (2) materially increase the number of shares available under the 2009 Plan (except for anti-dilution adjustments in the case of certain corporate transactions or events), (3) change the type of awards that may be granted under the 2009 Plan, (4) materially modify the requirements for participation in the 2009 Plan, or (5) require approval of the Company’s shareholders under applicable law, including the rules of any stock exchange upon which the Company’s shares are listed.

No awards may be granted under the 2009 Plan after February 25, 2019.

Certain Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States federal income tax treatment under current federal income tax laws, of awards authorized under the 2009 Plan, if the plan is approved by our shareholders. This summary is not intended to be exhaustive or to constitute tax advice, and, among other things, does not describe state, local or foreign income and other tax consequences.

Incentive Stock Options

An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option, and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an incentive stock option may, however, give rise to taxable income subject to applicable withholding taxes, and a tax deduction to the Company, if the incentive stock option is not exercised timely or if the optionee subsequently engages in a “disqualifying disposition,” as described below. To be a timely exercise for this purpose, the exercise generally must occur while the optionee is employed by the Company or within three months after termination of employment. The amount by which the fair market value of the common stock on the exercise date of an incentive stock option exceeds the exercise price generally will increase the optionee’s alternative minimum taxable income in the year of exercise.

An optionee who pays the option exercise price upon exercise of an option, in whole or in part, by delivering already owned shares of stock generally will not recognize gain or loss on the shares surrendered at the time of such delivery. Rather, such gain or loss recognition generally will occur upon disposition of the shares acquired in substitution for the shares surrendered.

An optionee will recognize long-term capital gain or loss upon his or her disposition of shares acquired upon the exercise of an incentive stock option if such disposition occurs at least one year after the transfer of the shares to such optionee and at least two years after the date of grant of the incentive stock option. Such long-term capital gain or loss will be measured by the difference between the amount realized on such disposition and the option exercise price. If, however, an optionee disposes of shares acquired upon the exercise of an incentive stock option within two years after the date of grant of the incentive stock option or within one year from the date of transfer of the incentive stock option shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares and will have the following results: any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option and (ii) the amount realized on such disqualifying disposition of the shares over (b) the option exercise price of such shares, will be ordinary income to the optionee, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not be deductible by the Company.

Nonqualified Stock Options

An optionee will not recognize any taxable income upon the grant of a nonqualified stock option, and the Company will not be entitled to a tax deduction with respect to such grant. Upon exercise of a nonqualified stock option, the excess of the fair market value of the common stock on the exercise date over the option exercise price will be taxable as ordinary income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such ordinary income. The optionee’s tax basis for the common stock received pursuant to the exercise of a nonqualified stock option will equal the sum of the ordinary income recognized and the exercise price.

An optionee who pays the option exercise price upon exercise of an option, in whole or in part, by delivering already owned shares of stock generally will not recognize gain or loss on the shares surrendered at the time of such delivery. Rather, such gain or loss recognition generally will occur upon disposition of the shares acquired in substitution for the shares surrendered.

In the event of a sale of common stock received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss.

Stock Appreciation Rights

An award holder will not recognize any income upon the grant of a stock appreciation right. If the stock appreciation right is settled in cash, the cash will be taxed as ordinary income to the award holder at the time it is received. If the stock appreciation right is settled in stock, the difference between the fair market value of the stock received and the aggregate strike price will be taxed as ordinary income to the award holder. The Company will generally be entitled to a tax deduction in the amount of and at the same time that ordinary income is required to be recognized by the award holder as a result of the exercise.

Restricted Stock

An award holder will not recognize any income upon the grant of restricted stock unless he or she elects under Section 83(b) of the Internal Revenue Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the award holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the award holder generally will recognize ordinary income, on the date that the shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time ordinary income is recognized, the Company generally will be entitled to a deduction in the same amount, subject to the application of Section 162(m).

Generally, upon a sale or other disposition of restricted stock with respect to which the award holder recognized ordinary income, the award holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the award holder’s basis in such shares. The Company is not entitled to any further deduction.

Restricted Stock Units, Performance Awards, Cash-Based Awards and Other Stock-Based Awards

In general, the grant of restricted stock units, performance awards, cash-based awards and other stock-based awards will not result in income for the award holder or in a tax deduction for the Company. Upon the settlement of such an award, the award holder will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount, subject to the application of Section 162(m).

Plan Benefits

Future benefits under the 2009 Plan are not currently determinable because participation and the types of awards available for grant under the plan are subject to the discretion of the Committee. To date 181,452 awards have been granted under the 2009 Plan, subject to approval of the plan by the shareholders. This included a grant of restricted stock under the Company’s Long-Term Incentive Program to the Chief Executive Officer for 2009. If the 2009 Plan is not approved by the shareholders, this award will become null and void.

The approval of the 2009 Plan requires the affirmative vote of a majority of the shares present at the annual meeting in person or by proxy and entitled to vote on this matter; provided that the total votes cast on the proposal represent more than 50% of USEC’s outstanding shares of common stock as of the record date.

The Board recommends voting FOR the approval of the proposed USEC Inc. 2009 Equity Incentive Plan.

ITEM 3.  APPROVAL OF PROPOSED USEC INC. 2009 EMPLOYEE STOCK PURCHASE PLAN

In February 1999, the Company established the 1999 Employee Stock Purchase Plan (the “1999 Stock Purchase Plan”), an employee stock purchase plan under which 2,500,000 shares of its common stock were authorized for sale to participating employees. In April 2008, the Company’s shareholders approved an increase in the number of shares authorized for issuance under the 1999 Stock Purchase Plan by 250,000 to 2,750,000 and extended the term by two years from February 2, 2009 until February 2, 2011.

As of March 6, 2009, there were approximately 211,405 shares available for purchase in the current and future offering periods under the 1999 Stock Purchase Plan, which may not be sufficient for the program to continue beyond 2009. In order to continue this valuable program, on February 25, 2009, the Board of Directors adopted the 2009 Employee Stock Purchase Plan (the “2009 Stock Purchase Plan”), subject to approval by our shareholders.

The purpose of the 2009 Stock Purchase Plan is to provide employees with the opportunity to become equity owners of the Company by purchasing shares of common stock through generally semi-annual offerings financed by payroll deductions. As of January 1, 2009 (the beginning of the current offering period under the 1999 Stock Purchase Plan), approximately 2,800 employees were eligible to participate. During the offering period ended December 31, 2008, approximately 340 employees participated in the 1999 Stock Purchase Plan.

Summary Description of the USEC Inc. 2009 Employee Stock Purchase Plan

The 2009 Stock Purchase Plan is summarized below. This summary does not purport to be a complete description of all the provisions of the 2009 Stock Purchase Plan and is qualified in its entirety by reference to the complete text of the 2009 Stock Purchase Plan. A copy of the 2009 Stock Purchase Plan is attached as Appendix B to this proxy statement and is incorporated by reference into this summary.

General

The 2009 Stock Purchase Plan is intended to comply with the requirements of Section 423 of the Internal Revenue Code, thereby assuring the participants the associated tax advantages. These tax advantages are described below in the Section entitled “Certain Federal Income Tax Consequences.”

Administration

The 2009 Stock Purchase Plan will be administered by a committee of the Board (the “Committee”), which has been so designated by the Board. The Compensation Committee of the Board currently has been designated as the administrator of the 2009 Stock Purchase Plan. The Committee has full authority to construe and interpret the 2009 Stock Purchase Plan, and may make such rules and regulations and establish such procedures for the administration of the 2009 Stock Purchase Plan as it deems appropriate.

Shares Available for Purchase

Subject to adjustment as described below, the number of shares of common stock that may be sold under the 2009 Stock Purchase Plan may not exceed 1,000,000. For purposes of the 2009 Stock Purchase Plan, shares of common stock may be authorized but unissued shares, treasury shares or shares purchased on the open market or from private sources. If the Committee determines that any dividend, other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate to prevent dilution or enlargement of the benefits under the 2009 Stock Purchase Plan, then the Committee shall make such equitable adjustments in the 2009 Stock Purchase Plan and then outstanding offering, as it deems necessary or appropriate, including changing the number of shares of Company securities reserved under the 2009 Stock Purchase Plan and the purchase price of the then current offering.

Participation and Offerings

Subject to certain procedural requirements, all employees of the Company and any incorporated subsidiaries that are designated by the Committee who have at least six months of service and work at least 20 hours per week or five months in any calendar year, will be eligible to participate in the 2009 Stock Purchase Plan, except that employees who are 5% or more shareholders of the Company or any subsidiary of the Company will not be eligible to participate.

Pursuant to the 2009 Stock Purchase Plan, during each offering period (generally a six-month period, or such other period, not to exceed one year, as determined by the Committee), each eligible employee will be permitted to make an election to authorize regular payroll deductions for the purchase of shares of common stock. Payroll deductions may be in an amount equal to 1% to 10% of the employee’s compensation (as defined in the 2009 Stock Purchase Plan), as elected by the employee, for each payroll period. However, the fair market value of the shares of common stock that may be purchased by any employee under the 2009 Stock Purchase Plan during any calendar year may not exceed $25,000.

Payroll deductions are credited to recordkeeping accounts. At the end of the offering period, shares of common stock will be purchased on behalf of participating employees with their accumulated payroll deductions at a purchase price equal to 85% of the fair market value of the common stock on the date the offering period ends. Participants may withdraw from the 2009 Stock Purchase Plan during an offering period and will receive their accumulated payroll deductions, but may not resume participation until the following offering period.

Change in Control

Upon the occurrence of a change in control (as defined in the 2009 Stock Purchase Plan), if the Committee determines that the operation or administration of the 2009 Stock Purchase Plan could prevent participants from obtaining the benefit of accrued purchase rights thereunder, the 2009 Stock Purchase Plan may be terminated in any manner deemed by the Committee to provide equitable treatment to participants.

Nontransferable Right to Purchase

Neither payroll deductions credited to a participant’s account, nor any rights with respect to the purchase of shares of common stock that are granted to a participant under the 2009 Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way, other than by will, the laws of descent and distribution or beneficiary designation.

Restrictions on Resale

Shares of common stock purchased under the 2009 Stock Purchase Plan by a participant will be subject to a one-year restriction on the sale of such shares.

Amendment or Discontinuance

The Company’s Board or the Committee may at any time and for any reason amend, suspend or discontinue the 2009 Stock Purchase Plan. However, no amendment will increase the maximum aggregate number of shares that may be issued under the 2009 Stock Purchase Plan or change the designation of the corporations or class of corporations whose employees may participate in the 2009 Stock Purchase Plan without the approval of the Company’s shareholders within 12 months before or after such action by the Company’s Board or the Committee.

Term

The 2009 Stock Purchase Plan will expire upon completion of any offering period under which the limitation on the total number of shares of common stock reserved for issuance under the 2009 Stock Purchase Plan has been reached unless the 2009 Stock Purchase Plan is sooner terminated by the Company’s Board.

Certain Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to purchases under the 2009 Stock Purchase Plan. This summary is not intended to be exhaustive or to constitute tax advice, and, among other things, does not describe state, local or foreign income and other tax consequences.

The 2009 Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under the applicable Internal Revenue Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the 2009 Stock Purchase Plan. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price; or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Plan Benefits

The benefits that will be received or allocated to eligible employees under the 2009 Stock Purchase Plan cannot be determined at this time because the amount of contributions set aside to purchase shares of the common stock under the 2009 Stock Purchase Plan (subject to the limitations discussed above) is entirely within the discretion of each participant.

As of March 6, 2009, 2,538,595 shares of our common stock had been purchased under the 1999 Stock Purchase Plan. The following table gives the dollar value of the benefit (the 15% discount on the purchase price) during the fiscal year ended December 31, 2008 and the number of shares that were purchased under the 1999 Stock Purchase Plan by the persons and groups identified below during such period:

		Aggregate Number of
		Shares Purchased
	Dollar Value of	under the 1999 Stock
	Benefit in the	Purchase Plan in the
	Fiscal Year Ended	Fiscal Year Ended
Name	December 31, 2008	December 31, 2008

Named Executive Officers:
John K. Welch	$0	0
President and CEO
John C. Barpoulis	$0	0
Senior Vice President and CFO
Philip G. Sewell	$0	0
Senior Vice President, American Centrifuge and Russian HEU
Robert Van Namen	$723	934
Senior Vice President, Uranium Enrichment
W. Lance Wright	$0	0
Senior Vice President, Human Resources and Administration
Total for All Executive Officers (12 persons)	$1,183	1,529
Non-Executive Director Group (9 persons)	N/A	N/A
All employees who are not executive officers, as a group	$101,336	130,354
Total	$102,519	131,883

The approval of the 2009 Stock Purchase Plan requires the affirmative vote of a majority of the shares present at the annual meeting in person or by proxy and entitled to vote on this matter.

The Board recommends voting FOR the approval of the proposed USEC Inc. 2009 Employee Stock Purchase Plan.

ITEM 4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit and Finance Committee of the Company has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent auditors of the Company for 2009, subject to ratification of this appointment by the shareholders of the Company. PricewaterhouseCoopers LLP has advised the Company that neither it nor any member thereof has any direct or material indirect financial interest in the Company or any of its subsidiaries in any capacity. One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. PricewaterhouseCoopers LLP representatives will also be available to respond to appropriate questions.

The Audit and Finance Committee has sole authority for appointing and terminating USEC’s independent auditors for 2009. Accordingly, shareholder approval is not required to appoint PricewaterhouseCoopers LLP as USEC’s independent auditors for 2009. The Audit and Finance Committee believes, however, that submitting the appointment of PricewaterhouseCoopers LLP to the shareholders for ratification is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit and Finance Committee will review its future selection of the Company’s independent auditors.

The ratification of the appointment of PricewaterhouseCoopers LLP as USEC’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

The Board recommends voting FOR ratification of the appointment of PricewaterhouseCoopers LLP as USEC’s independent auditors.

Audit and Non-Audit Fees

The Audit and Finance Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Audit and Finance Committee has delegated pre-approval authority to the Chairman of the Audit and Finance Committee, who presents any decisions to the full Audit and Finance Committee at its next scheduled meeting. The following amounts were billed to the Company by the independent auditors for services rendered for the periods indicated:

	Amount Billed	Amount Billed
	For Year Ended	For Year Ended
Type of Fee	December 31, 2008	December 31, 2007
	(In thousands)	(In thousands)

Audit Fees(1)	$996	$1,088
Audit-Related Fees(2)		$300
Tax Fees(3)	$66	$99
All Other Fees(4)	$3	$2

Total	$1,065	$1,489

(1)	Primarily audits of the financial statements for both periods including internal control testing over financial reporting and reviews of quarterly financial statements for both periods.

(2)	Securities issuance efforts in 2007 and SEC comment letter in 2007.

(3)	Primarily services related to selected tax projects and IRS audit assistance for both periods.

(4)	Service fee for access to electronic publication.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors is comprised of four independent directors and operates under a written charter. The Committee meets with the internal and independent auditors, with and without management present, to facilitate and encourage private communication.

In fulfilling its responsibilities, the Committee has reviewed and discussed with management and the independent auditors the Company’s audited consolidated financial statements for the year ended December 31, 2008.

The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The Committee considered and concluded that the provision of non-audit services by the independent auditors was compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Audit and Finance Committee

Joseph F. Paquette, Jr., Chairman
Michael H. Armacost
Joseph T. Doyle
W. Henson Moore

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the information included under the captions “Compensation Committee Report,” and “Audit and Finance Committee Report” shall not be deemed “soliciting material” or to be “filed” with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates these items by reference.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS AND OTHER INFORMATION

Date for Submission of Shareholder Proposals

Under the SEC rules, in order to be considered for inclusion in USEC’s proxy statement for the 2010 annual meeting of shareholders, proposals from shareholders must be received by the Secretary of the Company at Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817 not later than November 20, 2009.

Our bylaws contain an advance notice provision regarding shareholder proposals that are not sought to be included in the Company’s proxy statement, which provides that, to be timely, a shareholder’s notice of intention to bring business before a meeting must be delivered to the Company’s Secretary, at the Company’s principal executive office, not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting, unless the date of the next annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be received not later than the tenth day following the day on which notice of the meeting is mailed or public disclosure of the date of the annual meeting is made. Accordingly, shareholder nominations for director or other proposed items of business intended to be brought before the next annual meeting of shareholders must be received by the Company between December 31, 2009 and January 30, 2010 in order to be considered timely, unless the Company gives notice that the date of the annual meeting is more than 30 days before, or more than 60 days after, April 30, 2010. Any proposals received outside of that period will not be permitted to be raised at the meeting.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented at the 2009 Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, including shareholder proposals that have been excluded pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

By order of the Board of Directors,

Peter B. Saba
Senior Vice President, General Counsel and Secretary

Bethesda, Maryland
March 19, 2009

APPENDIX A

USEC Inc.

2009 Equity Incentive Plan

1.  Establishment, Duration and Purpose of Plan.

1.1  Establishment and Duration of Plan.  USEC Inc., a Delaware corporation (the “Company”), hereby establishes the USEC Inc. 2009 Equity Incentive Plan (the “Plan”). The Plan is effective February 25, 2009 (the “Effective Date”), subject to the approval of the shareholders of the Company. The Plan shall continue in effect until its termination by the Committee; provided, however, that any Award shall be granted, if at all, within ten (10) years from the Effective Date.

1.2  Purpose.  The purpose of the Plan is to advance the interests of the Company, its Affiliates and its shareholders by providing incentives to attract, retain and reward individuals performing services for the Company or its Affiliates and by promoting the growth and profitability of the Company and its Affiliates. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock, Performance Awards, Cash-Based Awards and Other Stock-Based Awards.

2.  Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below.

2.1 “Affiliate” means an entity that directly, or indirectly through one or more intermediary entities, controls the Company or (b) an entity that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “control” and “controlled by” mean ownership of (i) stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (ii) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity; provided, that with respect to any entity in which the Company owns at least a twenty percent (20%) interest but less than or equal to a fifty percent (50%) interest, the Committee may determine that such entity will be an Affiliate for purposes of this Plan or for purposes of any Award under this Plan if the Committee has determined prior to the granting of such Award that there are legitimate business criteria for treating such entity as an Affiliate.

2.2 “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Cash-Based Award or Other Stock-Based Award.

2.3 “Award Agreement” means a written agreement, contract, or other instrument evidencing an Award setting forth the terms and conditions of an Award which shall incorporate the terms of the Plan by reference.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cash-Based Award” means an Award granted to a grantee as described in Section 11.1.

2.6 “Cause” means, unless otherwise defined in the applicable Award Agreement, any of the following: (a) the engaging by the grantee in willful misconduct that is injurious to the Company or its Affiliates, (b) the embezzlement or misappropriation of funds or material property of the Company or its Affiliates by the grantee, or the conviction of the grantee of a felony or the entrance of a plea of guilty, or nolo contendere by the grantee to a felony, (c) the willful failure or refusal by the grantee to substantially perform his or her duties or responsibilities that continues after demand for substantial performance is delivered by the Company to the grantee that specifically identifies the manner in which the Company believes the grantee has not substantially performed his or her duties (other than any such failure resulting from the grantee’s incapacity due to Disability). For purposes of this definition, no act, or failure to act, on the grantee’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Any determination of Cause shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a grantee.

2.7 “Change in Control” means, unless such term or an equivalent term is otherwise defined in the applicable Award Agreement, the occurrence of any of the following:

(a) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act or Persons acting as a group (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company by reason of having acquired such securities during the 12-month period ending on the date of the most recent acquisition (not including any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the total voting power of the Company’s then outstanding voting securities;

(b) the majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment;

(c) there is consummated a merger or consolidation of the Company or any subsidiary of the Company with any other corporation or other entity, resulting in a change described in clauses (a), (b), (d), (e) or (f) of this definition, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than sixty percent (60%) of the total voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, directly or indirectly, acquired forty percent (40%) or more of the total voting power of the Company’s then outstanding securities (not including any securities acquired directly from the Company or its Affiliates);

(d) a liquidation of the Company involving the sale to any Person or Persons acting as a group of at least forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before the liquidation;

(e) the sale or disposition by the Company or any direct or indirect subsidiary of the Company to any Person or Persons acting as a group (other than any subsidiary of the Company) of assets that have a total fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the assets of the Company and its subsidiaries (taken as a whole) immediately before such sale or disposition (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company or any direct or indirect subsidiary of the Company to an entity, at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by shareholders of the Company in substantially the same proportions as their beneficial ownership of the Company immediately prior to such sale;

(f) the sale or disposition by the Company or any direct or indirect subsidiary of the Company to any Person or Persons acting as a group (other than any subsidiary of the Company) of a subsidiary or subsidiaries of the Company credited under GAAP with forty percent (40%) or more of the total revenues of the Company and its subsidiaries (taken as a whole) in the current fiscal year or in any of the two most recently completed fiscal years (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company or any direct or indirect subsidiary of the Company to an entity, at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by shareholders of the Company in substantially the same proportions as their beneficial ownership of the Company immediately prior to such sale; or

(g) a change of the kind described in clauses (a), (b), (c), or (d) of this definition with respect to any Material Subsidiary (with such determination made by replacing “Company” with “Material Subsidiary” in each instance in such clauses); provided, however, that for purposes of applying this provision to clause (a) of this definition, a “Change in Control” shall not be deemed to occur solely as a result of a Person or Persons acting as a group becoming the beneficial owner (as determined under clause (a) of this definition) of less than fifty percent (50%) of the ownership interests of a Material Subsidiary, but shall be deemed to occur if such Person or Persons acting as a group thereafter become the beneficial owner (as determined under clause (a) of this definition) of fifty percent (50%) or more of the ownership interests of such Material Subsidiary.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations or administrative guidelines promulgated thereunder.

2.9 “Committee” means the Compensation Committee of the Board, or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers as shall be specified herein or by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers. For purposes of Awards granted to Non-Employee Directors pursuant to Section 12 of the Plan, references to the Committee shall be deemed to be references to the Board. For purposes of qualifying transactions as exempt under Rule 16b-3, the Committee shall be the entire Board or a Committee established by the Board of two or more “non-employee directors” within the meaning of Rule 16b-3. To the extent desirable to qualify Awards granted under the Plan for the Section 162(m) Exemption, the Committee shall consist exclusively of two or more “outside directors” within the meaning of Section 162(m) of the Code.

2.10 “Company” means USEC Inc., a Delaware corporation.

2.11 “Covered Employee” means any employee who is designated by the Committee at the time of any Award or at any subsequent time as reasonably expected to be a “covered employee” as defined in Section 162(m) of the Code and related regulations, or any successor statute, and related regulations.

2.12 “Disability” means, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as such under the Company’s then current long-term disability plan; provided, that with respect to Incentive Stock Options, “Disability” means the permanent and total disability of the grantee, within the meaning of Section 22(e)(3) of the Code.

2.13 “Dividend Equivalent Right” means the right of a grantee, granted at the discretion of the Committee or as otherwise provided by the Plan or the Award Agreement, to receive a credit for the account of such grantee in an amount equal to the amount of ordinary cash dividends paid on one Share represented by an Award held by such grantee payable in cash, Shares or other securities or other property as determined by the Committee. Dividend Equivalent Rights shall be forfeited or cancelled if the underlying Award is forfeited or cancelled.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15 “Exercise Price” means the price at which an Option shall be exercised.

2.16 “Fair Market Value” with respect to Shares, as of any date, shall mean, as determined by the Committee, (a) the closing sales price per Share on the New York Stock Exchange (or, if the shares are no longer traded on the New York Stock Exchange, any other such market on which the Shares are traded) on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (b) an arithmetic mean of selling prices on all trading days over a specified averaging period or a specified averaging period weighted by volume of trading on each trading day in the period, that is within thirty (30) days before or thirty (30) days after the applicable date as determined by the Committee in its discretion; provided, that if an arithmetic mean of prices is used to set an Exercise Price or Strike Price, the commitment to grant such Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury

Regulation 1.409A-1(b)(5)(iv)(A), or (c) in the event there is no public market for the Shares, the fair market value as determined, in good faith, by the Committee in its sole discretion; provided, that such manner is consistent with Treasury Regulation 1.409A-1(b)(5)(iv)(B).

2.17 “Freestanding SAR” means an SAR granted independently of any Option.

2.18 “Grant Date” means the date an Award is duly granted by the Committee or the Board or such later date as may be specified by the Committee or the Board.

2.19 “Incentive Stock Option” means an Option that is identified in the Award Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, and that actually does so qualify.

2.20 “Material Subsidiary” means any subsidiary of the Company (a) whose total assets represent forty percent (40%) or more of the total gross fair market value of all of the assets of the Company and its subsidiaries (taken as a whole) at any time in the current fiscal year or in any of the two most recently completed fiscal years or (b) credited under GAAP with forty percent (40%) or more of the total revenues of the Company and its subsidiaries (taken as a whole) in the current fiscal year or in any of the two most recently completed fiscal years.

2.21 “Net Exercise” means a procedure for exercising an Option, subject to Section 19.6, by which the grantee will receive a number of Shares determined in accordance with the following formula:

N = X(A-B)/A, where

“N” = the number of Shares to be delivered to the grantee upon exercise of the Option, rounded to the next lower whole number of Shares;

“X” = the total number of whole Shares with respect to which the grantee has elected to exercise the Option;

“A” = the Fair Market Value of one (1) Share on the exercise date; and

“B” = the Exercise Price per Share

2.22 “Nonqualified Stock Option” means an option that is not an Incentive Stock Option.

2.23 “Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Affiliates.

2.24 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.25 “Other Stock-Based Award” means any Award granted under Section 11 of the Plan of unrestricted Shares or other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan.

2.26 “Performance Award” means performance shares or performance units or any other Award, denominated in cash or Shares in accordance with Section 10 which are based upon the achievement of Performance Goals.

2.27 “Performance Goals” means the objective performance goals established by the Committee for each performance period. Performance Goals may be based upon the performance of the Company, of any Affiliate, of a division or unit thereof, or of an individual, or groups of individuals, using one or more of the Performance Measures or performance formulas selected by the Committee. Performance Goals may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets. With respect to grantees who are not Covered Employees and for Awards not intended to qualify for the Section 162(m) Exemption, the Committee may establish other subjective or objective goals, including individual Performance Goals, which it deems appropriate.

2.28 “Performance Measures” means measures of business or financial performance as described in Section 10.3(a) on which Performance Goals are based. Performance Measures may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.

2.29 “Restricted Stock” means any restricted Share granted under Section 8 of the Plan.

2.30 “Restricted Stock Unit” means any unit granted under Section 9 of the Plan.

2.31 “Retirement” means, unless otherwise defined in the applicable Award Agreement, the termination of employment of a grantee with a right to an immediate normal retirement benefit or immediate unreduced early retirement benefit under the terms of the applicable Company tax-qualified retirement plan or, if a grantee is not covered by any such plan, termination of such grantee’s employment for a reason other than Cause on or after such grantee’s 65th birthday. In the case of non-employee directors, “retirement” shall mean a termination of service on or after the non-employee director’s 75th birthday.

2.32 “Rule 16b-3” means Rule 16b-3 as promulgated under the Exchange Act.

2.33 “SAR” or “Stock Appreciation Right” means an Award granted under Section 7 of the Plan.

2.34 “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m)(4)(C) of the Code.

2.35 “Section 409A” means Section 409A of the Code and related regulations, or any successor statute, and related regulations.

2.36 “Securities Act” means the Securities Act of 1933, as amended.

2.37 “Shares” means common stock $0.10 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time, and as adjusted from time to time in accordance with Section 16.

2.38 “Strike Price” means the price with reference to which the value of an SAR is measured.

2.39 “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, or were, prior to a Change of Control, owned, controlled or held, or (b) that is, or was prior to a Change of Control, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. For purposes of this paragraph, “Controlled” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise.

2.40 “Tandem SAR” means an SAR granted with all or any portion of a related Option.

2.41 “1999 Plan” means the USEC Inc. 1999 Equity Incentive Plan, as amended.

3.  Administration.

3.1  Administration by the Committee.  The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any grantee, any holder or beneficiary of any Award, any employee, any Non-Employee Director and any individual providing bona fide services to or for the Company.

3.2  Delegation of Authority.  The Committee shall have the right, from time to time, to delegate to one or more of its members or to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any person who is subject to Rule 16b-3 under the Exchange Act, to any Covered Employee, or to such delegate. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.3  Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the express provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion to: (a) determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Shares, units or monetary value to be subject to each Award; (b) determine the number of Shares to be covered by or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (c) determine the type of Awards to be granted; (d) determine the Fair Market Value of Shares or other property; (e) determine the terms and conditions applicable to each Award (which need not be identical) and any Shares or cash or other property acquired pursuant thereto; (f) determine the exercise or purchase price of Shares pursuant to any Award; (g) determine the method of payment for Shares purchased pursuant to any Award; (h) determine the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of Shares; (i) determine the timing, terms and conditions of the exercisability or vesting of any Award or any Shares acquired pursuant thereto; (j) determine the Performance Measures, performance period, performance formula and Performance Goals applicable to any Award and to determine and certify the extent to which such Performance Goals have been attained; (k) determine the time of the expiration of any Award; (l) determine the type and time of the grantee’s termination of service and the effect of such termination on any Award; (m) determine all other terms and conditions applicable to any Shares acquired pursuant an Award not inconsistent with the terms of the Plan; (n) determine whether and under what circumstances an Award will be settled in Shares, cash, other securities, other Awards or other property, or any combination thereof, or canceled, forfeited, or suspended, and the method by which Awards may be settled, exercised, canceled, forfeited or suspended; (o) approve one or more forms of Award Agreement; (p) amend, modify, extend, cancel or renew any Award or waive any restrictions or conditions applicable to any Award or any Shares or other securities acquired pursuant thereto; (q) accelerate, continue, extend or defer the exercisability or vesting of any Award or any Shares acquired pursuant thereto, including with respect to the period following a grantee’s termination of service; (r) determine whether, to what extent, and under what circumstances amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (s) construe and interpret the Plan, any Award Agreement, and any other document affecting Awards under the Plan or rights under such Awards; (t) prescribe, amend, suspend, waive or rescind rules, guidelines and policies relating to the Plan, and adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens or residents may be granted Awards; (u) appoint such agents as it shall deem appropriate for proper administration of the Plan; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; and (w) to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the express provisions of the Plan or applicable law. The Committee’s actions and determinations under the Plan need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards under the Plan, whether or not such individuals are similarly situated.

3.4  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Company or its Affiliates and subject to Delaware law, the members of the Committee and individuals to whom authority to act for the Board, the Committee or the Company is delegated in accordance with Section 3 hereof, shall have no liability for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder and shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act, determination made in good faith under or in connection with the Plan, or any Award or right granted hereunder; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.  Shares Subject to Plan.

4.1  Maximum Number of Shares.  Subject to adjustment as provided in Section 16, the number of Shares reserved for delivery under the Plan pursuant to Awards settled in Shares shall be the sum of: (i) 4,500,000 Shares, plus (ii) the number of Shares, if any, underlying grants under the 1999 Plan that are forfeited, canceled, terminated or are settled in cash without delivery of Shares on or after the date of approval of the Plan by the shareholders of the Company. The Shares that may be delivered under the Plan may consist of authorized but unissued Shares or treasury Shares or any combination thereof.

4.2  Awards Intended to Qualify for the Section 162(m) Exemption.  The following limitations shall apply to any Award intended to qualify for the Section 162(m) Exemption:

(i) Options and Freestanding SARs.  The maximum aggregate number of Shares underlying any Option or SAR that may be granted to any one Covered Employee within any fiscal year of the Company is 1,000,000 Shares.

(ii) Restricted Stock and Restricted Stock Units.  The maximum aggregate number of Shares underlying any Restricted Stock or Restricted Stock Unit to be settled in Shares that may be granted to any one Covered Employee within any fiscal year of the Company is 1,000,000 Shares.

(iii) Performance Awards.  The maximum aggregate number of Shares underlying any Performance Award to be settled in Shares that may be granted to any one Covered Employee in any fiscal year of the Company is 1,000,000 Shares.

(iv) Cash-Based Awards.  The maximum aggregate value as of the Grant Date of any Cash-Based Award or Performance Award payable in cash that may be granted during any fiscal year of the Company to any one Covered Employee is U.S. $2,000,000.

4.3  Share Counting Rules.  If an Award for any reason expires, is forfeited, or becomes unexercisable without having been exercised in full, any unpurchased Shares which were subject thereto shall become available for future grant under the Plan. Restricted Stock that is forfeited shall become available for future grant or sale under the Plan. Shares that are tendered, whether by physical delivery, by attestation, or by Net Exercise to the Company by the grantee as full or partial payment of the Exercise Price of any Award or in payment of any applicable withholding for federal, state, local or foreign taxes incurred in connection with the exercise, vesting or settlement of any Award shall become available for future grant under the Plan. Except as otherwise provided in this Section, the Committee may determine rules for counting Shares.

5.  Eligibility and Participation.

5.1  Persons Eligible for Awards.  Awards may be granted to employees, officers, directors and other individuals providing bona fide services to or for, the Company or any Affiliate, as selected by the Committee, in its sole discretion, from time to time; provided, that Non-Employee Directors shall only be eligible to receive Awards granted pursuant to Section 12. The Committee may also grant Awards to individuals in connection with hiring or other initial engagement, prior to the date the individual first performs services for the Company or an Affiliate, provided, that such Awards shall not become vested or exercisable, and no Shares shall be delivered to such individual, prior to the date the individual first commences performance of such services.

5.2  Participation in the Plan.  Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award.

6.  Stock Options.

6.1  Grant.  Options shall be evidenced by an Award Agreement specifying the number of Shares subject to the Award, the Exercise Price, and such other terms and conditions as the Committee shall provide, subject to the provisions of this Section 6 and subject to the vesting limits in Section 13.1.

6.2  Exercise Price.  The Exercise Price for each Option shall be established in the discretion of the Committee; provided, however, that the Exercise Price per Share shall not be less than the Fair Market Value of a Share on the Grant Date.

6.3  Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement; provided, however, that no Option shall be exercisable after the expiration of ten (10) years after the Grant Date, and no Option shall be exercisable after an act or omission of the Grantee that constitutes Cause (whether before, coincident with, or after the grantee’s termination of employment). Subject to the foregoing, unless otherwise specified in the Award Agreement, each Option shall terminate ten (10) years after the Grant Date, unless earlier terminated in accordance with its provisions.

6.4  Payment of Exercise Price.  Except as otherwise provided in the Award Agreement and subject to Section 19.6, payment of the Exercise Price for the number of Shares being purchased pursuant to any Option shall be made (i) in cash or by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of Shares owned by the grantee having a Fair Market Value not less than the Exercise Price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (iv) by delivery of a properly executed notice electing a Net Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Shares.

6.5  Effect of Termination of Service.  Subject to earlier termination of the Option as otherwise provided herein and except as otherwise set forth in the Award Agreement, an Option shall terminate immediately upon the grantee’s termination of service to the extent that it is then unvested and shall be exercisable after the grantee’s termination of service to the extent it is then vested only during the applicable time period determined in accordance with this section, and thereafter shall terminate.

(a) Death, Disability, Retirement and Termination Without Cause.  If the grantee’s service terminates by reason of the death, Disability or Retirement of the grantee, or termination of the grantee’s service by the Company or an Affiliate for reasons other than for Cause, the Option shall become vested and nonforfeitable, and to the extent unexercised, may be exercised by the grantee (or the grantee’s guardian or legal representative, if applicable) at any time prior to the expiration of twelve (12) months after the date the grantee’s service terminates, but in any event no later than the expiration of the term of the Option, and shall thereafter terminate.

(b) Termination for Cause.  If the grantee’s service is terminated by the Company or an Affiliate for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon the act or omission of the Grantee that constituted Cause.

(c) Voluntary Termination of Service.  If the grantee voluntarily terminates his or her service for any reason other than Retirement, the Option, to the extent unexercised and exercisable for vested Shares on the date the grantee’s service terminates, may be exercised by the grantee at any time prior to the expiration of thirty (30) days after the date the grantee’s service terminates, but in any event no later than the expiration of the term of the Option, and shall thereafter terminate.

6.6  Incentive Stock Option Limitations and Terms.

(a) Persons Eligible.  Incentive Stock Options may be granted only to a person who, on the Grant Date, is an employee of the Company, or any “parent corporation” or a “subsidiary corporation” of the Company as defined in Sections 424(e) and (f) of the Code, respectively.

(b) $100,000 Limitation.  To the extent that Incentive Stock Options (granted under all plans of the Company or any “subsidiary corporation” become exercisable by a grantee for the first time during any calendar year for Shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Nonqualified Stock Options. For purposes of this section, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value per Share shall be determined as of the Grant Date.

(c) Exercise Price.  No Incentive Stock Option granted to any employee who as of the Grant Date owns stock possessing more than ten percent (10%) of the total combined voting power of the Company shall have an Exercise Price per Share less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonqualified Stock Option) may be granted with an Exercise Price lower than the minimum Exercise Price set forth above if such Option is granted pursuant to an assumption or substitution for another Option in a manner qualifying under the provisions of Section 424(a) of the Code.

(d) Term.  No Incentive Stock Option granted to any employee who as of the Grant Date owns stock possessing more than ten percent (10%) of the total combined voting power of the Company shall be exercisable after the expiration of five (5) years after the Grant Date of such Option.

(e) Transferability.  Incentive Stock Options shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the grantee’s lifetime, only by the grantee; provided, however, that the grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the grantee’s death.

(f) Notification of Disqualifying Disposition.  If any grantee shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such grantee shall notify the Company of such disposition within ten (10) days thereof.

7.  Stock Appreciation Rights.

7.1  Grant.  An SAR shall be evidenced by an Award Agreement specifying the number of Shares subject to the Award, the Strike Price and such other terms and conditions as the Committee shall provide, subject to the provisions of this Section 7 and subject to the vesting limits in Section 13.1.

7.2  Types of SARs Authorized and Strike Price.  Tandem SARs and Freestanding SARs may be granted under the Plan.

7.3  Strike Price.  The Strike Price for each SAR shall be established in the discretion of the Committee on the Grant Date; provided, however, that (a) the Strike Price per Share subject to a Tandem SAR shall be equal to the Exercise Price per Share under the related Option on the Grant Date, and (b) the Strike Price per Share subject to a Freestanding SAR shall be not less than the Fair Market Value of a Share on the Grant Date.

7.4  Exercisability and Term of SARs.

(a) Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of Shares subject to the related Option. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires, terminates or is forfeited or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the Shares subject to such SAR, the related Option shall be canceled automatically as to the number of Shares with respect to which the Tandem SAR is exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the Shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of Shares with respect to which the related Option is exercised.

(b) Freestanding SARs.  Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the Grant Date.

7.5  Exercise of SARs.  Upon the exercise of an SAR, the grantee (or the grantee’s legal representative or other person who acquired the right to exercise the SAR by reason of the grantee’s death) shall be entitled to receive payment of an amount for each Share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Strike Price. Payment of such amount following exercise shall be made in Shares or cash (or in any combination thereof) as provided in the Award Agreement. When the Award Agreement provides for payment in Shares, the number of Shares to be delivered shall be determined on the basis of the Fair Market Value of a Share on the date of exercise of the SAR.

7.6  Effect of Termination of Service.  Subject to earlier termination of the SAR as provided herein, an SAR shall be exercisable after a grantee’s termination of service only to the extent and during the applicable time period determined in accordance with Section 6.5 (treating the SAR as if it were an Option) and thereafter shall terminate.

8.  Restricted Stock.

8.1  Grant.  Restricted Stock shall be evidenced by Award Agreements specifying the number of Shares subject to the Award and such other terms and conditions as the Committee shall provide, subject to the provisions of this Section 8.

8.2  Vesting.  Restricted Stock shall be made subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions or Performance Goals, as shall be established by the Committee and set forth in the Award Agreement, and shall be subject to the vesting limits in Section 13.1. Unless otherwise provided in the Award Agreement, Restricted Stock that vests based on continued provision of service shall vest automatically when the grantee becomes eligible for Retirement. If either the grant of or satisfaction of vesting conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals and the Award is intended to qualify for the Section 162(m) Exemption, the Committee shall follow procedures substantially equivalent to those set forth in Section 10.

8.3  Purchase Price.  The Committee shall determine the purchase price, if any, that a grantee shall pay for a Restricted Stock. Notwithstanding the foregoing, if required by applicable state corporate law, the grantee shall furnish consideration in the form of cash or past services rendered to a Company or any Affiliate or for its benefit having a value not less than the par value of the Shares subject to a Restricted Stock Award. The purchase price, if any, shall be paid no more than thirty (30) days from the Grant Date of the Restricted Stock.

8.4  Payment of Purchase Price.  Payment of the purchase price, if any, for the number of Shares being purchased pursuant to any Restricted Stock shall be made (a) in cash or by check or cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5  Voting Rights; Dividends and Distributions.  Except as provided in the Award Agreement, during any period in which Shares acquired pursuant to a Restricted Stock Award remain subject to vesting conditions, the grantee shall have all of the rights of a shareholder of the Company holding Shares, including the right to vote such Shares and to receive all dividends and other distributions paid with respect to such Shares. The right to receive dividends shall end on the date on which the Restricted Stock Award is terminated, canceled or forfeited.

8.6  Effect of Termination of Service.  Unless otherwise provided in the Award Agreement,

(a) if the grantee’s service terminates for any reason except as provided below in (b), (c) or (d), all Restricted Stock shall automatically be forfeited and the Company shall pay the grantee the lesser of the Fair Market Value of a number of shares equal to the number of Shares of Restricted Stock forfeited or the original purchase price paid by the grantee for the Restricted Stock, if any;

(b) if the grantee’s service terminates by reason of the death or Disability of the grantee, all Restricted Stock held by the grantee as of the date of such termination shall become vested and nonforfeitable as of the date of such termination;

(c) if the grantee’s service is involuntarily terminated by the Company or an Affiliate for reasons other than for Cause, all Restricted Stock held by the grantee as of the date of such termination that vests based on performance of service shall become vested and nonforfeitable as of the date of such termination; and

(d) if the grantee has a Retirement or the grantee’s service is involuntarily terminated by the Company or an Affiliate for reasons other than for Cause, all Restricted Stock held by the grantee as of the date of such termination that vests based on the satisfaction of Performance Goals or similar conditions or restrictions other than service shall vest at the time and in accordance with the terms and conditions of such Performance Goals or similar conditions or restrictions.

9.  Restricted Stock Units.

9.1  Grant.  Restricted Stock Units shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award and such other terms and conditions as the Committee shall provide, subject to the provisions of this Section 9.

9.2  Vesting.  Restricted Stock Units may (but need not) be made subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions or Performance Goals, as shall be established by the Committee and set forth in the Award Agreement and shall be subject to the vesting limits in Section 13.1. If either the grant of Restricted Stock Units or the vesting conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals and the Award is intended to qualify for the Section 162(m) Exemption, the Committee shall follow procedures substantially equivalent to those set forth in Section 10.

9.3  Settlement of Restricted Stock Units.  The Company shall deliver to a grantee on the date on which Restricted Stock Units subject to the grantee’s Restricted Stock Unit Award vest or on such other date as provided in the Award Agreement one (1) Share for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. Notwithstanding the foregoing, the Committee, in its discretion, may provide in the Award Agreement on the Grant Date for settlement of any Restricted Stock Units by payment to the grantee in cash of an amount equal to the Fair Market Value on the payment date of the Shares or other property otherwise to be delivered to the grantee pursuant to this section.

9.4  Voting Rights, Dividend Equivalent Rights and Distributions.  A grantee shall have no voting rights with respect to Shares represented by Restricted Stock Units until the delivery of the Shares subject to such Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement that the grantee shall be entitled to Dividend Equivalent Rights with respect to a Restricted Stock Unit during the period beginning on the date such Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated, canceled or forfeited. Notwithstanding the foregoing, the receipt of Dividend Equivalent Rights shall not be made contingent on the exercise of any Award.

9.5  Effect of Termination of Service.  Unless otherwise provided in the Award Agreement,

(a) if the grantee’s service terminates prior to the date the Restricted Stock Units become vested for any reason except as provided below in (b) or (c), all Restricted Stock Units shall automatically be forfeited for no consideration on the date of such termination of service;

(b) if the grantee’s service terminates by reason of the death or Disability of the grantee, all Restricted Stock Units held by the grantee as of the date of such termination shall become vested and nonforfeitable as of the date of such termination; and

(c) if the grantee’s service is involuntarily terminated by the Company or an Affiliate for reasons other than for Cause, or in the event of the grantee’s Retirement, all Restricted Stock Units held by the grantee as of the date of such termination that vest based on performance of service shall become vested and nonforfeitable as of the date of such termination, and all Restricted Stock Units held by the grantee as of the date of such termination that vest based on the satisfaction of Performance Goals or similar conditions or restrictions other than service shall vest at the time and in accordance with the terms and conditions of such Performance Goals or similar conditions or restrictions.

10.  Performance Awards.

10.1  Grant.  Performance Awards may be denominated as performance shares, performance units or other Awards payable in cash or Shares, and shall be evidenced by an Award Agreement specifying the number of Shares or units or the amount of cash subject thereto, the Performance Goals, the Performance Measures, the performance period, the performance formula determining the amount of cash or Shares or combination thereof to be earned based on achievement of the Performance Goals and such other terms and conditions as the Committee shall provide, subject to the provisions of this Section 10. The Plan is designed to permit the grant of Performance Awards that qualify for the Section 162(m) Exemption. Whenever the Committee determines that it is advisable, the Committee may grant Awards that do not qualify for the Section 162(m) Exemption. Each performance unit shall have an initial value that is established by the Committee on the Grant Date. Each performance share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

10.2  Establishment of Performance Period, Performance Goals and Performance Formula.  With respect to each Performance Award intended to qualify for the Section 162(m) Exemption, the Committee shall establish the Performance Goals and the performance formula, as applicable, no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period or (b) the date on which 25% of the performance period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remain substantially uncertain. Once established, the Performance Goals and the performance formula for an Award intended to qualify for the Section 162(m) Exemption shall not be changed during the performance period.

10.3  Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of one or more Performance Measures, subject to the following:

(a) Performance Measures.  Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to applicable accounting principles, or as used generally in the Company’s industry. Performance Measures may be one or more of the following, as determined by the Committee: revenue; sales; expenses; operating income; gross profit; gross margin; operating margin; earnings before any one or more or a combination of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; operating income or profit; net operating income; net income; after tax operating income; economic value added; cash flow(s); free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings or book value per share; earnings per share; diluted earnings per share; return on shareholder equity; return on capital;

return on assets; return on equity; return on capital, capital employed or investment; return on investment; employee satisfaction; employee retention, customer satisfaction, safety or diversity, market share product development; research and development expenses; completion or attainment of objectively determinable targets with respect to an identified special project; total sales or revenues or sales or revenues per employee; production (separative work units or SWUs); stock price or total shareholder return; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestiture, and except in the case of Awards to Covered Employees intended to qualify for the Section 162(m) Exemption, any other performance criteria established by the Committee.

(b) Permitted Adjustments.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the performance formula applicable to a Performance Award granted to any grantee, except in the case of an Award intended to qualify for the Section 162(m) Exemption with respect to a Covered Employee, to reflect such factors as the Committee may determine. Notwithstanding the foregoing, Performance Goals shall, to the extent applicable, and to the extent provided in the Award Agreement, be adjusted by the Committee to take into account the effect of the following: changes in accounting standards that may be required by the Financial Accounting Standards Board after the Performance Goal is established; realized investment gains and/or losses; extraordinary, unusual, non-recurring or infrequent items; currency fluctuations; acquisitions; divestitures; litigation losses; financing activities; expenses for restructuring or productivity initiatives; other non-operating items; new laws, cases or regulatory developments that result in unanticipated items of gain, loss, income or expense; executive severance arrangements; investment returns relating to investment vehicles which are unaffiliated with a Company or divisional operating strategy; bonus expense; the impact on pre-tax income of interest expense attributable to the repurchase of Shares; extraordinary dividends or Share dividends; the effect of corporate reorganizations or restructuring, spinoff, or a sale of a business unit; and other items as the Committee determines to be required so that the operating results of the Company, division, or a Affiliate shall be computed on a comparative basis from performance period to performance period; in each case as those terms are defined under applicable accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements, and/or management’s discussion and analysis in the Company’s financial statements. Determination by the Committee shall be final and conclusive on all parties, but shall be based on relevant objective information or financial data. The Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee notwithstanding the attainment of any Performance Goals and the resulting value of the Performance Award determined in accordance with the performance formula. No such reduction may result in an increase in the amount payable upon settlement of another grantee’s Performance Award that is intended to qualify for the Section 162(m) Exemption.

10.4  Settlement of Performance Awards

(a) Determination of Final Value.  Following the completion of the performance period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the grantee and to be paid upon its settlement in accordance with the applicable performance formula.

(b) Payment in Settlement of Performance Awards.  Following the Committee’s determination and certification in accordance with Section 10.4(a), payment shall be made to each eligible grantee (or such grantee’s legal representative or other person who acquired the right to receive such payment by reason of the grantee’s death) of the final value of the grantee’s Performance Award. Payment of such amount shall be made in cash, Shares, or a combination thereof as determined by the Committee on the Grant Date and set forth in the Award Agreement. Unless otherwise provided in the Award Agreement, payment shall be made in a lump sum following the close of the performance period at the time and in accordance with procedures established by the Committee but in no event later than 2 1/2 months following the calendar year in which the Performance

Goals are achieved. If permitted by the Committee, and consistent with the requirements of Section 409A, the grantee may elect to defer receipt of all or any portion of the payment to be made to the grantee pursuant to this section on such terms and conditions as the Committee may allow. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights.

(c) Provisions Applicable to Payment in Shares.  If a Performance Award is denominated in Shares, the number of Shares delivered pursuant to such Award shall be set forth in the Award Agreement or determined by the Committee based on the achievement of the applicable Performance Goals. If payment of a Performance Award that is not denominated in Shares is to be made in Shares, the number of such Shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a Share. Shares delivered in payment of any Performance Award may be fully vested and freely transferable Shares or may be Shares subject to vesting conditions as provided in Section 8.2. Any Shares subject to vesting conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Section 8.6.

(d) Performance Awards.  The vesting conditions for Performance Awards shall be determined by the Committee and set forth in the Award Agreement; provided, that such Awards shall vest proportionally over a minimum period of one year.

10.5  Voting Rights; Dividend Equivalent Rights and Distributions.  Grantees shall have no voting rights with respect to Shares represented by Performance Awards until the date of the delivery of such Shares, if any, in settlement of such Awards (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement that the grantee shall be entitled to Dividend Equivalent Rights during the period beginning on the date the Award becomes vested and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is settled or the date on which it is terminated, canceled or forfeited. Notwithstanding the foregoing, the receipt of Dividend Equivalent Rights shall not be made contingent on the exercise of any Award.

10.6  Effect of Termination of Service.  Unless otherwise provided in the Award Agreement,

(a) if the grantee’s service terminates for any reason except as provided below in (b) or (c), all unvested Performance Units shall automatically be forfeited for no consideration on the date of such termination of service;

(b) if the grantee’s service terminates by reason of the death or Disability of the grantee, all Performance Units held by the grantee as of the date of such termination shall become vested and nonforfeitable as of the date of such termination, and the prorata portion thereof shall become payable (or any lapse restrictions shall lapse as to a pro rata portion of the Performance Units, as applicable) as though the performance needed to achieve target payment had been achieved. The “prorata portion” shall be a fraction, the numerator of which is the number of days of employment during the performance period, and the denominator of which is the number of days in the performance period; and

(c) if the grantee’s service is involuntarily terminated by the Company or an Affiliate for reasons other than for Cause, or in the event of the grantee’s Retirement, a prorata portion (as defined above) of the Performance Units held by the grantee as of the date of such termination shall be paid at the time set forth in the Award Agreement (or any lapse restrictions shall lapse as to a pro rata portion of the Performance Units, as applicable), to the extent otherwise earned on the basis of achievement of the applicable Performance Goals.

11.  Cash-Based Awards and Other Stock-Based Awards.

11.1  Grant of Cash-Based and Other Stock-Based Awards.  The Committee may grant Cash-Based Awards and Other Stock-Based Awards evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall provide, subject to the provisions of this Section 11. Other Stock-Based Awards, other than unrestricted Shares, shall be subject to the vesting limits in Section 13.1.

11.2  Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards.  Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award Agreement, in cash, Shares or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to qualify for the Section 162(m) Exemption shall comply with the requirements applicable to Performance Awards set forth in Section 10.

11.3  Voting Rights; Dividend Equivalent Rights and Distributions.  Grantees shall have no voting rights with respect to Shares represented by Other Stock-Based Awards until the delivery of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement that the grantee shall be entitled to Dividend Equivalent Rights with respect to the payment of ordinary cash dividends on Shares subject to Other Stock-Based Awards during the period beginning on the date such Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated, canceled or forfeited. Notwithstanding the foregoing, the receipt of Dividend Equivalent Rights shall not be made contingent on the exercise of any Award.

11.4  Effect of Termination of Service.  Each Award Agreement shall set forth the extent to which the grantee shall have the right to receive upon or after termination of service Cash-Based Awards and Other Stock-Based Awards outstanding as of such termination of service.

12.  Non-Employee Director Awards.

The Committee may provide that all or a portion of a Non-Employee Director’s annual retainer, any committee or other chairman fees, and any other fees be payable (either automatically or at the election of an Non-Employee Director) in the form of Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, and/or Other Stock-Based Awards evidenced by Award Agreements containing such terms and conditions as the Committee shall determine.

13.  Vesting Limits and Change in Control.

13.1  Vesting Limits.  The vesting conditions for Awards shall be determined by the Committee and set forth in the Award Agreement provided, however, that Awards other than Non-Employee Director Awards and Performance Awards shall vest no faster than proportionally over a minimum period of three years. Up to 210,000 Shares subject to such Awards, may be granted without minimum vesting otherwise required by this Section.

13.2  Change in Control.  The Committee may, in its discretion, provide in any Award Agreement, or in the event of a Change in Control may take such actions as it deems appropriate, to provide for the acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or any portion thereof and Shares acquired pursuant thereto upon such conditions, including termination of the grantee’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine; provided that there shall be no such acceleration where it could result in additional taxes, penalties or interest under Section 409A of the Code.

14.  Compliance with Securities Law.

The Committee may refuse to deliver any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance, delivery or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a grantee, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant grantee, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or

non-U.S. securities laws and any other laws to which such offer, if made, would be subject. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful delivery and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to delivery of any Share, the Company may require the grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.  Tax Withholding.

15.1  Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the grantee, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company or any Affiliate with respect to an Award or the Shares acquired pursuant thereto. The Company shall have no obligation to deliver Shares, to release Shares from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Company’s or any Affiliate’s tax withholding obligations have been satisfied by the grantee.

15.2  Withholding in Shares.  Subject to Section 19.6, the Company shall have the right, but not the obligation, to deduct from the Shares deliverable to a grantee upon the exercise or settlement of an Award, or to accept from the grantee the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company or any Affiliate. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16.  Adjustments for Corporate Transactions and Other Events.

16.1  Adjustments.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, Share split, reverse Share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, without the grantee’s consent, in such manner as it may deem equitable: (a) adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the maximum number of Shares subject to Awards granted to a grantee pursuant to Section 4.2 of the Plan, (iii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iv) the Exercise Price or Strike Price with respect to any Award; (b) if deemed appropriate, subject to Section 16.3, provide for (i) the continuation of the outstanding Options if the Company is the surviving entity of any merger, consolidation or event of a transaction providing for the sale of all or substantially all of the Company’s Shares or assets or other transaction or event having a similar effect, or (ii) the assumption of the Plan and outstanding Options or the substitution of an equivalent award in respect of securities of the surviving entity of any merger, consolidation or transaction providing for the sale of all or substantially all of the Company’s Shares or assets or other transaction or event having a similar effect; or (c) if deemed appropriate, make provision for the settlement of the intrinsic value of the outstanding Options (whether or not exercisable) in cash, cash equivalents or equity followed by the cancellation of such Options or other cash payment to the holder of an outstanding Award; provided, that in each case (I) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, unless otherwise determined by the Committee, (II) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s qualification for the Section 162(m) Exemption, unless otherwise determined by the Committee, and (III) such adjustment shall be in accordance with Treasury Regulation Section 1.409A-1(b)(5)(v)(D).

16.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  Subject to Section 16.1, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 16.1 hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, that no such adjustment shall be authorized to the extent that such authority would be inconsistent with an Award’s qualification for the Section 162(m) Exemption, unless otherwise determined by the Committee.

16.3  Limitation on Adjustments and Substitutions.  With respect to Options or SARs, no substitutions or adjustments under Sections 16.1 or 16.2 shall be made if such substitution or adjustment would cause such Option or SAR to be treated as deferred compensation subject to taxes and penalties under Section 409A. With respect to Options and SARs, any substitutions or adjustments under Sections 16.1 or 16.2 shall be based on the intrinsic value of such Option or SAR as determined by the Committee, in its discretion, as of the date of such substitution or adjustment. For the absence of doubt, if the Exercise Price per Share or Strike Price per Share of an Option or SAR is higher than the Fair Market Value of a Share, the intrinsic value of such Option or SAR shall equal zero.

17.  Amendment or Termination of Plan.

The Board may at any time suspend or terminate the Plan. The Board may amend the Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s shareholders. For this purpose, a material amendment is any amendment that would (a) materially increase the benefits accrued to participants under the Plan, (b) materially increase the number of Shares available under the Plan (except by operation of the provisions of Section 16), (c) change the types of awards that may be granted under the Plan, (d) materially modify the requirements for participation in the Plan, or (e) require approval of the Company’s shareholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Shares may then be listed. The Committee may, in its sole and absolute discretion and without the consent of any grantee, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan. The Committee may amend any Award Agreement in any other manner or may waive any conditions or rights under, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, that any such amendment, waiver, alteration, suspension, discontinuance, cancellation or termination that would materially adversely affect the rights of any grantee or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected grantee, holder, or beneficiary. No amendment or termination of the Plan shall result in any acceleration or delay in the payment of any amount due under this Plan except to the extent such acceleration or delay would not result in amounts granted or payable under the Plan becoming subject to (i) the gross income inclusion set forth in Section 409A(a)(1)(A) of the Code, or (ii) the interest or additional tax set forth in Section 409A(a)(1)(B) of the Code.

18.  Section 409A.

18.1  Awards Subject to Section 409A.  The provisions of this Section 18 shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award.

18.2  Termination of Employment/Service.  The term “termination of employment” or “termination of service” shall mean the grantee’s “separation from service” as defined in Code Section 409A. For this purpose, a “separation from service” is deemed to occur on the date that the Company, and the grantee reasonably anticipate that the level of bona fide services the grantee would perform for the Company and/or any Affiliates after that date (whether as an employee, director or other service provider) would permanently decrease to a level that, based on the facts and circumstances, would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior

36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The Committee retains the right and discretion to specify, and may specify, whether a separation from service occurs for individuals providing services to the Company or an Affiliate immediately prior to an asset purchase transaction in which the Company or an Affiliate is the seller who provide services to a buyer after and in connection with such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4). To the extent that settlement of an Award subject to Section 409A is triggered by a grantee’s separation from service, if the grantee is then a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) of the Company, no distribution shall be made before the date which is six (6) months after such grantee’s date of separation from service, or, if earlier, the date of the grantee’s death.

18.3  Avoidance of Section 409A Penalties.  The Company intends for the Plan, as described herein and as may be subsequently amended from time to time, and for every Award Agreement under this Plan, to be written, construed and operated (and the Plan and each Award Agreement shall be written, construed and operated) in a manner such that no amounts granted or payable under the Plan or such Award Agreement become subject to (a) the gross income inclusion set forth within Section 409A(a)(1)(A) of the Code, or (b) the interest and additional tax set forth within Section 409A(a)(1)(B) of the Code. The provisions of the Plan shall not be construed as a guarantee by the Company of any particular tax effect to any grantee. The Company shall not be liable to any grantee for any payment or grant made under this Plan that is determined to result in an additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment or grant made under this Plan as an amount includible in gross income under Section 409A of the Code.

19.  Miscellaneous Provisions.

19.1  Forfeiture Events.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any grantee who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

19.2  Rights as Employee or Service Provider.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a grantee, or, having been so selected, to be selected again as a grantee. Nothing in the Plan or any Award granted under the Plan shall confer on any grantee a right to remain an employee, service provider or a director of the Company or interfere with or limit in any way any right of the Company or any Affiliate to terminate the grantee’s service at any time. To the extent that an employee of any Affiliate receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the employee’s employer or that the employee has an employment relationship with the Company.

19.3  Rights as a Shareholder.  A grantee shall have no rights as a shareholder with respect to any Shares covered by an Award until the date of the delivery of Shares pursuant to the Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are delivered, except as provided in Section 16 or another provision of the Plan. For the absence of doubt, a grantee to whom Restricted Shares are delivered is entitled to all rights of a shareholder of the Company.

19.4  Transferability of Awards.  Except as provided below, no Award shall be assigned, alienated pledged, attached, sold or otherwise transferred or encumbered by a grantee, except by will or the laws of descent and distribution. Notwithstanding the foregoing, an Award Agreement may provide that a grantee may transfer any vested Award, other than an Incentive Stock Option, to members of his or her immediate family (as defined as his or her spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such grantee or his or her immediate family members or partnerships in which such grantee or his or her immediate family members are the only partners, if the transfer is approved by the Committee and the grantee does not receive any consideration for the transfer. Any such transferred Award shall continue to be subject to the same terms and conditions that were applicable to such Award immediately prior to its transfer (except that such transferred Award shall not be further transferable by the transferee), Compliance with Section 15 of the Plan (respecting tax withholding) shall remain the responsibility of the original grantee, and the rights of any person under the Award upon or after the termination of service of the original grantee shall depend on the circumstances of the original grantee’s termination of service. Any transfer shall be subject to such other rules and procedures as the Committee may specify.

19.5  Delivery of Title to Shares.  Subject to any governing rules or regulations, the Company shall issue or cause to be delivered the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the grantee by means of one or more of the following: (a) by delivering to the grantee evidence of book entry Shares credited to the account of the grantee, (b) by depositing such Shares for the benefit of the grantee with any broker with which the grantee has an account relationship, or (c) by delivering such Shares to the grantee in certificate form.

19.6  Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated. In the event of any payment by a grantee of any Exercise Price, withholding obligation or otherwise under the Plan, where such payment is made in Shares, payment shall be made in whole Shares only, in a number whose Fair Market Value does not exceed the amount to be paid. Any amount payable with a value of a fractional Share shall be paid by grantee or the Company, as applicable, in cash or such other manner as determined by the Committee.

19.7  Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any grantee under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a grantee’s benefit.

19.8  Beneficiary Designation.  Each grantee may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the grantee is entitled in the event of such grantee’s death before he or she receives any or all of such benefit. The grantee may change or revoke any such designation without the consent of any designated beneficiary. Each designation will revoke all prior designations by the same grantee, shall be in a form prescribed by or acceptable to the Committee, and will be effective only when filed by the grantee in writing with the Committee during the grantee’s lifetime. If a grantee dies without an effective designation of a beneficiary who is living (or in existence) at the time of the grantee’s death, the Company will pay any remaining unpaid benefits to the grantee’s surviving spouse, if any, or if none then to the grantee’s estate.

19.9  Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

19.10  No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or any Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or any Affiliate to take any action which such entity deems to be necessary or appropriate.

19.11  Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

19.13  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

19.14  Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

APPENDIX B

USEC Inc. 2009 Employee Stock Purchase Plan

SECTION 1.

Purpose.  The purpose of the USEC Inc. 2009 Employee Stock Purchase Plan (the “Plan”) is to provide employees of USEC Inc. (the “Company”) and its subsidiaries with an opportunity to become part owners of the Company by purchasing Shares (as defined below) through periodic offerings financed by payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code (as defined below). The provisions of the Plan shall be construed accordingly.

SECTION 2.

Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company; (ii) any entity in which the Company has a significant equity interest; and (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in each case determined by the Committee.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Change in Control” shall mean the occurrence of any of the following:

(i) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act or Persons acting as a group (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company by reason of having acquired such securities during the 12-month period ending on the date of the most recent acquisition (not including any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the total voting power of the Company’s then outstanding voting securities; or

(ii) the majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment; or

(iii) there is consummated a merger or consolidation of the Company or any subsidiary of the Company with any other corporation or other entity, resulting in a change described in clauses (i), (ii), (iv), (v), or (vi) of this definition, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than sixty percent (60%) of the total voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, directly or indirectly, acquired forty percent (40%) or more of the total voting power of the Company’s then outstanding securities (not including any securities acquired directly from the Company or its Affiliates); or

(iv) a liquidation of the Company involving the sale to any Person or Persons acting as a group of at least forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before the liquidation; or

(v) the sale or disposition by the Company or any direct or indirect subsidiary of the Company to any Person or Persons acting as a group (other than any subsidiary of the Company) of assets that have a total fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the assets of the Company and its subsidiaries (taken as a whole) immediately before such sale or disposition (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company or any direct or indirect subsidiary of the Company to an entity, at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by shareholders of the Company in substantially the same proportions as their beneficial ownership of the Company immediately prior to such sale; or

(vi) the sale or disposition by the Company or any direct or indirect subsidiary of the Company to any Person or Persons acting as a group (other than any subsidiary of the Company) of a subsidiary or subsidiaries of the Company credited under GAAP with forty percent (40%) or more of the total revenues of the Company and its subsidiaries (taken as a whole) in the current fiscal year or in any of the two most recently completed fiscal years (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company or any direct or indirect subsidiary of the Company to an entity, at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by shareholders of the Company in substantially the same proportions as their beneficial ownership of the Company immediately prior to such sale; or

(vii) a change of the kind described in clauses (i), (ii), (iii), or (iv) of this definition with respect to any Material Subsidiary (with such determination made by replacing “Company” with “Material Subsidiary” in each instance in such clauses); provided, however, that for purposes of applying this provision to clause (i) of this definition, a “Change in Control” shall not be deemed to occur solely as a result of a Person or Persons acting as a group becoming the beneficial owner (as determined under clause (i) of this definition) of less than fifty percent (50%) of the ownership interests of a Material Subsidiary, but shall be deemed to occur if such Person or Persons acting as a group thereafter become the beneficial owner (as determined under clause (i) of this definition) of fifty percent (50%) or more of the ownership interests of such Material Subsidiary.

“Committee” shall mean a committee of the Board designated by the Board to administer the Plan.

“Compensation” shall mean the total earnings, prior to withholding and prior to employee elective contributions to a plan described in Sections 125 or 401(k) of the Code, paid to an Employee during the applicable pay period, including overtime and bonus payments. Compensation shall exclude relocation expenses, tax gross ups, referral bonuses, tuition reimbursement, the imputed value of group life insurance, car allowances, contest earnings, any employer contributions to a 401(k) plan, or other similar extraordinary remuneration received by such Employee.

“Employee” shall mean any individual who is an employee of the Company or of any Subsidiary whose customary employment with the Company (or such Subsidiary) is at least twenty (20) hours per week or five (5) months in any calendar year (within the meaning of Sections 423(b)(4)(B) and (C) of the Code, respectively). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the Employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

“Enrollment Date” shall mean the first day of each Offering Period.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” with respect to the Shares, as of any date, shall mean (i) the closing sales price of the Shares on the New York Stock Exchange (or, if the Shares are no longer traded on the New York Stock Exchange, any other such market on which the Shares are traded), or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; and (ii) in the event there is no public market for the Shares, the fair market value as determined, in good faith, by the Committee in its sole discretion.

“Material Subsidiary” shall mean any subsidiary of the Company (a) whose total assets represent forty percent (40%) or more of the total gross fair market value of all of the assets of the Company and its subsidiaries (taken as a whole) at any time in the current fiscal year or in any of the two most recently completed fiscal years or (b) credited under GAAP with forty percent (40%) or more of the total revenues of the Company and its subsidiaries (taken as a whole) in the current fiscal year or in any of the two most recently completed fiscal years. For purposes of the definitions of “Change in Control” and “Material Subsidiary” only, “subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, or were, prior to a Change of Control, owned, controlled or held, or (b) that is, or was prior to a Change of Control, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. For purposes of this paragraph, “Controlled” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise.

“Offering Period” shall mean a period of approximately six (6) months, or such other period (not to exceed one (1) year) as determined by the Committee.

“Participant” shall mean an Employee who elects to participate in the Plan by filing an Enrollment Form (as defined in Section 6(b) hereof).

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Purchase Date” shall mean the date the Plan administrator shall acquire Shares for Participants (which shall be the last business day of the Offering Period, unless otherwise determined by the Committee).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” shall mean shares of common stock, $0.10 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

“Subsidiary” shall mean a subsidiary of the Company as defined under Section 424(f) of the Code.

SECTION 3.

Administration.

(a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to construe and interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem necessary or desirable for the administration of the Plan, including, but not limited to, the determination of Offering Periods hereunder.

(b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any Employee, and any designated beneficiary.

(c) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Subsidiary, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to administer the Plan.

(d) No Liability. No member of the Board or Committee or any delegate pursuant to Section 3(c) shall be liable for any action taken or determination made in good faith with respect to the Plan.

SECTION 4.

Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares which may be sold under the Plan shall not exceed 1,000,000 Shares. The Board or Committee may specify the number of Shares to be offered during an Offering Period. In the event that any Shares offered during an Offering Period are not purchased, such unpurchased Shares may again be sold under the Plan.

(b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem appropriate, make such equitable adjustments in the Plan and the then outstanding offerings as it deems necessary and appropriate, including but not limited to changing the number of Shares reserved under the Plan and the price of the current offering.

(c) Source of Shares. Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued Shares. Any issuance of authorized but unissued Shares shall be approved by the Board or the Committee. Authorized but unissued Shares may not be delivered under the Plan if the purchase price thereof is less than the par value of the Shares. Subject to the provisions of Section 11(i) below, fractional Shares may not be issued and sold under the Plan.

(d) Oversubscription. If the number of Shares that Participants become entitled to purchase is greater than the number of Shares offered in a particular Offering Period or remaining available, the available Shares shall be allocated by the Committee among such Participants in such manner as it deems fair and equitable.

SECTION 5.

Eligibility.  All Employees (including Employees who are directors) of the Company or of any Subsidiary designated by the Committee, will be eligible to participate in the Plan, in accordance with such rules as may be prescribed from time to time; provided, however, that such rules shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Sections 423(b)(3), (4) and (5) thereof) and regulations promulgated thereunder. No Employee shall be eligible to participate in the Plan until the completion of six (6) months of service. During an Offering Period, no Employee may participate under the Plan if such Employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an Employee, and Shares which the Employee would be permitted to purchase under the current Offering Period shall be treated as Shares owned by the Employee.

SECTION 6.

Participation and Offerings.

(a) The Company may authorize one or more Offering Periods to Employees to purchase Shares under the Plan. The Committee may at any time suspend an Offering Period if required by law or if the Committee determines in good faith that it is in the best interests of the Company.

(b) Eligible Employees may become Participants in such Offering Periods at such time(s) as determined by the Committee by filing a form of enrollment (“Enrollment Form”) with the Company authorizing specified regular payroll deductions. Subject to paragraph (c) below, payroll deductions for such purpose shall be in one percent (1%) increments of Compensation subject to a minimum of one percent (1%) and a maximum deduction of ten percent (10%) of Compensation per pay period.

(c) Notwithstanding anything else contained herein, no Employee may purchase Shares under this Plan and any other qualified employee stock purchase plan (within the meaning of Section 423 of the Code) of the Company or its Subsidiaries at a rate which exceeds $25,000 of Fair Market Value of Shares for each calendar year in which a purchase is executed. For purposes of this Section, Fair Market Value shall be determined as of the first date of the applicable Offering Period.

(d) The Company and participant Subsidiaries will establish Participant recordkeeping accounts for the payroll deductions authorized pursuant to Section 6(b). No interest shall be earned by or credited to any recordkeeping account.

(e) A Participant may, by written notice at any time during the Offering Period, direct the Company to reduce or increase payroll deductions, subject to a maximum of one change per Offering Period.

(f) A Participant may elect to withdraw all of his or her entire account prior to the end of the Offering Period. No partial withdrawal will be permitted unless otherwise determined by the Committee. Any such withdrawal will terminate such Participant’s participation for the remainder of the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new Enrollment Form.

(g) As of the last day of the Offering Period, the recordkeeping account of each Participant shall be totaled. Subject to the provisions of Section 6(f) above, if such account contains sufficient funds to purchase one or more Shares as of that date, the employee shall be deemed to have purchased the largest number of Shares at the price determined under Section 7 below; such Participant’s account will be charged, on that date for the amount of the purchase, and for all purposes under the Plan, the Participant shall be deemed to have acquired the Shares on that date. The registrar for the Company will make an entry on its books and records evidencing that such Shares have been duly issued as of that date.

(h) Any Shares purchased pursuant to Section 6(g) above shall include a one-year restriction on their sale. The Participant will not be allowed to sell the Shares during the one-year restriction period and the registrar of the Company will note in its records the restriction during the one-year restriction period.

(i) Each Participant may be requested to notify the Company of any disposition of Shares purchased pursuant to the Plan prior to the expiration of the holding periods set forth in Section 423(a) of the Code.

SECTION 7.

Purchase Price.  The purchase price of a Share pursuant to a transaction under the Plan shall be 85% of the Fair Market Value of a Share on the Purchase Date of the applicable Offering Period.

SECTION 8.

Termination of Employment.  Upon a Participant’s ceasing to be an Employee of the Company or a participating Subsidiary, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period, but not yet used shall be returned the Participant or, in the case of his or her death, to the Participant’s designated beneficiary or estate. If the Participant ceases to be an Employee of the Company because he or she voluntarily resigns his or her position with the Company or retires or is terminated for cause, the Shares in his or her account may not be sold or a stock certificate issued until the restriction period under Section 6(h) has expired. If the Participant ceases to be an Employee of the Company because of death, disability or termination other than for cause, then the restriction period of Section 6(h) remaining on any Shares in his or her account shall be deemed to have expired on the date employment is terminated.

SECTION 9.

Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, laws of descent and distribution, or beneficiary designation) by a Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 6(f) hereof.

SECTION 10.

Change in Control.  Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control of the Company, if the Committee determines that the operation or administration of the Plan could prevent Participants from obtaining the benefit of accrued purchase rights under the Plan, the Plan may be terminated in any manner deemed by the Committee to provide equitable treatment to Participants. Equitable treatment may include, but is not limited to, payment to each Participant of the amount of contributions standing to such Participant’s account as of the date of the Change in Control, plus an additional amount determined by (A) calculating the number of full Shares that could have been purchased for the Participant immediately prior to the Change in Control at the purchase price (determined under Section 7 at the beginning of the Offering Period (the “Purchase Price”)); and (B) multiplying that number of Shares by the difference between the Purchase Price per Share and the highest price paid per Share in connection with the Change in Control of the Company.

SECTION 11.

General Provisions.

(a) Amendments. The Board or the Committee may, from time to time, alter, amend, suspend, or discontinue the Plan; provided, however, that no such alteration or amendment shall increase the maximum aggregate number of Shares that may be issued under the Plan or change the designation of the corporations or class of corporations whose Employees may participate in the Plan without the approval of the shareholders within 12 months before or after such action of the Board or the Committee.

(b) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employment of the Company or any Subsidiary. Further, the Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or claim under the Plan, unless otherwise expressly provided in the Plan.

(c) No Rights as Shareholder. Subject to the provisions of the Plan, no Participant or holder or beneficiary of any purchase shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such Shares have been purchased pursuant to Section 6(g) hereof.

(d) Obligatory Status. Participation in the Plan shall impose no obligation upon a Participant to purchase any Shares under the Plan.

(e) Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to purchases under the Plan will be used for general corporate purposes.

(f) Severability. If any provision of the Plan becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person, or would disqualify the Plan or any purchase under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Plan shall remain in full force and effect.

(g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

(h) Other Laws. The Committee may refuse to issue or transfer any Shares if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the purchase of such Shares shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Plan provision shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. Any payroll deductions credited to a Participant’s account which are not sufficient to purchase a full Share shall in the discretion of the Committee be retained in the Participant’s recordkeeping account for the subsequent Offering Period, subject to early withdrawal by the Participant as provided in Section 6(f) hereof, or distributed as a cash payment on the Purchase Date.

(j) Shareholder Approval. This Plan shall not be effective until approved by the shareholders of the Company as provided in Section 423(b)(2) of the Code and the regulations thereunder.

(k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 12.

Term of the Plan.

(a) Effective Date. The Plan shall be effective as of February 25, 2009, provided it has been approved by the Company’s shareholders.

(b) Expiration Date. The Plan shall terminate, subject to the provisions of Sections 4(d) and 11(a) above, coincident with the completion of any Offering Period under which the limitation on the total number of Shares in Section 4(a) above has been reached.

002CS-18172

.NNNNNNNNNNNN000004000000000.000000 ext000000000.000000 ext NNNNNNNNN000000000.000000 ext000000000.000000 extMR A SAMPLEDESIGNATION (IF ANY)000000000.000000 ext000000000.000000 extADD 1Electronic Voting InstructionsADD 2ADD 3You can vote by Internet or telephone! ADD 4Available 24 hours a day, 7 days a week!ADD 5Instead of mailing your proxy, you may choose one of the two voting ADD 6methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by 10:00 a.m., Eastern Daylight Time, on April 30, 2009.Vote by Internet• Log on to the Internet and go to www.envisionreports.com/USU• Follow the steps outlined on the secured website.Vote by telephone• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.Using a black ink pen, mark your votes with an X as shown inX• Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas.Annual Meeting Proxy Card123456 C0123456789 123453IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3A Proposals — The Board of Directors recommends a vote FOR each of the listed nominees and FOR Proposals 2, 3 and 4.1. Election of Directors:For WithholdFor WithholdFor Withhold+01 — James R. Mellor02 — Michael H. Armacost03 - Joyce F. Brown04 — Joseph T. Doyle05 — H. William Habermeyer06 — John R. Hall07 — William J. Madia08 — W. Henson Moore09 — Joseph F. Paquette, Jr.10 — John K. WelchFor Against AbstainFor Against Abstain2. The approval of the proposed USEC Inc. 2009 Equity3. The approval of the proposed USEC Inc. 2009 Employee Incentive Plan.Stock Purchase Plan.4. To ratify the appointment of PricewaterhouseCoopers LLP as USEC’s independent auditors for 2009.B Non-Voting ItemsChange of Address — Please print new address below.C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDNNNNNNN1 U P X0 2 1 0 7 3 1MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

.3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3Proxy — USEC Inc.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF USEC INC. FOR THE 2009 ANNUAL MEETING OF USEC SHAREHOLDERSJames R. Mellor, John K. Welch and Peter B. Saba, or any of them, each with full power of substitution, are hereby authorized to vote the undersigned’s shares of common stock, par value $0.10 per share, of USEC Inc. (“USEC”) at the 2009 Annual Meeting of Shareholders of USEC, scheduled to be held on Thursday, April 30, 2009, at 10:00 a.m., local time, at the Bethesda Marriott Suites, 6711 Democracy Boulevard, Bethesda, MD 20817, and at any and all adjournments, postponements, continuations or reschedulings thereof (the “Annual Meeting”), upon the matters set forth in the Proxy Statement furnished by USEC (the “Proxy Statement”) and upon such other matters as may properly come before the Annual Meeting, voting as specified on this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” THE PROPOSED USEC INC. 2009 EQUITY INCENTIVE PLAN, “FOR” THE PROPOSED USEC INC. 2009 EMPLOYEE STOCK PURCHASE PLAN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, POSTAGE-PREPAID, BUSINESS REPLY ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF SUCH ENVELOPE IS MAILED IN THE UNITED STATES.(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)